FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-228697-01

April 10, 2019

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$661,965,089

(Approximate Initial Mortgage Pool Balance)

$586,666,559

(Approximate Offered Certificate Balance)

CF 2019-CF1

CCRE Commercial Mortgage Securities, L.P.

Depositor

Cantor Commercial Real Estate Lending, L.P.

 Starwood Mortgage Capital LLC

KeyBank National Association

 CIBC Inc.

Sponsors and Mortgage Loan Sellers

Cantor Fitzgerald & Co.	KeyBanc Capital Markets	Deutsche Bank Securities
Joint Bookrunning Managers and Co-Lead Managers

CIBC World Markets	Drexel Hamilton	CastleOak Securities, L.P.
Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com.

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the preliminary prospectus included as part of our Registration Statement (SEC File No. 333-228697) (the “Preliminary Prospectus”) anticipated to be dated April 11, 2019. The Preliminary Prospectus contains material information that is not contained in this Term Sheet (including without limitation a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors” in the Preliminary Prospectus). The Preliminary Prospectus is available upon request from Cantor Fitzgerald & Co., Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc., CIBC World Markets Corp., CastleOak Securities, L.P. and Drexel Hamilton, LLC. This Term Sheet is subject to change.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the Mortgage Loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this Term Sheet may not pertain to any securities that will actually be sold. The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options). Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only. Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Cantor Fitzgerald & Co., Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc., CIBC World Markets Corp., CastleOak Securities, L.P. or Drexel Hamilton, LLC provides accounting, tax or legal advice.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus).  See also “Legal Investment” in the Preliminary Prospectus.

Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

CF 2019-CF1 Mortgage Trust
KEY FEATURES OF SECURITIZATION

Offering Terms:
Joint Bookrunners and Co-Lead Managers:	Cantor Fitzgerald & Co., Deutsche Bank Securities Inc. and KeyBanc Capital Markets Inc.
Co-Managers:	CIBC World Markets Corp., CastleOak Securities, L.P. and Drexel Hamilton, LLC
Mortgage Loan Sellers:	Cantor Commercial Real Estate Lending, L.P. (“CCRE”) (58.2%), Starwood Mortgage Capital LLC (“SMC”) (21.4%), KeyBank National Association (“KeyBank”) (15.4%) and CIBC Inc. (“CIBC”) (5.0%)
Rating Agencies:	Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (“S&P”)
Master Servicer:	KeyBank National Association
Special Servicers:	LNR Partners, LLC (“LNR”) with respect to the Mortgage Loans (other than any Non-Serviced Loan, Excluded Special Servicer Mortgage Loan and the 65 Broadway Whole Loan); Trimont Real Estate Advisors, LLC with respect to the 65 Broadway Whole Loan; and KeyBank National Association with respect to the Irving Market Center Mortgage Loan (which is an Excluded Special Servicer Mortgage Loan).
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Risk Retention Consultation Party:	Expected to be LNR Securities Holdings, LLC
U.S Credit Risk Retention:

SMC is expected to act as the “Retaining Sponsor” for the securitization constituted by the issuance of the Pooled Certificates and intends to satisfy the U.S. credit risk retention requirements through (i) the purchase by Starwood Conduit CMBS Vertical Retention I LLC, a “majority-owned affiliate” of SMC, of an “eligible vertical interest”, in the form of Pooled Certificates representing approximately 1.1% of the Certificate Balance, Notional Amount or Percentage Interest, as applicable, of each Class of Pooled Certificates (collectively, the “VRR Interest”) and (ii) the purchase by Starwood Conduit CMBS Horizontal CF 2019-CF1 LLC, a “majority-owned affiliate” of SMC, of an “eligible horizontal residual interest”, in the form of the Class NR-RR Certificates (excluding the portion comprising the VRR Interest) (the “HRR Interest”), representing approximately 3.9% of the aggregate fair value of the Pooled Certificates. See “Credit Risk Retention” in the Preliminary Prospectus.

For additional information regarding the manner by which SMC, as Retaining Sponsor, intends to satisfy the U.S. credit risk retention requirements, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Trustee:	Citibank, N.A.
Certificate Administrator:	Citibank, N.A.
Initial Controlling Class Representative:	LNR Securities Holdings, LLC (or its affiliate)
Determination Date:	The 11th day of each month, or if such 11th day is not a business day, the following business day, commencing in May 2019.
Distribution Date:	4th business day following the Determination Date in each month, commencing in May 2019.
Cut-off Date:	The Due Date in April 2019 for each Mortgage Loan (or, in the case of any Mortgage Loan that has its first Due Date in May 2019, the date that would have been its Due Date in April 2019 if a monthly debt service payment were scheduled to be due in that month).
Settlement Date:	On or about April 30, 2019.
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	The Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	May 2052
Minimum Denominations:	$10,000 for the Offered Certificates (or $1,000,000 with respect to the Class X-A and Class X-B Certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF1 Mortgage Trust
TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Pool Balance
Cantor Commercial Real Estate Lending, L.P.(1)	15	24	$367,830,666	55.6%
Starwood Mortgage Capital LLC	10	11	141,780,000	21.4
KeyBank National Association	5	15	84,500,000	12.8
Cantor Commercial Real Estate Lending, L.P. and KeyBank National Association	1	3	35,000,000	5.3
CIBC Inc.	6	7	32,854,423	5.0
Total:	37	60	$661,965,089	100.0%

(1)	Five of the Mortgage Loans being sold into the CF 2019-CF1 Mortgage Trust by CCRE have been or will be purchased by CCRE or an affiliate prior to the Closing Date from Deutsche Bank AG, acting through its New York Branch (“DBNY”) or its affiliate. Three of those Mortgage Loans were originated by DBNY or its affiliate, German American Capital Corporation (either directly or, in some case, through table funding arrangements). One of those Mortgage Loans was originated by JPMorgan Chase Bank, National Association (“JPMCB”). One of those Mortgage Loans was originated by Greystone Servicing Corporation, Inc.

Mortgage Pool Characteristics:
Initial Outstanding Pool Balance:	$661,965,089
Number of Mortgage Loans:	37
Number of Mortgaged Properties:	60
Average Mortgage Loan Cut-off Date Balance:	$17,890,948
Average Mortgaged Property Cut-off Date Balance:	$11,032,751
Weighted Average Mortgage Rate:	4.8368%
Weighted Average Mortgage Loan Original Term to Maturity or ARD (months):	113
Weighted Average Mortgage Loan Remaining Term to Maturity or ARD (months):	112
Weighted Average Mortgage Loan Seasoning (months):	1
% of Mortgage Loans Secured by Properties Leased to a Single Tenant:	8.0%
Credit Statistics(1):
Weighted Average Mortgage Loan U/W NCF DSCR:	2.04x
Weighted Average Mortgage Loan Cut-off Date LTV(2):	57.2%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(2):	54.2%
Weighted Average U/W NOI Debt Yield(2):	11.2%
Amortization Overview:
% Mortgage Loans with Amortization through Maturity or ARD:	7.6%
% Mortgage Loans with Interest Only through Maturity or ARD:	63.3%
% Mortgage Loans with Interest Only followed by Amortization through Maturity or ARD:	29.1%
Weighted Average Remaining Amortization Term (months)(3):	358
Loan Structural Features:
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	83.3%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(4):	73.3%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	54.6%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(5):	75.1%
% Mortgage Loans with Upfront Engineering Reserves:	39.2%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	58.9%
% Mortgage Loans with In Place Hard Lockboxes:	44.1%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.00x:	96.9%
% Mortgage Loans with Defeasance Only after a Lockout Period and Prior to an Open Period:	95.4%
% Mortgage Loans with Prepayment Only with a Yield Maintenance Charge after a Lockout Period and Prior to an Open Period:	1.2%
% Mortgage Loans with Prepayment Only with Defeasance or a Yield Maintenance Charge after a Lockout Period and Prior to an Open Period:	3.4%

(1)	The LTV, DSCR and Debt Yield calculations include any related Pari Passu Companion Loan(s) and exclude any related Subordinate Companion Loan(s) and/or mezzanine loan(s) unless otherwise specified.

(2)	Unless otherwise indicated in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” or “Maturity Date or ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus, the related Cut-off Date LTV Ratio or Maturity Date or ARD LTV Ratio, as applicable, has been calculated using the “as-is” appraised value. However, with respect to six (6) Mortgage Loans (26.7%), the related Cut-off Date LTV Ratios and/or Maturity Date or ARD LTV Ratios have been calculated using “as-stabilized”, “as-complete”, portfolio premium or similar hypothetical values. In addition, in the case of one (1) Mortgage Loan (3.0%), the related Cut-off Date LTV Ratio was calculated based on the Cut-off Date Balance less a related earnout or holdback reserve, divided by the related “as is” appraised value. In the case of one (1) Mortgage Loan (3.0%), the related U/W NOI Debt Yield was calculated based on the Cut-off Date Balance less a related earnout or holdback reserve. Such Mortgage Loans are identified in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “UW NOI Debt Yield”, as applicable, under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(3)	Excludes Mortgage Loans which are interest only for the full loan term.

(4)	Includes FF&E Reserves.

(5)	Represents the percent of the allocated initial outstanding principal balance of retail, office, industrial and mixed use properties only.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF1 Mortgage Trust
STRUCTURE SUMMARY

OFFERED CERTIFICATES

Class(1)	Ratings (Fitch/KBRA/S&P)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Available Certificate Balance or Notional Amount(2)	Approximate Initial Retained Certificate Balance or Notional Amount(2)(3)	Approximate Initial Subordination Levels(4)	Expected Weighted Average Life (years)(5)	Expected Principal Window (months)(5)	Certificate Principal to Value Ratio(6)	Underwritten NOI Debt Yield(7)
A-1	AAAsf/AAA(sf)/AAA(sf)	$9,039,000		$8,683,000	$356,000	30.000%	2.98	1 - 59	40.0%	16.0%
A-2	AAAsf/AAA(sf)/AAA(sf)	$47,743,000		$45,866,000	$1,877,000	30.000%	4.95	59 - 60	40.0%	16.0%
A-SB	AAAsf/AAA(sf)/AAA(sf)	$18,934,000		$18,189,000	$745,000	30.000%	7.38	60 - 115	40.0%	16.0%
A-3	AAAsf/AAA(sf)/AAA(sf)	$50,595,000		$48,606,000	$1,989,000	30.000%	6.88	83 - 83	40.0%	16.0%
A-4	AAAsf/AAA(sf)/AAA(sf)	(8)		(8)	(8)	30.000%	(8)	(8)	40.0%	16.0%
A-5	AAAsf/AAA(sf)/AAA(sf)	(8)		(8)	(8)	30.000%	(8)	(8)	40.0%	16.0%
X-A(9)	AAAsf/AAA(sf)/AAA(sf)	$463,375,561	(10)	$445,161,000	$18,214,561	N/A	N/A	N/A	N/A	N/A
X-B(9)	A-sf/AAA(sf)/NR	$123,290,998	(10)	$118,444,000	$4,846,998	N/A	N/A	N/A	N/A	N/A
A-S	AAAsf/AAA(sf)/AA(sf)	$60,404,315		$58,030,000	$2,374,315	20.875%	9.96	120 - 120	45.3%	14.2%
B	AA-sf/AA(sf)/A(sf)	$32,270,798		$31,002,000	$1,268,798	16.000%	9.96	120 - 120	48.0%	13.3%
C	A-sf/A-(sf)/NR	$30,615,885		$29,412,000	$1,203,885	11.375%	9.96	120 - 120	50.7%	12.6%

NON-OFFERED POOLED CERTIFICATES

Class(1)	Ratings (Fitch/KBRA/S&P)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Available Certificate Balance or Notional Amount(2)	Approximate Initial Retained Certificate Balance or Notional Amount(2)(3)	Initial Subordination Levels(4)	Expected Weighted Average Life (years)(5)	Expected Principal Window (months)(5)	Certificate Principal to Value Ratio(6)	Underwritten NOI Debt Yield(7)
X-D(9)	BBB-sf/BBB-(sf)/NR	$33,098,255	(10)	$31,796,000	$1,302,255	N/A	N/A	N/A	N/A	N/A
X-F(9)	BB-sf/BB(sf)/NR	$13,239,301	(10)	$12,718,000	$521,301	N/A	N/A	N/A	N/A	N/A
X-G(9)	B-sf/B(sf)/NR	$6,619,651	(10)	$6,359,000	$260,651	N/A	N/A	N/A	N/A	N/A
D	BBBsf/BBB+(sf)/NR	$19,031,496		$18,283,000	$748,496	8.500%	9.96	120 - 120	52.3%	12.2%
E	BBB-sf/BBB-(sf)/NR	$14,066,759		$13,513,000	$553,759	6.375%	9.99	120 - 121	53.6%	12.0%
F	BB-sf/BB(sf)/NR	$13,239,301		$12,718,000	$521,301	4.375%	10.04	121 - 121	54.7%	11.7%
G	B-sf/B(sf)/NR	$6,619,651		$6,359,000	$260,651	3.375%	10.04	121 - 121	55.3%	11.6%
NR-RR	NR/NR/NR	$22,341,322		$21,463,000	$878,322	0.000%	10.04	121 - 121	57.2%	11.2%
S(11)	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A
R(11)	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A

NON-OFFERED LOAN-SPECIFIC CERTIFICATES

Class(1)(12)	Ratings (Fitch/KBRA/S&P)	Approximate Initial Certificate Balance or Notional Amount(2)		Initial Subordination Levels(4)		Expected Weighted Average Life (years)(5)	Expected Principal Window (months)(5)	Certificate Principal to Value Ratio(13)	Underwritten NOI Debt Yield(14)
65B-A	NR/NR/A-(sf)	$15,698,000		53.005%		4.96	60-60	33.1%	13.0%
65B-B	NR/NR/BBB-(sf)	$10,481,000		46.086%		4.96	60-60	38.0%	11.3%
65B-C	NR/NR/BB-(sf)	$14,240,000		36.687%		4.96	60-60	44.6%	9.6%
65B-D	NR/NR/B-(sf)	$13,784,000		27.589%		4.96	60-60	51.0%	8.4%
65B-E	NR/NR/NR	$35,547,000	(15)	4.125	%(15)	4.96	60-60	67.6%	6.4%
65B-HRR(16)	NR/NR/NR	$6,250,000	(15)	0.000	%(15)	4.96	60-60	70.5%	6.1%
65B-X-1(17)	NR/NR/BBB-(sf)	$26,179,000	(18)	N/A		N/A	N/A	N/A	N/A
65B-X-2(17)	NR/NR/B-(sf)	$28,024,000	(18)	N/A		N/A	N/A	N/A	N/A

(1)	For any distribution date, the pass-through rate for each Class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR-RR Certificates (collectively, the “Pooled Principal Balance Certificates”, and collectively with the Pooled Class X and Class S Certificates, the “Pooled Certificates”) will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the Mortgage Loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (the “WAC Rate”), (iii) a rate equal to the lesser of a specified per annum rate and the WAC Rate, or (iv) the WAC Rate less a specified percentage, but no less than 0.000%. The 65 Broadway Subordinate Companion Loan (the “Trust Subordinate Companion Loan”) to the 65 Broadway Mortgage Loan will not be taken into account in determining pass-through rates on the Pooled Principal Balance Certificates. The pass-through rates for the Class 65B-A, Class 65B-B, Class 65B-C, Class 65B-D, Class 65B-E and Class 65B-HRR Certificates (the “Loan-Specific Principal Balance Certificates” and, together with the Pooled Principal Balance Certificates, the “Principal Balance Certificates”), in each case, will generally equal one of the following per annum rates: (i) a fixed rate, (ii) the net mortgage rate on the Trust Subordinate Companion Loan, (iii) the lesser of a specified rate and the net mortgage rate on the Trust Subordinate Companion Loan, or (iv) the net mortgage rate on the Trust Subordinate Companion Loan less a specified rate. See “Description of the Certificates—Distributions—Pass-Through Rates” in the Preliminary Prospectus.

(2)	Approximate; subject to a permitted variance of plus or minus 5%, including in connection with any variation in the Certificate Balances and Notional Amounts of the Classes comprising the VRR Interest following the calculation of the actual fair value of the ABS interests (as such term is defined in Regulation RR) consisting of the Pooled Certificates issued by the issuing entity, and further subject to any variation in the Certificate Balances of the Class A-4 Certificates and the Class A-5 Certificates, as described in footnote (8) below. The Notional Amounts of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates (collectively the “Pooled Class X Certificates”) may vary depending upon the final pricing of the Classes of Pooled Principal Balance Certificates whose Certificate Balances comprise such Notional Amounts, and, if as a result of such pricing (a) the pass-through rate of any Class of Pooled Class X Certificates would be equal to zero at all times, such Class of Pooled Class X Certificates will not be issued on the Closing Date or (b) the pass-through rate of any class of Pooled Principal Balance Certificates whose Certificate Balance comprises such Notional Amount is equal to the WAC Rate, the Certificate Balance of such Class of Pooled Principal Balance Certificates may not be part of, and reduce accordingly, such Notional Amount of the related Pooled Class X Certificates. The Notional Amount of the Class 65B-X-1 and Class 65B-X-2 certificates (collectively, the “Loan-Specific Class X Certificates” and, together with the Loan-Specific Principal Balance Certificates, the “Loan-Specific Certificates”) may each vary depending upon the final pricing of the Loan Specific Principal Balance Certificates whose Certificate Balances comprise such Notional Amount, and, if as a result of such pricing (a) the pass-through rate of any Class of Loan-Specific Class X Certificates would be equal to zero at all times, such Class of Loan-Specific Class X Certificates will not be issued on the Closing Date or (b) the pass-through rate of any Class of Loan Specific Principal Balance Certificates whose Certificate Balance comprises such Notional Amount is equal to the net mortgage rate on the Trust Subordinate Companion Loan, the Certificate Balance of such Class of Loan Specific Principal Balance Certificates may not be part of, and reduce accordingly, the Notional Amount of such related Class of Loan-Specific Class X Certificates.

(3)	On the Closing Date, Starwood Mortgage Capital LLC, as “retaining sponsor” (as such term is defined in Regulation RR) for the securitization constituted by the issuance of the Pooled Certificates, is expected to cause two separate majority-owned affiliates to purchase (i) the VRR Interest in the form of certificates representing approximately 1.1% of the initial Certificate Balance, Notional Amount or Percentage Interest, as applicable, of each Class of Pooled Certificates, as set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount”, and (ii) the HRR Interest in the form of the Class NR-RR Certificates (excluding the portion comprising the VRR Interest), representing approximately 3.9% of the aggregate fair value of the Pooled Certificates. See “Credit Risk Retention” in the Preliminary Prospectus.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF1 Mortgage Trust
STRUCTURE SUMMARY

(4)	The approximate initial subordination levels set forth for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates are represented in the aggregate. The approximate initial subordination levels for each Class of Pooled Principal Balance Certificates does not include the subordination provided by the Trust Subordinate Companion Loan. None of the Loan-Specific Certificates will provide credit support to any other Class of Certificates except to the extent of the subordination of the Trust Subordinate Companion Loan (in which the Loan-Specific Certificates each represent an interest) to the 65 Broadway Mortgage Loan. The initial subordination levels of the Loan-Specific Certificates are based on the 65 Broadway Whole Loan.

(5)	The expected weighted average life and expected principal window set forth in the foregoing table with respect to each Class of Certificates having a Certificate Balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the Mortgage Loans (or, in the case of the Loan-Specific Certificates, the Trust Subordinate Companion Loan) and that there are no extensions or forbearances of the maturity dates or anticipated repayment dates of the Mortgage Loans (or, in the case of the Loan-Specific Certificates, the Trust Subordinate Companion Loan).

(6)	“Certificate Principal to Value Ratio” for any Pooled Principal Balance Certificate is calculated as the product of (a) the weighted average mortgage loan Cut-off Date LTV of the Mortgage Pool rounded to one decimal place (of 57.2%), multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related Class of Pooled Principal Balance Certificates and all other Classes of Pooled Principal Balance Certificates, if any, that are senior to such Class, and the denominator of which is the total initial Certificate Balance of all Pooled Principal Balance Certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates are calculated in the aggregate for those Classes as if they were a single Class.

(7)	“Underwritten NOI Debt Yield” for any Class of Pooled Principal Balance Certificates is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the Mortgage Pool rounded to one decimal place (of 11.2%), multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all Pooled Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of the related Class of Pooled Principal Balance Certificates and all other Classes of Pooled Principal Balance Certificates, if any, that are senior to such Class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates are calculated in the aggregate for those Classes as if they were a single Class.

(8)	The exact initial Certificate Balances of the Class A-4 and Class A-5 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial Certificate Balances, weighted average lives and principal windows of the Class A-4 and Class A-5 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balances of the Class A-4 and Class A-5 Certificates is expected to be approximately $337,064,561, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balances	Expected Range of Initial Available Certificate Balances	Expected Range of Initial Retained Certificate Balances	Expected Range of Weighted Average Life (years)	Expected Range of Principal Windows (months)
Class A-4	$78,000,000- $154,167,000	$74,934,000 - $148,108,000	$3,066,000 - $6,059,000	9.66 – 9.71	115-117 / 115-118
Class A-5	$182,897,561 - $259,064,561	$175,709,000 - $248,883,000	$7,188,561 - $10,181,561	9.89 – 9.85	118-120 / 117-120

(9)	As further described in the Preliminary Prospectus, the pass-through rate for each Class of Pooled Class X Certificates will generally be a per annum rate equal to the excess, if any, of (i) the WAC Rate as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the Class or Classes of Corresponding Pooled Principal Balance Certificates as in effect from time to time, as described in the Preliminary Prospectus. The Trust Subordinate Companion Loan will not be taken into account in determining pass-through rates on the Pooled Class X Certificates. See “Description of the Certificates—Distributions—Pass-Through Rates” in the Preliminary Prospectus.

(10)	The Pooled Class X Certificates will not have Certificate Balances and will not be entitled to receive distributions of principal. Interest will accrue on each Class of Pooled Class X Certificates at the related pass-through rate based upon the related Notional Amount. The Notional Amount of each Class of the Pooled Class X Certificates will be equal to the Certificate Balance or the aggregate of the Certificate Balances, as applicable, from time to time of the Class or Classes of the Pooled Principal Balance Certificates identified in the same row as such Class of Pooled Class X Certificates in the chart below (as to such Class of Pooled Class X Certificates, the “Corresponding Pooled Principal Balance Certificates”):

Pooled Class X Certificates	Class(es) of Corresponding Pooled Principal Balance Certificates
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5
Class X-B	Class A-S, Class B and Class C
Class X-D	Class D and Class E
Class X-F	Class F
Class X-G	Class G

(11)	Neither the Class S Certificates nor the Class R Certificates will have a Certificate Balance, Notional Amount , pass-through rate, rating or rated final distribution date. Excess interest accruing after the related anticipated repayment date on any Mortgage Loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S Certificates as set forth in “Description of the Certificates—Distributions—Excess Interest” in the Preliminary Prospectus. The Class R Certificates will represent the residual interests in each of three separate REMICs, as further described in the Preliminary Prospectus. The Class R Certificates will not be entitled to distributions of principal or interest. The Class S Certificates will not be entitled to distributions of principal or interest other than excess interest.

(12)	The Loan-Specific Certificates will only be entitled to receive distributions from, and will only incur losses with respect to, the Trust Subordinate Companion Loan. The Trust Subordinate Companion Loan will be included as an asset of the issuing entity but will not be part of the Mortgage Pool backing the Pooled Certificates. No Class of Pooled Certificates will have any interest in the Trust Subordinate Companion Loan. See “Description of the Mortgage Pool—The Whole Loans—The 65 Broadway Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

(13)	“Certificate Principal to Value Ratio” for any Class of Loan-Specific Principal Balance Certificates is calculated as the product of (a) the 65 Broadway Whole Loan Cut-off Date LTV, multiplied by (b) a fraction, (x) the numerator of which is the sum of (i) the initial Certificate Balance of such Class of Loan-Specific Principal Balance Certificates and all other Classes of Loan-Specific Principal Balance Certificates, if any, that are senior to such Class and (ii) the principal balance as of the Cut-off Date of the 65 Broadway Senior Loans, and (y) the denominator of which is the sum of the initial Certificate Balance of all Classes of Loan-Specific Principal Balance Certificates and the principal balance as of the Cut-off Date of the 65 Broadway Senior Loans.

(14)	“Underwritten NOI Debt Yield” for any Class of Loan-Specific Principal Balance Certificates is calculated as the product of (a) the NOI Debt Yield for the 65 Broadway Whole Loan, multiplied by (b) a fraction, (x) the numerator of which is the sum of the initial Certificate Balance of all Classes of Loan-Specific Principal Balance Certificates and the principal balance as of the Cut-off Date of the 65 Broadway Senior Loans and (y) the denominator of which is the sum of (i) the initial Certificate Balance of such Class of Loan-Specific Principal Balance Certificates and all other Classes of Loan-Specific Principal Balance Certificates, if any, that are senior to such Class and (ii) the principal balance as of the Cut-off Date of the 65 Broadway Senior Loans.

(15)	The approximate initial Certificate Balances of the Class 65B-E and Class 65B-HRR Certificates are estimated based in part on estimated ranges of initial Certificate Balances and estimated fair values, with the ultimate initial Certificate Balances of the Class 65B-E and Class 65B-HRR Certificates determined such that, upon initial issuance, the aggregate fair value of the Class 65B-HRR Certificates will equal at least 5.0% of the estimated fair value of all of the Loan-Specific Certificates. The respective initial Certificate Balances of the Class 65B-E and Class 65B-HRR Certificates and the approximate initial credit support for the Class 65B-E Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class 65B-E and Class 65B-HRR Certificates is expected to be approximately $41,797,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Approximate Initial Credit Support
Class 65B-E	$35,447,000 - $35,647,000	4.059% – 4.191%
Class 65B-HRR	$6,150,000 - $6,350,000	0.0000%

(16)	Cantor Commercial Real Estate Lending, L.P. is the only sponsor (and will act as “retaining sponsor” (as such term is defined in Regulation RR)) with respect to the securitization transaction constituted by the issuance of the Loan-Specific Certificates. In connection therewith, the Class 65B-HRR Certificates (the “HRR Certificates”) will be purchased and retained by a third party purchaser contemplated by Rule 7 of Regulation RR (a “Retaining Third Party Purchaser”), in accordance with the credit risk retention rules applicable to the securitization transaction constituted by the issuance of the Loan-Specific Certificates.

(17)	The pass-through rate applicable to each Class of the Loan-Specific Class X Certificates for each distribution date will equal the weighted average of the respective strip rates (the “Class 65B-X Strip Rate”) at which interest accrues from time to time on the respective components of the Notional Amount of such Loan-Specific Class X Certificates outstanding immediately prior to the related distribution date. Each of those components will have a component notional balance that corresponds to the Certificate Balance of one of the Classes of Corresponding Loan-Specific Principal Balance Certificates. The applicable Class 65B-X Strip Rate with respect to such component for any distribution date will equal the excess, if any, of (a) the net mortgage rate on the Trust Subordinate Companion Loan over (b) the pass-through rate for such distribution date for the applicable Class of Corresponding Loan-Specific Principal Balance Certificates that comprises such component.

(18)	The Loan-Specific Class X Certificates will not have Certificate Balances and will not be entitled to distributions of principal. Interest will accrue on each Class of Loan-Specific Class X Certificates at the related Pass-Through Rate based upon the related Notional Amount. The Notional Amount of each Class of the Loan-Specific Class X Certificates will be equal to the Certificate Balance or the aggregate of the Certificate Balances, as applicable, from time to time of the Class or Classes of the Loan-Specific Principal Balance Certificates identified in the same row as such Class of Loan-Specific Class X Certificates in the chart below (as to such Class of Loan-Specific Class X Certificates, the “Corresponding Loan-Specific Principal Balance Certificates”).

Class of Loan-Specific Class X Certificates	Class(es) of Corresponding Loan-Specific Principal Balance Certificates
Class 65B-X-1	Class 65B-A and Class 65B-B
Class 65B-X-2	Class 65B-C and Class 65B-D

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF1 Mortgage Trust
STRUCTURE SUMMARY

Class A-2 Principal Paydown
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Property Type	Approx. Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield	% of Class A-2 Certificate Balance
4	CCRE	65 Broadway	Office	$40,000,000	60	25.8%	3.30x	16.7%	83.8%
31	CIBC	Fairfield Inn & Suites Marion	Hospitality	$4,894,423	59	61.2%	1.90x	15.7%	10.3%
37	CIBC	1021-1051 Tower Boulevard	Multifamily	$2,850,000	60	70.4%	1.56x	12.7%	6.0%

Class A-3 Principal Paydown
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Property Type	Approx. Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield	% of Class A-3 Certificate Balance
1	CCRE	625 North Michigan Avenue	Office	$50,595,115	83	63.5%	2.00x	10.6%	100.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller(s)	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Rooms/NRA/Units(1)	Cut-off Date LTV Ratio(1)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)
625 North Michigan Avenue	CCRE	Chicago, IL	Office	$50,595,115	7.6%	$175	63.5%	2.00x	10.6%
3 Columbus Circle	CCRE	New York, NY	Office	$50,000,000	7.6%	$650	45.4%	2.91x	12.3%
SSTII Self Storage Portfolio II	KeyBank	Various, Various	Self Storage	$46,800,000	7.1%	$130	59.4%	1.74x	8.9%
65 Broadway	CCRE	New York, NY	Office	$40,000,000	6.0%	$156	25.8%	3.30x	16.7%
Fairfax Multifamily Portfolio	CCR / KeyBank	Various, VA	Multifamily	$35,000,000	5.3%	$97,701	33.8%	3.02x	14.3%
AC by Marriott San Jose	CCRE	San Jose, CA	Hospitality	$35,000,000	5.3%	$285,714	59.7%	2.05x	11.4%
Amazon Distribution Livonia	CCRE	Livonia, MI	Industrial	$34,000,000	5.1%	$34	38.9%	3.48x	13.5%
Atrium Two	CCRE	Cincinnati, OH	Office	$30,000,000	4.5%	$85	73.0%	1.52x	11.4%
Village at Camp Bowie	SMC	Fort Worth, TX	Mixed Use	$28,500,000	4.3%	$159	61.6%	2.11x	10.7%
Irving Market Center	SMC	Irving, TX	Retail	$22,500,000	3.4%	$99	63.4%	1.74x	11.6%
Top 10 Total/Weighted Average				$372,395,115	56.3%		51.7%	2.42x	12.1%
Non-Top 10 Total/Weighted Average(2)				$289,569,974	43.7%		64.1%	1.55x	10.1%
(1)	With respect to each Mortgage Loan that is part of a Whole Loan (as identified in the table “Whole Loan Control Notes and Non-Control Notes” below), the Cut-off Date Balance Per Rooms/NRA/Units, U/W NCF DSCR, Cut-off Date LTV Ratio and U/W NOI Debt Yield calculations include the related Pari Passu Companion Loan(s) but exclude any subordinate notes, unless otherwise specified.

(2)	Excludes the ten largest Mortgage Loans.

Distribution of Cut-off Date Balances(1)
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)
$2,850,000	-	$9,999,999	16	$92,151,256	13.9%	5.1399%	114	1.71x	63.2%	57.7%
$10,000,000	-	$19,999,999	7	$113,018,718	17.1%	5.1668%	119	1.52x	64.6%	59.4%
$20,000,000	-	$29,999,999	6	$135,400,000	20.5%	4.9360%	119	1.62x	63.7%	59.7%
$30,000,000	-	$39,999,999	4	$134,000,000	20.2%	4.5857%	119	2.55x	50.6%	48.1%
$40,000,000	-	$50,595,115	4	$187,395,115	28.3%	4.5965%	96	2.46x	49.6%	49.6%
Total/Weighted Average			37	$661,965,089	100.0%	4.8368%	112	2.04x	57.2%	54.2%

Distribution of Mortgage Rates(1)
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)
3.7300%	-	3.7499%	1	$34,000,000	5.1%	3.7300%	121	3.48x	38.9%	38.9%
3.7500%	-	4.2499%	1	$50,000,000	7.6%	3.9140%	119	2.91x	45.4%	45.4%
4.2500%	-	4.7499%	5	$144,595,115	21.8%	4.6419%	106	2.23x	55.7%	54.5%
4.7500%	-	5.2499%	21	$353,613,718	53.4%	5.0098%	112	1.82x	59.6%	55.2%
5.2500%	-	6.1500%	9	$79,756,256	12.0%	5.4732%	112	1.52x	64.1%	61.0%
Total/Weighted Average			37	$661,965,089	100.0%	4.8368%	112	2.04x	57.2%	54.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Property Type Distribution(1)(4)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units/Rooms/ NRA/Pads	Weighted Averages
					Cut-off Date Balance per Room/Unit/NRA/ Pad	Mortgage Rate	Stated Remaining Term (Mos.) (2)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)
Office	9	$215,200,115	32.5%	2,917,912	$272	4.6840%	99	95.4%	2.34x	53.4%	51.0%
CBD	4	$170,595,115	25.8%	2,054,387	$294	4.5671%	94	95.4%	2.49x	51.0%	49.1%
Suburban	4	$37,000,000	5.6%	848,025	$124	5.1992%	118	94.3%	1.81x	62.1%	58.3%
Medical	1	$7,605,000	1.1%	15,500	$491	4.8000%	120	100.0%	1.50x	65.0%	59.8%
Multifamily	19	$115,121,833	17.4%	2,878	$86,271	5.0483%	117	94.3%	1.85x	56.0%	51.5%
Garden	19	$115,121,833	17.4%	2,878	$86,271	5.0483%	117	94.3%	1.85x	56.0%	51.5%
Mixed Use	4	$72,350,000	10.9%	344,389	$278	4.9868%	120	95.6%	1.77x	61.3%	61.3%
Retail/Office	3	$67,150,000	10.1%	321,960	$282	4.9819%	120	95.3%	1.77x	61.5%	61.5%
Office/Retail	1	$5,200,000	0.8%	22,429	$232	5.0500%	120	100.0%	1.77x	58.4%	58.4%
Retail	6	$72,018,718	10.9%	553,125	$144	4.8535%	120	96.9%	1.65x	64.3%	57.0%
Anchored	3	$61,468,718	9.3%	495,741	$134	4.8078%	120	96.3%	1.54x	65.8%	57.6%
Unanchored	3	$10,550,000	1.6%	57,384	$204	5.1201%	120	100.0%	2.28x	55.8%	53.8%
Hospitality	5	$64,574,423	9.8%	680	$184,772	5.0339%	115	76.3%	2.05x	60.6%	56.4%
Select Service	1	$35,000,000	5.3%	210	$285,714	4.9300%	120	80.7%	2.05x	59.7%	59.7%
Limited Service	3	$21,644,423	3.3%	363	$62,088	5.2326%	106	72.5%	1.94x	62.8%	54.2%
Full Service	1	$7,930,000	1.2%	107	$74,112	4.9500%	120	66.9%	2.34x	58.7%	48.2%
Self Storage	11	$49,800,000	7.5%	852,447	$151	5.0151%	118	88.5%	1.72x	60.1%	59.5%
Industrial	1	$34,000,000	5.1%	1,009,292	$34	3.7300%	121	100.0%	3.48x	38.9%	38.9%
Warehouse/Distribution	1	$34,000,000	5.1%	1,009,292	$34	3.7300%	121	100.0%	3.48x	38.9%	38.9%
Manufactured Housing	3	$19,500,000	2.9%	806	$26,829	5.1005%	119	75.5%	1.33x	66.9%	60.3%
Other	2	$19,400,000	2.9%	213,415	$112	5.2150%	120	0.0%	1.36x	66.7%	66.7%
Leased Fee	2	$19,400,000	2.9%	213,415	$112	5.2150%	120	0.0%	1.36x	66.7%	66.7%
Total/Weighted Average	60	$661,965,089	100.0%			4.8368%	112	92.6%	2.04x	57.2%	54.2%

Geographic Distribution(1)(4)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)
New York	4	$112,650,000	17.0%	4.5717%	98	2.73x	42.0%	42.0%
New York City	4	$112,650,000	17.0%	4.5717%	98	2.73x	42.0%	42.0%
Texas	3	$57,300,000	8.7%	4.6953%	119	2.03x	61.0%	58.0%
Illinois	2	$55,489,538	8.4%	4.7270%	81	1.99x	63.3%	62.8%
Virginia	4	$55,000,000	8.3%	4.8136%	118	2.54x	43.2%	43.2%
Pennsylvania	3	$53,635,385	8.1%	4.9845%	120	1.41x	67.0%	60.9%
California	3	$43,027,439	6.5%	4.9491%	120	2.00x	59.5%	59.5%
Northern(5)	2	$37,827,439	5.7%	4.9352%	120	2.03x	59.7%	59.7%
Southern(5)	1	$5,200,000	0.8%	5.0500%	120	1.77x	58.4%	58.4%
Florida	6	$37,371,429	5.6%	4.9794%	120	1.64x	60.8%	58.1%
Michigan	2	$37,000,000	5.6%	3.8532%	121	3.32x	41.5%	40.7%
Ohio	3	$36,490,000	5.5%	5.1478%	112	1.50x	72.3%	61.9%
Delaware	4	$21,750,000	3.3%	5.4944%	117	1.84x	59.9%	59.0%
Oregon	1	$15,500,000	2.3%	4.9500%	119	1.33x	57.4%	50.8%
Indiana	4	$14,360,000	2.2%	5.1112%	118	1.48x	69.2%	59.6%
Georgia	4	$13,950,000	2.1%	5.1151%	120	1.36x	65.1%	57.0%
Missouri	2	$13,555,556	2.0%	5.3500%	117	1.28x	67.1%	63.6%
Utah	1	$13,500,000	2.0%	5.0000%	119	1.93x	65.5%	56.7%
Nevada	3	$12,252,234	1.9%	5.0000%	118	1.74x	59.4%	59.4%
South Carolina	3	$11,769,691	1.8%	5.0768%	118	1.61x	63.7%	61.5%
Mississippi	1	$11,500,000	1.7%	5.0500%	120	1.49x	69.3%	57.1%
Massachusetts	1	$11,339,207	1.7%	5.0000%	118	1.74x	59.4%	59.4%
Wisconsin	1	$7,930,000	1.2%	4.9500%	120	2.34x	58.7%	48.2%
Washington	1	$7,605,000	1.1%	4.8000%	120	1.50x	65.0%	59.8%
Tennessee	1	$6,444,444	1.0%	5.3500%	117	1.28x	67.1%	63.6%
Oklahoma	1	$5,611,833	0.8%	5.5200%	118	1.30x	74.8%	62.7%
New Hampshire	1	$4,733,333	0.7%	5.2150%	120	1.36x	66.7%	66.7%
Kentucky	1	$2,200,000	0.3%	5.0950%	120	1.32x	67.9%	58.9%
Total/Weighted Average	60	$661,965,089	100.0%	4.8368%	112	2.04x	57.2%	54.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date LTV Ratios(1)(3)
						Weighted Averages
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR		Cut-off Date LTV Ratio	Maturity Date or ARD LTV Ratio(2)
25.8%	-	44.9%	3	$109,000,000	16.5%	4.4731%	97	3.27	x	32.5%	32.5%
45.0%	-	49.9%	2	$56,300,000	8.5%	4.0467%	119	2.89	x	45.9%	45.9%
50.0%	-	54.9%	1	$3,250,000	0.5%	5.4500%	120	2.05	x	54.2%	41.2%
55.0%	-	59.9%	9	$165,730,000	25.0%	5.0410%	119	1.80	x	59.2%	57.8%
60.0%	-	64.9%	9	$160,389,538	24.2%	4.8485%	106	1.78	x	62.9%	60.7%
65.0%	-	69.9%	6	$94,405,000	14.3%	5.1309%	119	1.44	x	67.1%	61.0%
70.0%	-	74.8%	7	$72,890,551	11.0%	5.0924%	115	1.44	x	72.8%	62.1%
Total/Weighted Average			37	$661,965,089	100.0%	4.8368%	112	2.04	x	57.2%	54.2%

Distribution of Maturity Date or ARD LTV Ratios(1)(2)(3)
						Weighted Averages
Range of LTV Ratios at Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	Maturity Date or ARD LTV Ratio
25.8%	-	39.9%	3	$109,000,000	16.5%	4.4731%	97	3.27	x	32.5%	32.5%
40.0%	-	49.9%	4	$67,480,000	10.2%	4.2205%	119	2.78	x	47.8%	45.9%
50.0%	-	54.9%	3	$30,300,000	4.6%	5.0640%	120	1.35	x	58.5%	52.6%
55.0%	-	67.0%	27	$455,185,089	68.8%	5.0001%	114	1.68	x	64.4%	60.7%
Total/Weighted Average			37	$661,965,089	100.0%	4.8368%	112	2.04	x	57.2%	54.2%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)
						Weighted Averages
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR		Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)
1.28x	-	1.39x	9	$125,061,833	18.9%	5.2083%	119	1.32	x	65.6%	61.0%
1.40x	-	1.44x	4	$48,728,718	7.4%	4.9523%	119	1.42	x	66.7%	58.7%
1.45x	-	1.54x	4	$52,105,000	7.9%	5.0302%	118	1.51	x	70.9%	60.4%
1.55x	-	1.99x	9	$137,494,423	20.8%	5.0832%	115	1.77	x	61.0%	58.5%
2.00x	-	2.49x	6	$133,275,115	20.1%	4.7473%	106	2.06	x	61.3%	60.4%
2.50x	-	3.48x	5	$165,300,000	25.0%	4.3279%	105	3.14	x	37.0%	37.0%
Total/Weighted Average			37	$661,965,089	100.0%	4.8368%	112	2.04	x	57.2%	54.2%

Original Terms to Maturity or ARD(1)(2)
						Weighted Averages
Original Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(3)
60			3	$47,744,423	7.2%	5.0890%	60	3.05	x	32.1%	31.4%
84			1	$50,595,115	7.6%	4.6300%	83	2.00	x	63.5%	63.5%
120			30	$515,575,551	77.9%	4.8972%	119	1.87	x	59.9%	56.3%
121			3	$48,050,000	7.3%	4.1554%	121	2.88	x	45.4%	44.0%
Total/Weighted Average			37	$661,965,089	100.0%	4.8368%	112	2.04	x	57.2%	54.2%

Distribution of Remaining Terms to Maturity or ARD(1)(2)
						Weighted Averages
Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(3)
59	-	60	3	$47,744,423	7.2%	5.0890%	60	3.05	x	32.1%	31.4%
83	-	83	1	$50,595,115	7.6%	4.6300%	83	2.00	x	63.5%	63.5%
116	-	121	33	$563,625,551	85.1%	4.8340%	119	1.96	x	58.7%	55.3%
Total/Weighted Average			37	$661,965,089	100.0%	4.8368%	112	2.04	x	57.2%	54.2%

Distribution of Underwritten NOI Debt Yields(1)(3)
						Weighted Averages
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR		Cut-off Date LTV Ratio	Maturity Date or ARD LTV Ratio(2)
7.2%	-	8.9%	6	$114,050,000	17.2%	5.1056%	119	1.50	x	62.4%	60.8%
9.0%	-	10.4%	13	$150,345,551	22.7%	5.0615%	119	1.47	x	65.2%	59.5%
10.5%	-	11.9%	8	$199,845,115	30.2%	4.8691%	110	1.88	x	63.9%	60.6%
12.0%	-	13.4%	2	$52,850,000	8.0%	4.0346%	116	2.84	x	46.7%	46.6%
13.5%	-	17.2%	8	$144,874,423	21.9%	4.6399%	101	2.99	x	39.2%	37.3%
Total/Weighted Average			37	$661,965,089	100.0%	4.8368%	112	2.04	x	57.2%	54.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Amortization Types(1)
				Weighted Averages
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR		Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)
Interest Only	15	$384,945,115	58.2%	4.7972%	108	2.24	x	52.9%	52.9%
Interest Only, then Amortizing	15	$192,865,000	29.1%	5.0413%	118	1.48	x	66.2%	58.9%
Amortizing Balloon	6	$50,154,974	7.6%	5.1046%	113	1.65	x	67.5%	55.9%
Interest Only, ARD	1	$34,000,000	5.1%	3.7300%	121	3.48	x	38.9%	38.9%
Total/Weighted Average	37	$661,965,089	100.0%	4.8368%	112	2.04	x	57.2%	54.2%

Loan Purpose(1)
				Weighted Averages
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR		Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)
Refinance	21	$367,880,000	55.6%	4.9062%	112	1.98	x	55.9%	53.1%
Acquisition	13	$236,435,089	35.7%	4.7144%	110	2.04	x	61.8%	58.0%
Acquisition/Refinance	1	$35,000,000	5.3%	4.6671%	117	3.02	x	33.8%	33.8%
Acquisition/Recapitalization	1	$19,400,000	2.9%	5.2150%	120	1.36	x	66.7%	66.7%
Recapitalization	1	$3,250,000	0.5%	5.4500%	120	2.05	x	54.2%	41.2%
Total/Weighted Average	37	$661,965,089	100.0%	4.8368%	112	2.04	x	57.2%	54.2%

Footnotes:

(1)	With respect to each Mortgage Loan that is part of a Whole Loan (as identified in the table under “Whole Loan Control Notes and Non-Control Notes” below), the U/W NCF DSCR, Cut-off Date LTV Ratio, Maturity Date or ARD LTV Ratio and U/W NOI Debt Yield calculations include the related Pari Passu Companion Loan(s) but exclude any subordinate notes, unless otherwise specified.
(2)	In the case of the Amazon Distribution Livonia Loan, representing 5.1% of the initial pool balance, which has an anticipated repayment date, the Original Term to Maturity or ARD and Maturity Date or ARD LTV Ratios are through the related anticipated repayment date.
(3)	Unless otherwise indicated in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” or “Maturity Date or ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus, the related Cut-off Date LTV Ratio or Maturity Date or ARD LTV Ratio, as applicable, has been calculated using the “as-is” appraised value. However, with respect to six (6) Mortgage Loans (26.7%), the related Cut-off Date LTV Ratios and/or Maturity Date or ARD LTV Ratios have been calculated using “as-stabilized”, “as-complete”, portfolio premium or similar hypothetical values. In addition, in the case of one (1) Mortgage Loan (3.0%), the related Cut-off Date LTV Ratio was calculated based on the Cut-off Date Balance less a related earnout or holdback reserve, divided by the related “as is” appraised value. In the case of one (1) Mortgage Loan (3.0%), the related U/W NOI Debt Yield was calculated based on the Cut-off Date Balance less a related earnout or holdback reserve. Such Mortgage Loans are identified in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “UW NOI Debt Yield”, as applicable, under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.
(4)	Reflects allocated loan amount for properties securing multi-property Mortgage Loans.
(5)	For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

Previous Securitization History(1)

Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Previous Securitization
3 Columbus Circle	CCRE	New York, NY	Office	$50,000,000	7.6%	CGCMT 2015-GC29, COMM 2015-CCRE22, COMM 2015-CCRE23 and WFCM 2015-LC20
Montgomery Commons	SMC	North Wales, PA	Retail	$22,000,000	3.3%	JPMCC 2011-C3
Aloha Mobile Home Park	CIBC	Sarasota, FL	Manufactured Housing	$9,800,000	1.5%	BANC 2016-CRE1
Total				$81,800,000	12.4%

(1)	Includes Mortgaged Properties securing Mortgage Loans for which the most recent prior financing of all or a significant portion of such property was included in a securitization. The table above is based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the depositor, the mortgage loan sellers or any other underwriter.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Whole Loan Control Notes and Non-Control Notes
Mortgaged Property	Mortgage Loan Seller(s)	Mortgage Loan Type	Non-Serviced PSA	Note Name	Control Note / Non-Control Note	Note Type	Note Cut-off Date Balance	Note Holder
3 Columbus Circle	CCRE	Non-Serviced	Benchmark 2019-B10	A-1-1, A-2-1	Non-Control Notes(1)	Pari Passu	$75,000,000	Benchmark 2019-B10
				A-1-2, A-1-3, A-1-4, A-1-5, A-1-6, A-1-7, A-1-8	Non-Control Notes	Pari Passu	$317,500,000	JPMCB
				A-2-4, A-2-5A	Non-Control Notes	Pari Passu	$37,500,000	DBNY
				A-2-2, A-2-3	Non-Control Notes	Pari Passu	$50,000,000	CF 2019-CF1
				A-2-5B	Non-Control Note	Pari Passu	$10,000,000	CCRE
				B-1	Control Note(1)	Subordinate	$51,450,000	Benchmark 2019-B10
				B-2	Non-Control Note	Subordinate	$53,550,000	Benchmark 2019-B10

SSTII Self Storage Portfolio II	KeyBank	Servicing Shift	N/A(2)	A-1	Control Note	Pari Passu	$57,200,000	KeyBank(3)
				A-2, A-3, A-4	Non-Control Notes	Pari Passu	$46,800,000	CF 2019-CF1

65 Broadway	CCRE	Serviced	N/A	A-1	Non-Control Note(4)	Pari Passu	$40,000,000	CF 2019-CF1
				A-2	Non-Control Note	Pari Passu	$15,500,000	CCRE
				B	Control Note(4)	Subordinate	$96,000,000	CF 2019-CF1

Fairfax Multifamily Portfolio	CCRE / KeyBank	Non-Serviced	CFK 2019-FAX	A-1-S, A-2-S	Control Note Non-Control Note	Pari Passu	$15,000,000	CFK 2019-FAX
				A-1-C1, A-1-C2	Non-Control Notes	Pari Passu	$35,000,000	MSC 2019-L2
				A-1-C3, A-1-C4, A-2-C1	Non-Control Notes	Pari Passu	$35,000,000	CF 2019-CF1
				B-1-S, B-2-S	Non-Control Notes	Subordinate	$67,000,000	CFK 2019-FAX

AC by Marriott San Jose	CCRE	Serviced	N/A	A-1	Control Note	Pari Passu	$35,000,000	CF 2019-CF1
				A-2	Non-Control Note	Pari Passu	$25,000,000	CCRE

Atrium Two	CCRE	Serviced	N/A	A-1	Non-Control Note	Pari Passu	$25,500,000	Benchmark 2019-B10
				A-2	Control Note	Pari Passu	$30,000,000	CF 2019-CF1

Stern Multifamily Portfolio	CCRE	Non-Serviced	MSC 2019-L2	A-1, A-2	Control Note, Non-Control Note	Pari Passu	$25,000,000	MSC 2019-L2
				A-3, A-4	Non-Control Notes	Pari Passu	$20,000,000	CF 2019-CF1

Shelbourne Global Portfolio II	CCRE	Non-Serviced	BBCMS 2018-C2	A-1, A-3	Control Note, Non-Control Note	Pari Passu	$25,000,000	BBCMS 2018-C2
				A-2	Non-Control Note	Pari Passu	$12,500,000	CCRE
				A-4, A-5, A-6	Non-Control Notes	Pari Passu	$17,500,000	CF 2019-CF1

(1)	With respect to the 3 Columbus Circle Whole Loan, the initial Control Note is Note B-1, so long as no 3 Columbus Circle Control Appraisal Period has occurred and is continuing. If and for so long as a 3 Columbus Circle Control Termination Event has occurred and is continuing, then the Control Note will be the Note A-1-1. See “Description of the Mortgage Pool—The Whole Loans—The 3 Columbus Circle Pari Passu-AB Whole Loan”. The 3 Columbus Circle Whole Loan will be serviced under the Benchmark 2019-B10 PSA.

(2)	Prior to the applicable Servicing Shift Securitization Date, the related Whole Loans will be serviced under the PSA for this transaction. From and after the related Servicing Shift Securitization Date, the related Servicing Shift Whole Loan will be serviced under the related servicing shift pooling and servicing agreement.

(3)	The servicing of the Servicing Shift Whole Loan will be transferred on the related Servicing Shift Securitization Date. The initial Controlling Holder of the SSTII Self Storage Portfolio II Whole Loan is KeyBank National Association, as holder of the related Controlling Companion Loan. After the related Servicing Shift Securitization Date, the Controlling Holder of such Servicing Shift Whole Loan is expected to be the controlling class representative (or equivalent entity) or other directing certificateholder under such securitization.

(4)	The initial controlling note is the 65 Broadway junior note, so long as no 65 Broadway Control Appraisal Period has occurred and is continuing. If and for so long 65 Broadway Control Appraisal Period is continuing, then the controlling note will be Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The 65 Broadway Pari Passu-AB Whole Loan”. The 65 Broadway Whole Loan will be serviced under the CF 2019-CF1 PSA.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF1 Mortgage Trust
STRUCTURE OVERVIEW

Principal Payments:

Payments in respect of principal of the Pooled Certificates will be distributed, first, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to the planned principal balance for the related Distribution Date set forth on Annex D to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB in that order, until the Certificate Balance of each such Class is reduced to zero, then, to the Class A-S Certificates until the Certificate Balance of the Class A-S Certificates has been reduced to zero, then, to the Class B Certificates until the Certificate Balance of the Class B Certificates has been reduced to zero, then, to the Class C Certificates, until the Certificate Balance of the Class C Certificates has been reduced to zero, and then, to the Class D, Class E, Class F, Class G and Class NR-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero. Notwithstanding the foregoing, if the total Certificate Balance of the Class A-S and Class B through Class NR-RR Certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the Certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates, on a pro rata basis, based on their respective Certificate Balances and without regard to the Class A-SB planned principal balance, until the Certificate Balance of each such class is reduced to zero, then, to the extent of any recoveries on pooled realized losses, to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR-RR Certificates, in that order, in each case until the Certificate Balance of each such Class is reduced to zero (or previously allocated pooled realized losses have been fully reimbursed).

The Pooled Class X Certificates will not be entitled to receive distributions of principal; however, the Notional Amount of each Class of Pooled Class X Certificates will be reduced by the aggregate amount of the principal distributions and pooled realized losses allocated to the Class or Classes of Corresponding Pooled Principal Balance Certificates.

The holders of the Loan-Specific Certificates will only be entitled to distributions from amounts paid or advanced on and allocated to the Trust Subordinate Companion Loan in accordance with the Co-Lender Agreement relating to the 65 Broadway Whole Loan and no Class of Pooled Certificates will be entitled to distributions paid or advanced on and allocable to the Trust Subordinate Companion Loan.

Interest Payments:

On each Distribution Date, interest accrued for each Class of the Pooled Certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of pooled available funds: first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Pooled Class X Certificates, on a pro rata basis, based on the accrued and unpaid interest on each such Class, and then, to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR-RR Certificates, in that order, in each case up to the amount of accrued and unpaid interest with respect to such Class for such Distribution Date.

The pass-through rates applicable to the Pooled Principal Balance Certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the WAC Rate, (iii) a rate equal to the lesser of a specified per annum rate and the WAC Rate or (iv) the WAC Rate less a specified percentage, but no less than 0.000%.

As further described in the Preliminary Prospectus, the pass-through rate applicable to each Class of the Pooled Class X Certificates for each Distribution Date will generally be equal to the excess, if any, of (i) the WAC Rate, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the Class or Classes of Corresponding Pooled Principal Balance Certificates. The Notional Amount of each Class of Pooled Class X Certificates may vary depending upon the final pricing of the Classes of Certificates whose Certificate Balances comprise such Notional Amount and, if as a result of such pricing the pass-through rate of such Class of Pooled Class X Certificates would be equal to zero or reduced, such Pooled Class X Certificates may not be issued or their Notional Amounts may be reduced on the Closing Date.

No Class of Pooled Certificates will be entitled to distributions paid or advanced on and allocable to the Trust Subordinate Companion Loan. The holders of the Loan-Specific Certificates will only be entitled to distributions from amounts paid or advanced on and allocated to the Trust Subordinate Companion Loan in accordance with the Co-Lender Agreement relating to the 65 Broadway Whole Loan.

Prepayment Interest Shortfalls:	Prepayment interest shortfalls on the pooled Mortgage Loans will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing Pooled Certificates.

Loss Allocation:	Losses on the Mortgage Pool will be allocated to each Class of Pooled Certificates in reverse alphabetical order starting with Class NR-RR through and including Class B Certificates, then, to the Class A-S Certificates, until the Certificate Balance of each such Class is reduced to zero, and then to Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates on a pro rata basis based on their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero. The Notional Amount of any

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF1 Mortgage Trust
STRUCTURE OVERVIEW

Class of Pooled Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the Class(es) of Corresponding Pooled Principal Certificates.

Losses realized on the Trust Subordinate Companion Loan will be allocated to each class of Loan-Specific Certificates in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class 65B-HRR Certificates, then, to the Class 65B-E Certificates, then, to the Class 65B-D Certificates, then, to the Class 65B-C Certificates, then, to the Class 65B-B Certificates, and then, to the Class 65B-A Certificates. The Notional Amount of any Class of Loan-Specific Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the Class(es) of Corresponding Loan-Specific Principal Certificates.

Prepayment Premiums:

On any Distribution Date, each prepayment premium and yield maintenance charge collected in respect of any Mortgage Loan in connection with a principal prepayment, voluntary or involuntary, that is part of the Pooled Available Funds for such Distribution Date, will be required to be distributed by the certificate administrator to the holders of each class of Pooled Principal Balance Certificates in the following manner: such holders will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class of certificates on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of all the Pooled Principal Balance Certificates on such Distribution Date; (b) the Base Interest Fraction for the related principal prepayment and such class of certificates and (c) the amount of the subject prepayment premium or the yield maintenance charge, as applicable.

Prepayment Premium Allocation Percentage for all Principal Balance Certificates =

	(Pass-Through Rate - Discount Rate)	X	The percentage of the principal distribution amount to such Class as described in (a) above
(Mortgage Rate - Discount Rate)

Any yield maintenance charges or prepayment premiums collected in respect of the Mortgage Loans in connection with principal prepayments, voluntary or involuntary, that are part of the Pooled Available Funds for any Distribution Date, to the extent remaining after the distributions described in the preceding paragraph, will be allocated and distributed on such Distribution Date to the various Classes of Class X Certificates in the manner set forth in the Preliminary Prospectus.

Any prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) received in respect of the Trust Subordinate Companion Loan will be distributed to the Loan-Specific Certificates.

Directing Holder:

The applicable Directing Holder (prior to a related Control Termination Event) will have certain control rights over servicing matters with respect to each Mortgage Loan (other than the Non-Serviced Whole Loans and any Excluded Loan), and will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to such Mortgage Loans. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to such Mortgage Loans (prior to a related Control Termination Event).

The “Directing Holder” with respect to any Serviced Mortgage Loan or Serviced Whole Loan means:

(a)  except in the case of the 65 Broadway Whole Loan, an Excluded Loan and a Servicing Shift Whole Loan, the Controlling Class Representative;

(b)  with respect to a Servicing Shift Mortgage Loan, prior to the related Servicing Shift Securitization Date, the holder of the related Control Note; and

(c)  with respect to the 65 Broadway Whole Loan so long as it is not an Excluded Loan (i) for so long as no 65 Broadway Control Appraisal Period exists, the 65 Broadway Controlling Class Representative and (ii) for so long as a 65 Broadway Control Appraisal Period exists, the Controlling Class Representative.

The “Controlling Class Representative” will generally be the Controlling Class Certificateholder (or other representative) selected by the holders of at least a majority of the Controlling Class of Pooled Certificates (by Certificate Balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement for this securitization (the “PSA”)). However, in certain circumstances there may be no Controlling Class Representative even if there is a Controlling Class, and in other circumstances there will be no Controlling Class. The Controlling Class Representative will (during the continuance of a Control Termination Event and prior to the occurrence of a Consultation Termination Event) also have certain consultation rights as set forth in the PSA.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

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The “Controlling Class” with respect to the Pooled Certificates will generally be, as of any time of determination, the most subordinate Class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class) at least equal to 25% of the initial Certificate Balance of that Class, or if no Class of Control Eligible Certificates meets the preceding requirement, the most senior Class of Control Eligible Certificates; provided that if, at any time, the Certificate Balances of the Pooled Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a Certificate Balance greater than zero (without regard to any Cumulative Appraisal Reduction Amounts). No Class of Certificates, other than as described above, will be eligible to act as the Controlling Class or appoint a Controlling Class Representative. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an Excluded Loan. The Controlling Class as of the Closing Date will be the Class NR-RR Certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G and Class NR-RR Certificates.

A “65 Broadway Control Appraisal Period” will exist with respect to the 65 Broadway Whole Loan, if and for so long as (a)(1) the initial principal balance of the Trust Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, Trust Subordinate Companion Loan, (y) any appraisal reductions for the 65 Broadway Whole Loan that are allocated to such Trust Subordinate Companion Loan and (z) any losses realized with respect to the mortgaged property or the 65 Broadway Whole Loan that are allocated to the Trust Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the Trust Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holder of the Trust Subordinate Companion Loan.

The “65 Broadway Controlling Class Representative” will generally be the holder of the 65 Broadway Controlling Class (or other representative) selected by the holders of at least a majority of the 65 Broadway Controlling Class of Loan-Specific Certificates (by certificate balance, as certified by the certificate registrar from time to time as provided for in the PSA). However, in certain circumstances there may be no 65 Broadway Controlling Class Representative even if there is a 65 Broadway Controlling Class, and in other circumstances there will be no 65 Broadway Controlling Class.

With respect to the 65 Broadway Whole Loan, the “65 Broadway Controlling Class” will generally be, as of any time of determination, the most subordinate Class of 65 Broadway Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class) at least equal to 25% of the initial Certificate Balance of that Class or if no Class of 65 Broadway Control Eligible Certificates meets the preceding requirement, the most senior Class of 65 Broadway Control Eligible Certificates. No person may exercise any of the rights and powers of the 65 Broadway Controlling Class Representative if the 65 Broadway Whole Loan is an Excluded Loan. The 65 Broadway Controlling Class as of the Closing Date will be Class 65B-HRR Certificates.

The “65 Broadway Control Eligible Certificates” will be any of the Class 65B-C, 65B-D, Class 65B-E and Class 65B-HRR Certificates.

An “Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Controlling Class Representative or the holder(s) of the majority of the Controlling Class (by Certificate Balance) (or, with respect to the 65 Broadway Whole Loan prior to the continuation of a 65 Broadway Control Appraisal Period, the 65 Broadway Controlling Class Representative or the holder(s) of a majority of the 65 Broadway Controlling Class (by Certificate Balance) is (or are) a Borrower Party. As of the Closing Date, the Irving Market Center Mortgage Loan will be an Excluded Loan, based on the fact that the related borrower is an affiliate of LNR Securities Holdings, LLC.

It is expected that LNR Securities Holdings, LLC or another affiliate of LNR Partners, LLC will be the initial Controlling Class Representative with respect to each Mortgage Loan (other than the Non-Serviced Whole Loans, any Excluded Loan, any Servicing Shift Whole Loan and the 65 Broadway Whole Loan (for so long as no 65 Broadway Control Appraisal Period is continuing)).

It is expected that CRE Fund Investments III LLC, which entity’s equity owner is advised by Shelter Growth Capital Partners LLC, will be the initial 65 Broadway Controlling Class Representative.

For a description of the directing holder for the Non-Serviced Whole Loans, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

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Appraised-Out Class:	Any Class of Control Eligible Certificates or, with respect to the 65 Broadway Whole Loan, the 65 Broadway Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such Class) has been reduced to less than 25% of its initial Certificate Balance.

Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount. Upon receipt of such supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the Special Servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information reasonably requested by the Special Servicer from the Master Servicer, to the extent such information is in the possession of the Master Servicer, to make such recalculation. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class or 65 Broadway Controlling Class, as applicable, and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable. Any Appraised-Out Class for which the holders of the majority (by Certificate Balance) of such Appraised-Out Class are challenging the Special Servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class or the 65 Broadway Controlling Class until such time, if any, as such Class is reinstated as the Controlling Class or the 65 Broadway Controlling Class. The rights of the Controlling Class or the 65 Broadway Controlling Class will be exercised by the next most senior Control Eligible Certificates or 65 Broadway Control Eligible Certificates, respectively, if any, during such period.

Control Termination Event:

Will occur: (a) with respect to any Mortgage Loan (other than the 65 Broadway Whole Loan), when the Class F Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class) of less than 25% of the initial Certificate Balance of that Class; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Pooled Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; and provided further that a Control Termination Event will not apply to a Servicing Shift Mortgage Loan; and (b) with respect to the 65 Broadway Whole Loan, at any date on which either (i) such Whole Loan is or deemed to be an Excluded Loan or (ii)(A) a 65 Broadway Control Appraisal Period exists with respect to such Whole Loan and (B) the Class F Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Holder will no longer have any Control Rights and the Special Servicer will be required to consult with the Directing Holder and (other than with respect to the 65 Broadway Whole Loan) the Operating Advisor in connection with asset status reports and material special servicing actions (other than with respect to the Non-Serviced Whole Loans or any Excluded Loan). With respect to the 65 Broadway Whole Loan, the Special Servicer will be required to consult with the Operating Advisor in connection with asset status reports and material special servicing actions upon the occurrence and during the continuance of a 65 Broadway Operating Advisor Consultation Event.

Consultation Termination Event:

Will occur: (a) with respect to any Mortgage Loan (other than the 65 Broadway Whole Loan), when there is no Class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Pooled Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; and provided further that a Consultation Termination Event will not apply to a Servicing Shift Mortgage Loan; and (b) with respect to the 65 Broadway Whole Loan, at any date on which either (i) such Whole Loan is an Excluded Loan or (ii)(A) a 65 Broadway Control Appraisal Period exists with respect to such Whole Loan and (B) there is no Class of 65 Broadway Control Eligible Certificates that has a then-outstanding Certificate Balance (without regard to the application of any Cumulative Appraisal Reduction Amounts) equal to at least 25% of the initial Certificate Balance of that Class.

Upon the occurrence and during continuance of a Consultation Termination Event, the Directing Holder will have no rights under the PSA other than those rights that are afforded to all Certificateholders.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

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Appointment and Replacement of Special Servicer by Directing Holder:

The Directing Holder will appoint the initial Special Servicer as of the Closing Date and the 65 Broadway Directing Holder will appoint the initial Special Servicer of the 65 Broadway Whole Loan as of the Closing Date. Except as limited by certain conditions described in the Preliminary Prospectus and subject to the rights of the holder of the related Companion Loan under the related Co-Lender Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of any applicable Control Termination Event, for cause at any time, and:

(a)  without cause at any time with respect to the 65 Broadway Whole Loan (for so long as a 65 Broadway Control Appraisal Period is not continuing) and any Servicing Shift Whole Loan; and

(b)  otherwise without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer (with respect to all Serviced Mortgage Loans other than the 65 Broadway Whole Loan (for so long as a 65 Broadway Control Appraisal Period is not continuing) and any Excluded Special Servicer Loan) or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 25% of the Certificate Balance of the Controlling Class,

by the Directing Holder so long as, among other things, the Directing Holder appoints a replacement special servicer that meets the requirements of the PSA. As of the Closing Date, the Irving Market Center Mortgage Loan is an Excluded Special Servicer Loan.

The directing holder of the Non-Serviced Whole Loans will have the right to replace the applicable special servicer with respect to the applicable loan in certain circumstances.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement (other than the Non-Serviced Whole Loans) will occur based on a vote of holders of all voting eligible Classes of Certificates as described below. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to the Non-Serviced Whole Loans.

Replacement of Special Servicer by Vote of Certificateholders:

Other than with respect to the Non-Serviced Whole Loans and the 65 Broadway Whole Loan, if a Control Termination Event has occurred and is continuing, upon (i) the written direction of holders of Pooled Principal Balance Certificates evidencing not less than 25% of the Pooled Voting Rights of all Classes of Pooled Principal Balance Certificates (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the Special Servicer with a replacement Special Servicer (other than with respect to the Non-Serviced Whole Loans and the 65 Broadway Whole Loan), (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses) and (iii) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the Certificates, the Certificate Administrator will be required to post notice on the Certificate Administrator’s website and concurrently by mail to all Certificateholders of such request and conduct the solicitation of votes of all Pooled Principal Balance Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction (within 180 days) of holders of Pooled Principal Balance Certificates evidencing at least 75% of a Pooled Certificateholder Quorum, the Trustee will be required to replace the Special Servicer with the replacement Special Servicer (other than with respect to the Non-Serviced Whole Loans and the 65 Broadway Whole Loan).

“Pooled Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer (other than with respect to the 65 Broadway Whole Loan) or the Asset Representations Reviewer, the holders of Pooled Certificates evidencing at least 50% of the aggregate Pooled Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Pooled Principal Balance Certificates on an aggregate basis.

In general, if a 65 Broadway Control Appraisal Period is also in effect, the special servicer with respect to the 65 Broadway Whole Loan may also be terminated substantially in the manner contemplated by the second preceding paragraph, except that references to “Pooled Principal Balance Certificates” and “Pooled Certificateholder Quorum” should instead be to “Principal Balance Certificates” and “Certificateholder Quorum”, respectively.

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above with respect to the 65 Broadway Whole Loan, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

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application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Classes of Principal Balance Certificates on an aggregate basis.

In addition, after the occurrence of a Consultation Termination Event that relates to any Mortgage Loan (other than the 65 Broadway Whole Loan), if the Operating Advisor determines that the Special Servicer (other than with respect to the 65 Broadway Whole Loan) is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer (other than with respect to the 65 Broadway Whole Loan). The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect to the 65 Broadway Whole Loan) must be confirmed by an affirmative vote of holders of Pooled Principal Balance Certificates evidencing at least a majority of the aggregate Pooled Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Pooled Principal Balance Certificates on an aggregate basis within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of a Rating Agency Confirmation from each of the Rating Agencies at that time.

With respect to the 65 Broadway Whole Loan, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties with respect to the 65 Broadway Whole Loan as required under the PSA or is otherwise not acting with respect to the 65 Broadway Whole Loan in accordance with the Servicing Standard and (2) the replacement of the Special Servicer with respect to the 65 Broadway Whole Loan would be in the best interest of the Loan-Specific Certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to the 65 Broadway Whole Loan. The Operating Advisor’s recommendation to replace the Special Servicer with respect to the 65 Broadway Whole Loan must be confirmed within 180 days of after the notice is posted to the Certificate Administrator’s website by an affirmative vote of holders of Loan-Specific Principal Certificates evidencing at least a majority of a quorum (which, for this purpose is the holders that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Loan-Specific Principal Certificates on an aggregate basis, and (ii) consist of at least 3 Certificateholders or Certificate Owners of Loan-Specific Principal Balance Certificates that are not Risk Retention Affiliated with each other).

See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to the Non-Serviced Whole Loans.

Cap on Workout and Liquidation Fees:

The “Workout Fee” payable to a Special Servicer under the PSA will be an amount equal to the lesser of: (1) an amount calculated by application of a “Workout Fee Rate” of 1.0% of each collection (other than penalty charges and excess interest) of interest and principal (other than any amount for which a liquidation fee would be paid) (including scheduled payments, prepayments, balloon payments and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan and (2) $1,000,000 in the aggregate with respect to any particular Corrected Loan; provided, however, that after receipt by the Special Servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) to be $25,000.

The “Liquidation Fee” payable to a Special Servicer under the PSA will be an amount equal to the lesser of: (1) 1.0% of the related liquidation payment or proceeds (exclusive of any portion of such amount that represents penalty charges) (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (2) $1,000,000; provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the Special Servicer as compensation within the prior 18 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The “Excess Modification Fee Amount” with respect to either the Master Servicer or the Special Servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Co-

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

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Lender Agreement) and received and retained by the Master Servicer or the Special Servicer, as applicable, as compensation within the prior 18 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

“Excess Modification Fees” is, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, as applicable, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of advances and interest on advances to the extent not otherwise paid or reimbursed by the borrower but excluding special servicing fees, workout fees and liquidation fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan or Serviced Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the related Mortgage Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all assumption fees, consent fees, assumption application fees, defeasance fees and similar fees).

With respect to each of the Master Servicer and the Special Servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 18-months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

Special Servicing Fee / Disclosure of Special Servicer Compensation:

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property (subject to a minimum fee of $3,500 per month). The Special Servicer and its affiliates will be prohibited under the PSA from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Whole Loan and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than as expressly permitted in the PSA and other than commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions or fees and appraisal fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property.

Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person in connection with the disposition, workout or foreclosure of any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, if applicable, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the PSA, and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Risk Retention Consultation Party:

A risk retention consultation party may be appointed by the holder or holders of more than 50% of the VRR Interest by Certificate Balance. Such holder or holders will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time.

Except with respect to an Excluded Loan as to such party, the risk retention consultation party will be entitled to consult with the Special Servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by the Special Servicer with respect to Specially Serviced Loans.

Operating Advisor:	With respect to the Mortgage Loans (other than with respect to the Non-Serviced Whole Loans and the 65 Broadway Whole Loan) and prior to the occurrence of a Control Termination Event, the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website, but will not have any approval or consultation rights.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF1 Mortgage Trust
STRUCTURE OVERVIEW

After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have consultation rights with respect to certain major decisions and will have certain review and reporting responsibilities with respect to the performance of the Special Servicer.

After the occurrence of a Consultation Termination Event, the Operating Advisor will also have the right to recommend the replacement of the Special Servicer (other than with respect to the Non-Serviced Whole Loans and the 65 Broadway Whole Loan) as described above under the heading “Replacement of Special Servicer by Vote of Certificateholders”.

With respect to the 65 Broadway Whole Loan, the Operating Advisor will have parallel rights and responsibilities with respect to the 65 Broadway Whole Loan before and after (and, if applicable, during the continuation of) a 65 Broadway Consultation Termination Event including recommending the replacement of the Special Servicer with respect to the 65 Broadway Whole Loan as described above under the heading “Replacement of Special Servicer by Vote of Certificateholders”.

A “65 Broadway Operating Advisor Consultation Event” will occur when the aggregate outstanding Certificate Balance of the Class 65B-HRR Certificates (taking into account the application of any Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to the Trust Subordinate Companion Loan to notionally reduce the Certificate Balance of the Class 65B-HRR Certificates) is 25% or less of the initial aggregate Certificate Balance of the Class 65B-HRR Certificates.

The Operating Advisor will be subject to termination and replacement if holders of at least 15% of the aggregate Voting Rights request a vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the Voting Rights of the certificates that exercise their right to vote, provided that holders of at least 50% of the Voting Rights of the certificates have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with administering the vote.

The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices.

The Operating Advisor will not have consultation rights in respect of the Non-Serviced Whole Loans.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after an Asset Review Trigger has occurred and the required percentage of holders of the Pooled Certificates vote to direct a review of such delinquent Mortgage Loans. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans as of the end of the applicable collection period or (2) at least 15 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Pooled Certificateholders evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Pooled Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Pooled Certificateholders and the Asset Representations Reviewer. Upon the written direction of Pooled Certificateholders evidencing at least 75% of a Pooled Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:	The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

CF 2019-CF1 Mortgage Trust
STRUCTURE OVERVIEW

Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the initial requesting Certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect has been cured, (ii) the related Mortgage Loan or the Trust Subordinate Companion Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a Mortgage Loan has been substituted for the related Mortgage Loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts and Accrued AB Loan Interest. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts and any Accrued AB Loan Interest.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

625 North Michigan Avenue Chicago, IL 60611	Collateral Asset Summary – Loan No. 1 625 North Michigan Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,595,115 63.5% 2.00x 10.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

625 North Michigan Avenue Chicago, IL 60611	Collateral Asset Summary – Loan No. 1 625 North Michigan Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,595,115 63.5% 2.00x 10.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

625 North Michigan Avenue Chicago, IL 60611	Collateral Asset Summary – Loan No. 1 625 North Michigan Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,595,115 63.5% 2.00x 10.6%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Acquisition
Borrower Sponsor:	Golub & Company Realty LLC
Borrower:	625 N. Michigan (Chicago), LLC
Original Balance:	$50,595,115
Cut-off Date Balance:	$50,595,115
% by Initial UPB:	7.6%
Interest Rate:	4.6300%
Payment Date:	6th of each month
First Payment Date:	April 6, 2019
Maturity Date:	March 6, 2026
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(25), D(54), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$400,000	$200,000
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC(2):	$2,093,319	Springing
Rent Concession(3):	$766,652	NAP
Gap Rent(4):	$210,550	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$175
Balloon Balance / Sq. Ft.:	$175
Cut-off Date LTV(5):	63.5%
Balloon LTV(5):	63.5%
Underwritten NOI DSCR:	2.26x
Underwritten NCF DSCR:	2.00x
Underwritten NOI Debt Yield:	10.6%
Underwritten NCF Debt Yield:	9.4%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Chicago, IL
Year Built / Renovated:	1970 / 2004, 2007, 2014, 2016
Total Sq. Ft.:	289,594
Property Management:	Golub Realty Services LLC
Underwritten NOI:	$5,379,469
Underwritten NCF:	$4,754,993
Appraised Value(5):	$79,700,000
Appraisal Date(5):	November 1, 2019

Historical NOI
Most Recent NOI:	$3,608,754 (T-12 January 31, 2019)
2018 NOI(6):	$3,562,426 (December 31, 2018)
2017 NOI(6):	$2,015,246 (December 31, 2017)
2016 NOI:	$2,402,892 (December 31, 2016)

Historical Occupancy(7)
Most Recent Occupancy(8)(9):	91.8% (March 4, 2019)
2018 Occupancy:	94.0% (December 31, 2018)
2017 Occupancy:	89.6% (December 31, 2017)
2016 Occupancy:	83.4% (December 31, 2016)
(1)	See “Initial Reserves and Ongoing Reserves” below.

(2)	The TI/LC reserve includes amounts for outstanding approved tenant improvements associated with the Northwestern University expansion space, among other things.

(3)	The Rent Concession reserve includes abated rent related to the Northwestern University expansion spaces and one month of abated rent related to Paulson Institute.

(4)	The Gap Rent reserve includes amounts held in connection with the Northwestern University expansion space.

(5)	The Cut-off Date LTV, Balloon LTV and Appraised Value are based on the “as stabilized” value as of November 1, 2019, which assumes that the tenant, Northwestern University, is in full occupancy of its 29,720 sq. ft. expansion space. Northwestern University took possession of 9,904 sq. ft. on March 1, 2019 and is contractually obligated under the lease to take possession of the remaining 19,816 sq. ft. on or before September 1, 2019. The Cut-off Date LTV and Balloon LTV based on the “as-is” value as of December 17, 2018 of $73,600,000 is 68.7% and 68.7%, respectively.

(6)	The increase from 2017 NOI to 2018 NOI is primarily due to the increase in occupancy from 89.6% to 94.0% from 2017 to 2018.

(7)	The increase in Historical Occupancy since 2016 is primarily due to new tenant leases at the 625 North Michigan Avenue Property (as defined below) (approximately 32,552 sq. ft. from 2015 to 2017). Since September 2017, an additional 56,577 sq. ft. of space has either been renewed or newly leased (which includes the 29,720 sq. ft. of Northwestern University expansion space).

(8)	The 625 North Michigan Property is 95.8% leased. Tenants Prime Advantage Corporation and KIG CRE, L.L.C. have gone dark, but are still paying rent, and were underwritten as vacant, resulting in the most recent occupancy of 91.8%.

(9)	Most Recent Occupancy includes 29,720 sq. ft. of expansion space for Northwestern University. Northwestern University took possession of 9,904 sq. ft. on March 1, 2019 and is contractually obligated under the lease to take possession of the remaining 19,816 sq. ft. on or before September 1, 2019.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

625 North Michigan Avenue Chicago, IL 60611	Collateral Asset Summary – Loan No. 1 625 North Michigan Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,595,115 63.5% 2.00x 10.6%

The Loan. The 625 North Michigan Avenue loan (the “625 North Michigan Avenue Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the office portion (floors 5-28) of a 27-story (no 13th floor), Class A, 289,594 sq. ft. mixed-use building located in downtown Chicago, Illinois (the “625 North Michigan Avenue Property”) with an original and cut-off date principal balance of approximately $50.6 million. The 625 North Michigan Avenue Loan is structured with an interest only, 7-year term and accrues interest at a fixed rate equal to 4.6300%.

Loan proceeds along with approximately $26.8 million of borrower equity were used to acquire the 625 North Michigan Avenue Property for $72.4 million, fund reserves of approximately $3.5 million and pay closing costs of approximately $1.5 million. Based on the “as-stabilized” appraised value of $79.7 million as of November 1, 2019, which assumes Northwestern University is in full occupancy of its 29,720 sq. ft. expansion space, the Cut-off Date LTV is 63.5%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount	$50,595,115	65.4%	Purchase Price	$72,400,000	93.5%
Borrower Equity	$26,798,409	34.6%	Reserves	$3,470,521	4.5%
			Closing Costs	$1,523,003	2.0%

Total Sources	$77,393,524	100.0%	Total Uses	$77,393,524	100.0%

The Borrower / Borrower Sponsor. The borrower, 625 N. Michigan (Chicago), LLC, is a single purpose Delaware limited liability company, structured to be bankruptcy-remote with two independent directors in its organizational structure. The non-recourse carve-out guarantor and borrower sponsor is Golub & Company Realty LLC (“Golub & Company”). The sole member of the borrower is 625 N. Michigan (Chicago) Venture, LLC, a joint venture between NEO 625 Holdings, Inc. (“NEO”) (approximately 96.4%) and Golub 625/2019 Investors LLC (approximately 3.6%). The guarantor did not provide an environmental guaranty or indemnity to the lender. In lieu thereof, the borrower purchased an environmental insurance policy with a ten-year term. The premium for the environmental insurance policy has been paid in full. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Golub & Company is a privately held real estate investment and development firm founded nearly 60 years ago. Golub & Company has developed, owned, managed or leased more than 50.0 million sq. ft. of commercial, mixed-use and multifamily real estate properties, including 45,000 residential units, valued in excess of $10.0 billion located across the United States and internationally. In particular, Golub & Company owns nearly 3.0 million sq. ft. of commercial property across six Chicago assets. Golub & Company is a tenant at the 625 North Michigan Avenue Property. An affiliate of Golub & Company is the property manager at the 625 North Michigan Avenue Property.

NEO, a Saudi Arabian investment firm, is an alternative investment firm, operating from offices in London, Riyadh and Dubai. NEO invests primarily in the UK, Germany and now with this asset, the United States.

The Property. The 625 North Michigan Avenue Property is the 289,594 sq. ft. office portion of a 27-story, Class A mixed-use building (the “625 North Michigan Avenue Building”) located along the Magnificent Mile in downtown Chicago, Illinois that includes an office component, retail component and low-rise commercial component. The 625 North Michigan Avenue Property, the office component of the 625 North Michigan Avenue Building, is located on floors 5 through 28. The 625 North Michigan Avenue Building was developed in 1970 and underwent renovations in 2004, 2007, 2014 and 2016, including a lobby renovation, elevator upgrades, redesign of the first two floors of the façade, multi-tenant corridor upgrades and the addition of a tenant lounge, fitness center and conference center on the 5th floor. Since 2007, the prior owner invested approximately $3.8 million in capital expenditures.

The 625 North Michigan Avenue Building is vertically subdivided for separate ownership of the ground floor retail component, the low-rise office component and the office component. Only the office component is collateral for the 625 North Michigan Avenue Loan. The operation of the building is governed by the “Declaration of Covenants, Conditions, Restrictions and Easements” among the owners of the 625 North Michigan Avenue Building with the borrower as the owner of the office component being the managing/controlling entity in the operation and oversight of the 625 North Michigan Avenue Building in its entirety.

The 625 North Michigan Avenue Building features 24-hour manned-security, a bike room, concierge service and three ground-level retailers (not part of the collateral for the 625 North Michigan Avenue Loan), which are Garrett’s Popcorn, Timberland and Coach. The 625 North Michigan Avenue Building was awarded an Energy Star label in 2013, 2014, 2015 and 2016 for its operating efficiency. The 625 North Michigan Avenue Property features 13,000 sq. ft. floor plates, which provide tenants the opportunity for a full-floor lease. Additionally, there are five parking lots located within two blocks of the 625 North Michigan Avenue Building.

As of March 4, 2019, the 625 North Michigan Avenue Property was 91.8% leased to 35 tenants (including fitness center and tenant lounge), which includes 29,720 sq. ft. of expansion space leased to Northwestern University. Northwestern University took possession of 9,904 sq. ft. on March 1, 2019 and is contractually obligated under the lease to take possession of the remaining 19,816 sq. ft. on or before September 1, 2019.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

625 North Michigan Avenue Chicago, IL 60611	Collateral Asset Summary – Loan No. 1 625 North Michigan Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,595,115 63.5% 2.00x 10.6%

Approximately 41.3% of the 625 North Michigan Avenue Property’s tenants have been at the 625 North Michigan Avenue Property in excess of 10 years, with 33.3% of the tenancy having been at the 625 North Michigan Avenue Property in excess of 15 years and 25.5% of the tenancy having been at the 625 North Michigan Avenue Property in excess of 20 years.

Northwestern University (77,198 sq. ft.; 26.7% of NRA; 34.2% of U/W Base Rent (including expansion space)) (rated Aaa/AAA/AAA by Fitch/Moody’s/S&P) Northwestern University is a private research university based in Evanston, Illinois, with other campuses located in Chicago, Illinois and Doha, Qatar and academic programs and facilities in Miami, Florida, Washington D.C. and San Francisco, California. As of fiscal year 2018, Northwestern University had the tenth-largest university endowment in the United States with a value of approximately $11.1 billion.

Northwestern University has been a tenant at the 625 North Michigan Avenue Property since August 2010 and utilizes its space (currently 47,478 sq. ft.) for administrative purposes and as the headquarters for its Institute for Sexual and Gender Minority Health and Wellbeing. Further, Northwestern University has leased an additional 29,720 sq. ft. of space, which will be occupied in two phases. The first expansion phase (“Phase I”) totals 9,904 sq. ft., that Northwestern University took possession of on March 1, 2019. The second expansion phase (“Phase II”) totals 19,816 sq. ft., which, Northwestern University is contractually obligated under its lease to occupy on or before September 1, 2019. At loan origination, the borrower deposited reserves of $1,783,200 for unfunded TI/LCs, $757,111 for abated rent during the respective expansion phases and $210,550 for five months of gap rent associated with Northwestern University’s expansion. Northwestern University has no termination or renewal options.

Solomon Cordwell Buenz & Associates, Inc. (39,363 sq. ft.; 13.6% of NRA; 13.7% of U/W Base Rent) Solomon Cordwell Buenz & Associates, Inc. (“SCB”) is a national architecture, interior design and planning firm based in Chicago, Illinois with an additional office in San Francisco, California. Founded in 1931, SCB has a staff of over 280 design professionals with more than 600 completed projects across a wide range of building types.

SCB has been a tenant at the 625 North Michigan Avenue Property since September 1988 and most recently extended its lease in November 2016 for an additional three years, resulting in a current lease expiration of August 31, 2024. SCB has no termination or renewal options.

SS Research, L.L.C. dba Schlesinger (“Schlesinger Associates”) (18,996 sq. ft.; 6.6% of NRA; 6.2% of U/W Base Rent) Schlesinger Associates is a marketing research company specializing in qualitative and quantitative research data collection services with 15 offices in the United States and ten offices across the United Kingdom, Germany, France and Spain. Schlesinger Associates is a full-service data collection company, specializing in research facilities and recruitment of interview and survey respondents. It supports studies in the consumer, healthcare, jury, finance, IT, and business markets.

Schlesinger Associates has been a tenant at the 625 North Michigan Avenue Property since January 2002 and currently occupies 13,316 sq. ft. that expires in May 2025 and 5,680 sq. ft. that expires in February 2020. Schlesinger Associates has one, five-year renewal option with respect to each space and no termination options remaining.

Golub & Company (13,316 sq. ft.; 4.6% of NRA; 4.0% of U/W Base Rent) Golub & Company is a privately held real estate investment and development firm founded nearly 60 years ago. Golub & Company has developed, owned, managed or leased more than 50.0 million sq. ft. of commercial and mixed-use properties and multifamily real estate properties, totaling approximately 45,000 residential units, valued in excess of $10.0 billion located across the United States and internationally. In particular, Golub & Company owns nearly 3.0 million sq. ft. of commercial property in six Chicago buildings.

Golub & Company is the borrower sponsor and has been headquartered at the 625 North Michigan Avenue Property since November 1986. It most recently extended its lease in May 2017 for an additional three years, resulting in a current lease expiration of December 31, 2023. Golub & Company has two, five-year renewal options and after June 30, 2019, an ongoing termination option upon 90 days’ notice.

The Spencer Foundation (13,089 sq. ft.; 4.5% of NRA; 4.6% of U/W Base Rent) Founded in 1962, The Spencer Foundation makes grants to support research for areas of education. Since 1971, the foundation has made grants totaling nearly $500 million. The Spencer Foundation has been a tenant at the 625 North Michigan Avenue Property since 2005 and currently uses the space as its headquarters. The Spencer Foundation most recently extended its lease in 2011 for an additional six years, resulting in a current lease expiration of November 30, 2021. The Spencer Foundation has one, five-year renewal option and no termination options remaining.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

625 North Michigan Avenue Chicago, IL 60611	Collateral Asset Summary – Loan No. 1 625 North Michigan Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,595,115 63.5% 2.00x 10.6%

Tenant Summary(1)
	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Tenant
Northwestern University(3)	Aaa/AAA/AAA	77,198	26.7%	$26.06	34.2%	7/31/2030
Solomon Cordwell Buenz & Associates, Inc.	NR/NR/NR	39,363	13.6	$20.50	13.7	8/31/2024
Schlesinger Associates	NR/NR/NR	18,996	6.6	$19.25	6.2	5/31/2025(4)
Golub & Company(5)	NR/NR/NR	13,316	4.6	$17.75	4.0	12/31/2023(6)
The Spencer Foundation	NR/NR/NR	13,089	4.5	$20.50	4.6	11/30/2021
Total Major Tenants		161,962	55.9%	$22.78	62.8%
Remaining Tenants		103,955	35.9	$21.04	37.2
Total Occupied Tenants		265,917	91.8%	$22.10	100.0%
Vacant Office		23,677	8.2
Total		289,594	100.0%

(1)	Based on underwritten rent roll dated March 4, 2019.

(2)	Certain Ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Northwestern University’s Net Rentable Area (Sq. Ft.) includes 29,720 sq. ft. of expansion space. Northwestern University took possession of 9,904 sq. ft. on March 1, 2019 and is required under its lease to take possession of the remaining 19,816 sq. ft. on or before September 1, 2019.

(4)	Schlesinger Associates occupies 13,316 sq. ft. that expires in May 2025 and 5,680 sq. ft. that expires in February 2020.

(5)	Golub & Company is the borrower sponsor.

(6)	Golub & Company may terminate its lease after June 30, 2019 with 90 days’ notice. Golub & Company is headquartered at the 625 North Michigan Avenue Property and has been a tenant at the 625 North Michigan Avenue Property since November 1986.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM(3)	2	4,717	1.6%	4,717	1.6%	$0.00	0.0%	0.0%
2019	3	8,840	3.1	13,557	4.7%	$21.09	3.2	3.2%
2020	8	26,493	9.1	40,050	13.8%	$20.52	9.2	12.4%
2021	3	23,429	8.1	63,479	21.9%	$20.52	8.2	20.6%
2022	8	17,175	5.9	80,654	27.9%	$23.33	6.8	27.4%
2023	4	32,097	11.1	112,751	38.9%	$20.08	11.0	38.4%
2024	3	50,693	17.5	163,444	56.4%	$21.39	18.4	56.8%
2025	2	17,989	6.2	181,433	62.7%	$20.19	6.2	63.0%
2026	1	7,286	2.5	188,719	65.2%	$22.17	2.7	65.8%
2027	0	0	0.0	188,719	65.2%	$0.00	0.0	65.8%
2028	0	0	0.0	188,719	65.2%	$0.00	0.0	65.8%
2029	0	0	0.0	188,719	65.2%	$0.00	0.0	65.8%
Thereafter	1	77,198	26.7	265,917	91.8%	$26.06	34.2	100.0%
Vacant	NAP	23,677	8.2	289,594	100.0%	NAP	NAP
Total / Wtd. Avg.	35	289,594	100.0%			$22.10	100.0%

(1)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(2)	Based on underwritten rent roll dated March 4, 2019.

(3)	MTM represents the fitness center and tenant lounge, which are amenities at the 625 North Michigan Avenue Property.

Environmental Matters. The Phase I environmental report, dated December 31, 2018, recommended no further action at the 625 North Michigan Avenue Property, except for the development of an Asbestos Operations and Maintenance Plan. The guarantor did not provide an environmental guaranty or indemnity to the lender.  In lieu thereof, the borrower purchased an environmental insurance policy with a ten-year term.  The premium for the environmental insurance policy has been paid in full.  See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The 625 North Michigan Avenue Property is located along the Magnificent Mile in Chicago, Illinois. The Magnificent Mile encompasses a stretch of North Michigan Avenue from the Chicago River to Oak Street. The corridor is home to numerous malls, restaurants, retailers and boutiques. To the east of Michigan Avenue is the Streeterville neighborhood, which features a high concentration of commercial and residential units. Additionally, Northwestern University’s Chicago campus is located in this area. The primary roadway within the neighborhood is North Michigan Avenue, which provides north-south linkage between Lake Shore Drive and the Central

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

625 North Michigan Avenue Chicago, IL 60611	Collateral Asset Summary – Loan No. 1 625 North Michigan Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,595,115 63.5% 2.00x 10.6%

Business District. According to the appraisal, the 2018 population and median household income within a 1.0 mile radius of the 625 North Michigan Avenue Property were 95,463 and $93,177, respectively.

The 625 North Michigan Avenue Property is located within the Chicago CBD office market, which totals approximately 132.0 million sq. ft. among 299 office buildings. As of the third quarter of 2018, the Chicago CBD office market reported a vacancy rate of 12.2% and overall gross asking rents of $39.85 per sq. ft. The North Michigan Avenue submarket is the second smallest submarket within the Chicago CBD, consisting of 10.49 million sq. ft. of office space, comprising 8.0% of the overall downtown market and 4.5% of the overall Chicago metropolitan market. As of the third quarter of 2018, the North Michigan Avenue submarket reported a vacancy rate of 12.5% and overall gross asking rents of $37.57 per sq. ft.

The appraiser analyzed a set of five comparable office leases within the immediate area of the 625 North Michigan Avenue Property, which indicated a base rent range from $17.00 to $27.32 per sq. ft. The appraiser determined an office market rent of $25.00 for high-rise office space (floors 16-28) and $23.00 per sq. ft. for low-rise office space (floors 5-15).

Office Lease Comparables(1)
Property Name	Year Built / Renovated	Office Area (Sq. Ft.)	% Occupied	Term	Base Rent (PSF)
625 North Michigan Avenue Property	1970 / 2004, 2007, 2014, 2016	289,594(2)	91.8%(2)	N/A	$22.10(3)
One & Two Prudential Plaza	1955 / NAV	2,194,385	86.0%	10-15 years	$21.00-$26.26
444 N. Michigan Avenue	1975 / NAV	503,224	86.0%	4.3-12 years	$18.00-$21.00
401 North Michigan	1966 /1993	772,404	92.0%	5-11 years	$24.00-$27.32
The John Hancock Building	1970 / NAV	896,980	89.0%	4.8-10 years	$17.00-$23.50
676 N. Michigan Avenue	1990 / NAV	224,600	97.0%	2.2-10 years	$20.00-$24.75
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated March 4, 2019.

(3)	Represents underwritten base rent at the 625 North Michigan Avenue Property.

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-12 1/31/2019	U/W	U/W PSF
Base Rent(1)	$3,716,381	$3,494,529	$4,700,873	$4,735,806	$5,876,979	$20.29
Value of Vacant Space	0	0	0	0	442,654	$1.53
Gross Potential Rent	$3,716,381	$3,494,529	$4,700,873	$4,735,806	$6,319,632	$21.82
Total Recoveries	2,815,961	2,999,601	3,472,128	3,498,749	4,886,172	$16.87
Other Income	97,638	108,178	207,759	165,246	165,246	$0.57
Less: Vacancy(2)	0	0	0	0	(862,847)	($2.98)
Effective Gross Income	$6,629,980	$6,602,307	$8,380,760	$8,399,801	$10,508,203	$36.29
Total Operating Expenses	4,227,088	4,587,062	4,818,334	4,791,047	5,128,734	$17.71
Net Operating Income	$2,402,892	$2,015,246	$3,562,426	$3,608,754	$5,379,469	$18.58
TI/LC	0	0	0	0	595,517	$2.06
Capital Expenditures	0	0	0	0	28,959	$0.10
Net Cash Flow	$2,402,892	$2,015,246	$3,562,426	$3,608,754	$4,754,993	$16.42
(1)	U/W Base Rent is based on the rent roll dated March 4, 2019 and includes $282,988 in contractual rent increases through January 1, 2020 and rent averaging through the 625 North Michigan Avenue Loan term of $223,847 for Northwestern University, which is rated Aaa/AAA/AAA by Fitch/Moody’s/S&P (which average includes rents for the expansion space). The increase from 2018 also takes into account new and renewal leases since September 2017 (an additional 56,577 sq. ft. of space that includes the 29,270 sq. ft. of Northwestern University expansion space).

(2)	U/W Vacancy represents 7.7% of Gross Potential Rent and Total Recoveries, which is greater than in-place economic vacancy of 7.5% (inclusive of dark tenants totaling 4.0%). As of March 4, 2019, the 625 North Michigan Avenue Property is 91.8% leased (including the Northwestern University expansion space).

Property Management. The 625 North Michigan Avenue Property is managed by Golub Realty Services LLC, which is an affiliate of the borrower.

Lockbox / Cash Management.    The 625 North Michigan Avenue Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. Funds deposited to the lockbox are required to be swept daily to the 625 North Michigan Avenue borrower’s operating account unless a Trigger Period exists. During a Trigger Period, funds in the lockbox are required to be transferred daily to a lender-controlled cash management account.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

625 North Michigan Avenue Chicago, IL 60611	Collateral Asset Summary – Loan No. 1 625 North Michigan Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,595,115 63.5% 2.00x 10.6%

A “Trigger Period” will be in effect during the continuance of:

(i)	An event of default under the 625 North Michigan Avenue Loan documents until cured; or

(ii)	From and after the first anniversary of the origination date, upon the failure of the borrower after the end of one calendar quarter to maintain a debt service coverage ratio on an implied 30-year amortization schedule of at least 1.20x (1.58x based on interest-only debt service) until (a) the date that the debt service coverage ratio is at least 1.25x (1.64x based on interest-only debt service) for two consecutive calendar quarters or (b) the date that the borrower posts cash or an evergreen letter of credit in an amount equal to $2,000,000.

Initial Reserves and Ongoing Reserves.    At loan origination, the borrower deposited (i) $400,000 into a real estate tax reserve, (ii) $2,093,319 into a TI/LC reserve account for outstanding approved tenant improvements associated with the Northwestern University expansion space ($1,783,200), a moving allowance for Symmetri Marketing Group, LLC ($40,000) and corridor work for American Association of Individual Investors ($270,119), (iii) $210,550 into a gap rent reserve account, which amount will cover base rent for the Northwestern University expansion spaces prior to the date the tenant takes occupancy of the expansion phases during Phase I and Phase II, respectively and (iv) $766,652 into a rent concession reserve account in order to simulate payments of base rent during the period that any free rent periods or rent abatements are in effect for the Northwestern University expansion space lease and the lease with Paulson Institute (4,579 sq. ft.).

Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes, which currently equates to $200,000.

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums. In the event the borrower maintains a blanket insurance policy acceptable to the lender and there is no event of default continuing, the requirement for monthly deposits into the insurance reserve will be waived. The borrower currently maintains a blanket insurance policy. As such, initial insurance reserves were waived and monthly insurance reserves are currently waived.

Replacement Reserve. During a DSCR Reserve Collection Period, the borrower is required to deposit into a capital expenditure reserve on a monthly basis, an amount equal to the lesser of (x) $2,413 and (y) an amount by which the balance of the capital expenditure account is less than $86,877, subject to a cap of $86,877 ($0.30 per sq. ft.).

TI/LC Reserve. During a DSCR Reserve Collection Period, the borrower is required to deposit into a TI/LC reserve on a monthly basis, the lesser of (x) $49,626 and (y) an amount by which the balance of the TI/LC reserve account is less than $1,786,551, subject to a cap of $1,786,551.

A “DSCR Reserve Collection Period” will occur upon the failure of the borrower after the end of one calendar quarter to maintain a debt service coverage ratio on an implied 30-year amortization schedule of at least 1.35x (1.78x based on interest-only debt service) until such time that the debt service coverage ratio is at least 1.35x (1.78x based on interest-only debt service) for two consecutive calendar quarters.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

Partial Release. None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 2 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 45.4% 2.91x 12.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 2 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 45.4% 2.91x 12.3%

26
Josephson
11,371 SF Exp. 12/2032
25
Josephson
11,371 SF Exp. 12/2032
24
Cohen and Company LLC
11,166 SF Exp. 2/2029
Weld North LLC
4,988 SF Exp. 10/2023
Beloveline Ltd.
5,423 SF Exp. 3/2028
23
Vacant
11,920 SF
Vacant
9,306 SF
22
The Julliard School
5,789 SF Exp. 3/2025
The Julliard School 2220
5,789 SF Exp. 3/2025
683 Capital Management
3,574 SF Exp. 11/2021
Harvard Business School
4,855 SF Exp. 2/2024
Lagoda Investment
3,081 SF Exp. 5/2020
21
TenCore Partners
3,874 SF Exp. 2/2024
Nova Ventures, LLC
3,849 SF Exp. 1/2029
Cefe Infrastructure Inv
3,857 SF Exp. 7/2023
Beevolio Group LLC
5,789 SF Exp. 7/2024
Mediant Communications
4,865 SF Exp. 11/2021
20
Versace USA, LLC
21,342 SF Exp. 7/2025
19
Young & Rubicam, Inc.
21,316 SF Exp. 8/2033
18
Young & Rubicam, Inc.
34,177 SF Exp. 8/2033
17
Column Park Asset Mgt
3,340 SF
Exp. 12/2020
Geneva Energy Markets
4,480 SF Exp. 5/2021
Aralez Pharmaceuticals
4,081 SF Exp. 10/2020
Tokai Tokyo Securities
2,964 SF
Exp. 8/2022
PS Broadway Holdings
4,445 SF Exp. 8/2020
XBTOPPS Expansion
4,100 SF Exp. 5/2023
Br2 Finance
5,933 SF Exp. 5/2025
XBTOPPS LLC
4,896 SF Exp. 12/2022
16
Emerge 212 3CC LLC
23,917 SF Exp. 2/2028
Laura & John Arnold
9,708 SF Exp. 7/2025
15
Emerge 212 3CC LLC
33,442 SF Exp. 2/2028
14
Northern Pacific Growth Inv.
4,407 SF Exp. 12/2021
HG Funds Management LLC
3,796 SF Exp. 8/2020
Clayton Family Office
1,719 SF
Exp. 11/2021
Dr. Joshua Levine, MD PC
2,130 SF
Exp. 2/2023
Building Office
2,831 SF
Trustees of Columbia
14,162 SF Exp. 8/2025
KIFO USA
6,190 SF Exp. 7/2026
12
Jazz at Lincoln Center, Inc.
30,853 SF Exp. 4/2028
TPO USA
4,052 SF Exp. 5/2023
11
Young & Rubicam, Inc.
34,834 SF Exp. 8/2033
10
Young & Rubicam, Inc.
34,834 SF Exp. 8/2033
9
Young & Rubicam, Inc.
34,834 SF Exp. 8/2033
8
Young & Rubicam, Inc.
34,834 SF Exp. 8/2033
7
Young & Rubicam, Inc.
34,834 SF Exp. 8/2033
6
Young & Rubicam, Inc.
34,834 SF Exp. 8/2033
5
Young & Rubicam, Inc.
34,834 SF Exp. 8/2033
4
Young & Rubicam, Inc.
34,834 SF Exp. 8/2033
3
Young & Rubicam, Inc.
41,202 SF Exp. 8/2033
2
CVS Caremark Pharmacy
13,143 SF Exp. 7/2028
Nordstrom
15,556 SF Exp. 7/2040
Ground
Nordstrom
12,552 SF Exp. 7/2040
CVS Caremark Pharmacy
8,339 SF Exp. 7/2028
Chase Bank
6,551 SF Exp. 8/2031
Basement
Nordstrom
18,883 SF Exp. 7/2040
CVS Caremark Pharmacy
1,677 SF Exp. 7/2028
Building Storage
3,021 SF
Young & Rubicam, Inc. Storage
1,300 SF Exp. 8/2033
Young & Rubicam, Inc. Storage
170 SF Exp. 8/2033
Vacant
Building
2019 – 2021
2022 – 2023
2024 – 2025
2026+

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 2 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 45.4% 2.91x 12.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 2 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 45.4% 2.91x 12.3%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Credit Assessment Fitch/KBRA/ S&P(1):	BBB-/A/N/A
Borrower Sponsor:	Joseph Moinian
Borrowers:	3 Columbus Circle LLC; 3 Columbus Circle LLC - Series A; 3 Columbus Circle LLC - Series B
Original Balance(2):	$50,000,000
Cut-off Date Balance(2):	$50,000,000
% by Initial UPB:	7.6%
Interest Rate:	3.9140%
Payment Date:	11th of each month
First Payment Date:	April 11, 2019
Maturity Date:	March 11, 2029
Amortization:	Interest Only
Additional Debt(2)(3)(4):	$440,000,000 Pari Passu Debt $105,000,000 B-Notes
Call Protection(5):	L(25), D(90), O(5)
Lockbox / Cash Management:	Hard / In Place

Reserves(6)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Outstanding TI/LC:	$1,820,891	NAP
Free Rent:	$847,794	NAP
Young & Rubicam:	$0	Springing

Financial Information
	Senior Notes	Whole Loan
Cut-off Date Balance / Sq. Ft.:	$650	$789
Balloon Balance / Sq. Ft.:	$650	$789
Cut-off Date LTV:	45.4%	55.1%
Balloon LTV:	45.4%	55.1%
Underwritten NOI DSCR:	3.11x	2.56x
Underwritten NCF DSCR:	2.91x	2.40x
Underwritten NOI Debt Yield:	12.3%	10.2%
Underwritten NCF Debt Yield:	11.5%	9.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1927 / 2010-2013
Total Sq. Ft.:	753,713
Property Management:	Columbus Property Management LLC
Underwritten NOI(7):	$60,497,452
Underwritten NCF:	$56,594,080
Appraised Value:	$1,080,000,000
Appraisal Date:	January 1, 2019

Historical NOI
Most Recent NOI(7):	$40,091,035 (T-12 December 31, 2018)
2017 NOI:	$34,698,749 (December 31, 2017)
2016 NOI:	$35,192,550 (December 31, 2016)
2015 NOI:	$29,622,920 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	97.2% (January 1, 2019)
2018 Occupancy:	98.0% (December 31, 2018)
2017 Occupancy:	91.9% (December 31, 2017)
2016 Occupancy:	98.4% (December 31, 2016)
(1)	Fitch and KBRA provided the listed assessments for the 3 Columbus Circle Loan (as defined below) in the context of its inclusion in the mortgage pool. S&P did not provide a credit assessment but confirmed that the 3 Columbus Circle Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(2)	The 3 Columbus Circle Whole Loan (as defined below) was originated by JPMCB. JPMCB sold Notes A-2-1, A-2-2, A-2-3, A-2-4, A-2-5 with an aggregate original principal balance of $122,500,000 and Note B-2 with an original principal balance $53,550,000 to Deutsche Bank AG, New York Branch (“DBNY”) on March 13, 2019. Prior to the closing date of the securitization, DBNY will sell Note A-2-2 with an aggregate original principal balance $25,000,000, Note A-2-3 with an aggregate original principal balance $25,000,000 and Note A-2-5B with an aggregate original principal balance $10,000,000 to CCRE. CCRE intends to deposit Note A-2-2 and Note A-2-3 into the CF 2019-CF1 mortgage trust and intends to hold Note A-2-5B for contribution into one or more future securitizations.

(3)	The 3 Columbus Circle Loan consists of the non-controlling Notes A-2-2 and A-2-3 and is part of the 3 Columbus Circle Whole Loan evidenced by 14 senior pari passu notes and two subordinate notes, with an aggregate outstanding principal balance as of the cut-off date of $595.0 million. For additional information, see “The Loan” below.

(4)	See “Current Mezzanine or Subordinate Indebtedness” below.

(5)	The lockout period will be 25 payments beginning with and including the first payment date of April 11, 2019. Defeasance of the full $595.0 million 3 Columbus Circle Whole Loan is permitted after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the first payment date.

(6)	See “Initial Reserves and Ongoing Reserves” below.

(7)	The increase in Underwritten NOI from Most Recent NOI is primarily attributable to (i) an additional 214,372 sq. ft. lease executed with Young & Rubicam, Inc. on floors three through eight, accounting for approximately $16.3 million in underwritten base rent and (ii) rent steps through January 2020 and straight line rent for investment grade tenants.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 2 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 45.4% 2.91x 12.3%

The Loan. The 3 Columbus Circle mortgage loan (the “3 Columbus Circle Loan”) is part of a fixed rate loan secured by the borrowers’ fee simple interest in 21 condominium units in a 26-story, approximately 753,713 sq. ft. Class A office building located on Broadway between West 57th and 58th Streets in New York, New York (the “3 Columbus Circle Property”). The 3 Columbus Circle Loan is evidenced by the non-controlling Notes A-2-2 and A-2-3 with an original principal balance and outstanding principal balance as of the cut-off date of $25.0 million and $25.0 million, respectively. The 3 Columbus Circle Loan is part of a $595.0 million whole loan that is evidenced by 16 promissory notes: 14 pari passu senior notes with an aggregate original principal balance of $490.0 million (the “3 Columbus Circle Senior Notes”) and two subordinate notes with an aggregate original principal balance of $105.0 million (the “3 Columbus Circle Junior Notes”) and, together with the 3 Columbus Circle Senior Notes, the “3 Columbus Circle Whole Loan”). Only the 3 Columbus Circle Loan will be included in the mortgage pool for the CF 2019-CF1 mortgage trust.

The relationship between the holders of the 3 Columbus Circle Senior Notes and 3 Columbus Circle Junior Notes will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans—3 Columbus Circle Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
3 Columbus Circle Loan
A-2-2, A-2-3	$50,000,000	$50,000,000	CF 2019-CF1	No
3 Columbus Circle Pari Passu Senior Notes
A-1-1	$50,000,000	$50,000,000	Benchmark 2019-B10	No(1)
A-1-2, A-1-3, A-1-4, A-1-5, A-1-6, A-1-7, A-1-8	$317,500,000	$317,500,000	JPMCB	No
A-2-1	$25,000,000	$25,000,000	Benchmark 2019-B10	No
A-2-4, A-2-5A	$37,500,000	$37,500,000	DBNY	No
A-2-5B	$10,000,000	$10,000,000	CCRE	No
3 Columbus Circle Junior Notes
B-1, B-2	$105,000,000	$105,000,000	Benchmark 2019-B10	Yes(1)
3 Columbus Circle Whole Loan	$595,000,000	$595,000,000
(1)	The initial Controlling Note is Note B-1, so long as no 3 Columbus Circle control appraisal period has occurred and is continuing. If and for so long as a 3 Columbus Circle Whole Loan control termination event has occurred and is continuing, then the Controlling Note will be the Note A-1-1. See “Description of the Mortgage Pool—The Whole Loans—The 3 Columbus Circle Pari Passu-AB Whole Loan”. The 3 Columbus Circle Whole Loan will be serviced under the Benchmark 2019-B10 PSA.

The 3 Columbus Circle Whole Loan was originated by JPMCB and Notes A-2-1, A-2-2, A-2-3, A-2-4, A-2-5 and B-2 were sold to GACC on March 13, 2019. Additionally, Notes A-2-2, A-2-3 and A-2-5B will be sold to CCRE on or before the closing date of the securitization. The 3 Columbus Circle Whole Loan has a 10-year interest-only term and accrues interest at a fixed rate of 3.9140% per annum. The annual interest rate on both the 3 Columbus Circle Senior Notes and the 3 Columbus Circle Junior Notes is 3.9140% per annum. The 3 Columbus Circle Whole Loan proceeds were used to refinance existing debt of approximately $371.7 million, purchase Young & Rubicam’s condominium interest for approximately $215.6 million, pay closing costs of approximately $18.8 million and fund upfront reserves of approximately $2.7 million. Based on the “As-Is” appraised value of $1.08 billion as of January 1, 2019, the Cut-off Date LTV for the 3 Columbus Circle Senior Notes and 3 Columbus Circle Whole Loan is 45.4% and 55.1%, respectively. The most recent prior financing of the 3 Columbus Circle Property was securitized in CGCMT 2015-GC29, COMM 2015-CCRE22, COMM 2015-CCRE23 and WFCM 2015-LC20.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$595,000,000	97.7%	Refinance Existing Debt(1)	$371,671,992	61.1%
Borrower Sponsor Equity:	$13,763,711	2.3%	Young & Rubicam Condo Purchase(2)	$215,600,000	35.4%
			Closing Costs	$18,823,034	3.1%
			Upfront Reserves	$2,668,685	0.4%
Total Sources	$608,763,711	100.0%	Total Uses	$608,763,711	100.0%
(1)	Includes approximately $21.7 million in defeasance costs.

(2)	In conjunction with loan closing, Moinian (as defined below) purchased floors three through eight from Young & Rubicam (as defined below), and leased those floors back to Young and Rubicam. For additional information, see “The Property” below.

The Borrowers / Borrower Sponsor.  The borrowers are 3 Columbus Circle LLC – Series A, 3 Columbus Circle LLC – Series B (each a “series” of 3 Columbus Circle LLC formed under the Delaware General Corporation Law) and 3 Columbus Circle LLC, a Delaware limited liability company. Each borrower is a single purpose entity structured to be a bankruptcy-remote entity with 3 Columbus Circle LLC having two independent directors in its organizational structure. The borrower sponsor and non-recourse carveout guarantor for the 3 Columbus Circle Whole Loan is Joseph Moinian, the key principal of The Moinian Group (“Moinian”). Founded in 1982, Moinian is a private real estate acquisition, ownership, development and management company. Moinian owns commercial properties throughout the country, focusing on major cities such as New York, Chicago, Dallas and Los Angeles. Moinian develops, owns and operates properties across every asset category, including office, hotel, retail, condominium apartments and rental apartments. Moinan controls the ownership

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 2 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 45.4% 2.91x 12.3%

of New York City properties including the Oskar, The Sky, 17 Battery North & South and 535-545 Fifth Avenue, with a total portfolio of more than 20.0 million sq. ft. Two of the borrowers, 3 Columbus Circle LLC – Series A and 3 Columbus Circle LLC – Series B, each as a series of 3 Columbus Circle LLC own the 3 Columbus Circle Property as tenants-in-common. For additional information, please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common” in the Preliminary Prospectus.

The Property. The 3 Columbus Circle Property is a Class A, 26-story, 753,713 sq. ft. office building with ground floor retail located in Midtown Manhattan, in New York City. The 3 Columbus Circle Property occupies the entire city block bounded by Broadway, Eighth Avenue, West 57th Street and West 58th Street, and features panoramic views of Central Park, the Hudson River and much of Manhattan. The 3 Columbus Circle Property is subject to a condominium regime consisting of 21 condominium units, each of which is  owned by the borrowers and is collateral for the 3 Columbus Circle Loan. The 3 Columbus Circle Property serves as the national headquarters for its largest tenant, Young & Rubicam, Inc. (“Young & Rubicam” or “Y&R”) (49.8% of net rentable area; rated BBB+/BBB by Fitch and S&P), and 72.0% of net rentable area is leased to investment grade tenants, including Nordstrom, CVS Caremark Pharmacy, Chase Bank, Versace USA, Inc. and AT&T Corp.

From 2010 to 2013, the 3 Columbus Circle Property underwent an approximately $82.5 million building-wide renovation, including an approximately $44.0 million energy-efficient glass façade that encompasses the building’s original foundation. In addition to the façade, the lobby received an approximately $1.0 million expansion and renovation that widened the 3 Columbus Circle Property’s existing entrance on Broadway and replaced the existing lobby walls with 12-foot glass walls. The retail space received approximately $3.0 million in capital improvements, including floor-to-ceiling windows and fully redesigned restrooms. The 3 Columbus Circle Property features modern building systems, 12 passenger elevators, a loading dock and office terraces on multiple floors. The 3 Columbus Circle Property has earned Energy Star designation and LEED Silver certification.

As of January 1, 2019, the 3 Columbus Circle Property was 97.2% leased to a diversified roster of 43 tenants, including a mix of 35 office tenants, five telecom tenants and three investment grade retail tenants. Approximately 72.0% and 78.8% of net rentable area and underwritten base rent, respectively, are attributable to investment grade tenants. The 3 Columbus Circle Property’s ten largest tenants occupy approximately 610,518 sq. ft. (81.0% of net rentable area) and have a weighted average remaining lease term of approximately 13.2 years.

Moinian acquired the 3 Columbus Circle Property in 2004 for approximately $250 million. In 2011, when the building was 33.3% occupied, Moinian sold a 48.9% interest in the building to SL Green and together, the companies began an extensive multi-year redevelopment plan to reposition the building to a Class A asset. In 2012, while the redevelopment was underway, Moinan and SL Green sold a 214,372 sq. ft. condominium interest, which covers floors three to eight (the “Y&R Space”) to Young & Rubicam for approximately $143.6 million. Renovations were completed in 2013 and the 3 Columbus Circle Property was leased up to 97.2% as of January 1, 2019. In 2018, Moinian repurchased SL Green’s interest in the 3 Columbus Circle Property, and in conjunction with the closing of the 3 Columbus Circle Whole Loan, Moinian repurchased Young & Rubicam’s condominium interest, for approximately $215.6 million. In conjunction with repurchase of the Young & Rubicam condominium interest, a new lease to Young & Rubicam was simultaneously executed for the Y&R Space with an initial base rent set at $76.00 per sq. ft. and a lease expiration coterminous with Young & Rubicam’s existing lease for floors 9, 10, 11, 18 and 19 in August 2033.

The 3 Columbus Circle Property is located in the Midtown West office submarket, proximate to other prominent buildings on Columbus Circle including the Time Warner Center and the Museum of Arts and Design. Nordstrom’s women’s store is expected to open in 2019 across the street at Central Park Tower. The Columbus Circle neighborhood benefits from nearby attractions including Central Park, Rockefeller Center, Radio City Music Hall, Lincoln Center for the Performing Arts and the Museum of Modern Art. In particular, the 3 Columbus Circle Property benefits from its location on Broadway, which is a major artery connecting the southern tip of Manhattan to Upper Manhattan. The 3 Columbus Circle Property’s frontage along Broadway, 8th Avenue, West 57th Street and West 58th Street provides its retail tenants with access to the pedestrian traffic in the area. The 3 Columbus Circle Property is accessible by public transportation with three subway lines within one block.

Young & Rubicam (375,236 sq. ft.; 49.8% of NRA; 39.9% of U/W Base Rent) Young & Rubicam, a subsidiary of WPP (LSE: WPP) (rated BBB+/BBB by Fitch and S&P), is a marketing and communications company specializing in advertising, digital and social media, sales promotion, direct marketing and brand identity consulting. Y&R’s clients include a variety of companies including Campbell’s Soup Company, Colgate-Palmolive, Virgin Atlantic, Revlon, LG and Land Rover. Founded in 1923 and headquartered at the 3 Columbus Circle Property, Y&R has more than 190 offices in 95 countries. WPP is a global company in communications, commerce and technology services with over 150 companies. As of 2017, WPP reported £15.3 billion in revenue. Y&R has occupied the 3 Columbus Circle Property since 2012 and currently occupies 11 floors through August 2033 with two ten-year renewal options.

Emerge 212 3CC LLC (57,359 sq. ft.; 7.6% of NRA; 4.7% of U/W Base Rent) Emerge 212 3CC LLC (“Emerge212”), a subsidiary of SL Green Realty Corp. (NYSE: SLG) (rated Baa3/BBB/BBB- by Moody’s, Fitch and S&P), was founded in 1999 and is an operator of full-service office suites. The company provides fully furnished, privately leased, flexible office space, providing tenants the ability to grow and contract along with business needs. In addition to office space, tenants receive full-service amenities such as cafe areas, charging stations, conference rooms and event space. Emerge212 is located exclusively in New York with locations at 3 Columbus Circle, 125 Park Avenue and 1185 Avenue of the Americas. SL Green Realty Corp. is a self-managed real estate investment trust and a commercial landlord in New York City. As of 2017, SL Green Realty Corp. reported approximately $1.5 billion in total revenue and approximately

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 2 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 45.4% 2.91x 12.3%

$14.0 billion in total assets. Emerge212 currently occupies floors 15 and 16 through February 2028 and licenses its space as shared workspace.

Nordstrom (46,991 sq. ft.; 6.2% of NRA; 19.6% of U/W Base Rent) Nordstrom (rated Baa1/BBB+/BBB+ by Moody’s, Fitch and S&P) (NYSE: JWN) is an upscale apparel and shoe retailers, serving customers through multiple retail channels, discount stores, boutiques, catalogs and the Internet. The store at the 3 Columbus Circle Property serves as Nordstrom’s first men’s store and its first store in Manhattan. Nordstrom is expected to open its flagship women’s store across the street at Central Park Tower in fall 2019. In addition to its online business, which reaches 96 countries, Nordstrom operates 363 U.S. stores in 40 states as well as six Nordstrom stores in Canada. As of fiscal year ended February 3, 2018, Nordstrom reported approximately $15.1 billion in net sales and approximately $8.1 billion in total assets. Nordstrom occupies the largest retail space on the ground floor as well as space on the second floor through October 2039 and has two ten-year renewal options.

Tenant Summary(1)
	Ratings (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent	Lease Expiration
Tenant
Young & Rubicam, Inc.(4)	NA / BBB+ / BBB	375,236	49.8%	$72.06	39.9%	8/31/2033
Emerge 212 3CC LLC	Baa3 / BBB / BBB-	57,359	7.6	$55.00	4.7	2/29/2028
Nordstrom(5)	Baa1 / BBB+ / BBB+	46,991	6.2	$282.15	19.6	10/31/2039
Jazz At Lincoln Center, Inc.	NA / NA / NA	30,653	4.1	$52.00	2.4	4/30/2028
Josephson(6)(7)	NA / NA / NA	22,742	3.0	$100.00	3.4	12/31/2032
Versace USA, Inc.	NA / BBB- / BBB-	21,342	2.8	$75.00	2.4	7/31/2025
CVS Caremark Pharmacy	Baa2 / NA / BBB	21,159	2.8	$193.20	6.0	7/31/2028
Trustees of Columbia(8)	Aaa / NA / AAA	14,162	1.9	$77.77	1.6	8/31/2025
Cohen and Company LLC(9)	NA / NA / NA	11,166	1.5	$83.00	1.4	2/28/2029
Laura & John Arnold	NA / NA / NA	9,708	1.3	$56.00	0.8	7/31/2025(10)
Total Major Office and Retail Tenants		610,518	81.0%	$91.04	82.0%
Other Occupied Office and Retail(11)		121,646	16.1	$99.39	17.8
Total Occupied Office and Retail		732,164	97.1%	$92.43	99.9%
Telecom		218	0.0	$328.03	0.1
Total Occupied		732,382	97.2%	$92.50	100.0%
Vacant(12)		21,331	2.8
Total / Wtd. Avg.		753,713	100.0%

(1)	Based on the underwritten rent roll dated January 1, 2019.

(2)	In certain instances, Ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	U/W Base Rent PSF includes rent steps through January 2020 and straight line rent over the loan term for investment grade tenants, including Young & Rubicam, Inc., Emerge 212 3CC LLC, Nordstrom, Versace USA, Inc. CVS Caremark Pharmacy, Trustees of Columbia, Chase Bank and AT&T Corp.

(4)	Young & Rubicam, Inc. leases 375,236 sq. ft., of which (i) 214,372 sq. ft. has an U/W Base Rent PSF of $76.00, (ii) 124,760 sq. ft. has an U/W Base Rent PSF of $68.60, (iii) 34,634 sq. ft. has an U/W Base Rent PSF of $62.00, (iv) 1,300 sq. ft. has an U/W Base Rent PSF of $32.50 and (v) 170 sq. ft. of storage space which has no U/W Base Rent PSF.

(5)	Nordstrom leases 46,991 sq. ft., of which (i) 43,018 sq. ft. has an U/W Base Rent PSF of $241.25 and (ii) 3,973 sq. ft. has an U/W Base Rent PSF of $725.00.

(6)	Josephson is an affiliate of the borrowers and its leased space serves as headquarters for affiliates of the borrowers.

(7)	Josephson received approximately $1.3 million in free rent that commenced January 26, 2018 and will continue through July 2019.

(8)	Trustees of Columbia leases 14,162 sq. ft., of which (i) 6,031 sq. ft. has an U/W Base Rent PSF of $76.53, (ii) 5,020 sq. ft. has an U/W Base Rent PSF of $78.79 and (iii) 3,111 sq. ft. has an U/W Base Rent PSF of $78.51.

(9)	Cohen and Company LLC received approximately $144,000 in free rent that commenced January 18, 2019 and ended February 18, 2019.

(10)	Laura & John Arnold has the right to cancel its lease at the end of any month occurring between the fifth anniversary of the rent commencement date and the eighth anniversary of the rent commencement date, with a nine months’ prior notice and the payment of a termination fee.

(11)	Other Occupied Office and Retail space includes 2,831 sq. ft. of a management office that has no underwritten rent and 3,021 sq. ft. of storage space. Subleases account for 20,015 sq. ft. (2.7% of net rentable area).

(12)	Vacant space includes 21,231 sq. ft. of office space and 100 sq. ft. of storage space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 2 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 45.4% 2.91x 12.3%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	5	18,655	2.5	18,655	2.5%	$78.46	2.2	2.2%
2021	5	19,013	2.5	37,668	5.0%	$83.35	2.3	4.5%
2022	3	7,861	1.0	45,529	6.0%	$87.38	1.0	5.5%
2023	5	18,327	2.4	63,856	8.5%	$80.93	2.2	7.7%
2024	3	14,518	1.9	78,374	10.4%	$82.74	1.8	9.5%
2025	5	60,820	8.1	139,194	18.5%	$73.90	6.6	16.1%
2026	1	6,190	0.8	145,384	19.3%	$84.14	0.8	16.9%
2027	0	0	0.0	145,384	19.3%	$0.00	0.0	16.9%
2028	4	114,594	15.2	259,978	34.5%	$81.13	13.7	30.6%
2029	2	14,815	2.0	274,793	36.5%	$82.75	1.8	32.4%
Thereafter(3)	10	457,589	60.7	732,382	97.2%	$100.06	67.6	100.0%
Vacant	NAP	21,331	2.8	753,713	100.0%	NAP	NAP
Total / Wtd. Avg.	43	753,713	100.0%			$92.50	100.0%

(1)	Based on the underwritten rent roll dated January 1, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Thereafter is inclusive of a management office and storage space that has no underwritten rent.

Environmental Matters. The Phase I environmental report dated January 22, 2019 recommended no further action at the 3 Columbus Circle Property.

The Market. The 3 Columbus Circle Property is located in the central business district of Manhattan, New York in the Midtown West submarket within the greater Midtown office market. The Midtown West Side submarket contains approximately 24.5 million sq. ft. of office inventory and is bordered by 72nd Street to the north, 42nd Street to the south, Seventh Avenue to the east and the Hudson River to the west. New York City’s largest employers include a diverse group of multinational corporations representing a variety of industries including healthcare, financial services, retail and education. Fifty-eight of the nation’s Fortune 500 corporations are headquartered in the New York Region including Verizon, J.P. Morgan Chase, Citigroup, IBM, MetLife, PepsiCo, American International Group, Morgan Stanley, New York Life Insurance, Goldman Sachs Group, TIAA, American Express and Time Warner.

As of the fourth quarter of 2018, the greater Midtown Class A office market consisted of approximately 181.1 million sq. ft. of office space with an overall market vacancy of 9.3% and average asking rents of approximately $75.03 per sq. ft. The Midtown West Side Class A submarket totaled approximately 24.5 million sq. ft. with average vacancy of 6.9% and average market asking rents of $76.87 per sq. ft. The overall Midtown office market achieved 23.7 million sq. ft. in leasing activity in 2018 with overall and direct absorption levels, totaling 7.3 million sq. ft. and 8.1 million sq. ft., respectively.

The appraisal identified seven directly competitive Class A office rent comparables in the Midtown West Side submarket with comparable buildings built between 1950 and 2009 and ranging in size from 242,505 sq. ft. to 790,000 sq. ft. Direct asking rents at the comparable properties ranged between $65.00 and $108.00 per sq. ft. with a weighted average of approximately $82.47 per sq. ft. The 3 Columbus Circle Property’s in-place weighted average office rent is $71.11 per sq. ft.

The appraisal identified five comparable retail spaces in the Manhattan market with rents ranging from $215.00 to $500.00 per sq. ft. for grade space with a weighted average rent of approximately $338.58 per sq. ft. The 3 Columbus Circle Property’s in-place weighted average retail rent is $259.02 per sq. ft.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 2 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 45.4% 2.91x 12.3%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2015	2016	2017	T-12 12/31/2018	U/W	U/W PSF
Base Rent(2)	$35,696,175	$41,873,116	$43,763,738	$48,360,889	$67,743,982	$89.88
Straight Line Rent(3)	0	0	0	0	4,169,665	$5.53
Vacant Income	0	0	0	0	1,977,018	$2.62
Gross Potential Rent	$35,696,175	$41,873,116	$43,763,738	$48,360,889	$73,890,665	$98.04
Total Recoveries / Other Income	3,840,772	2,954,447	3,436,707	4,969,121	7,102,216	$9.42
Other Income	4,797,805	5,333,639	3,752,429	3,994,225	10,130	$0.01
Less: Vacancy	0	0	0	0	(1,587,003)	($2.11)
Effective Gross Income	$44,334,752	$50,161,202	$50,952,874	$57,324,235	$79,416,007	$105.37
Total Fixed Expenses	7,341,633	7,763,377	8,781,856	9,797,054	10,509,084	$13.94
Total Operating Expenses	7,370,199	7,205,275	7,472,268	7,436,146	8,409,471	$11.16
Net Operating Income(4)	$29,622,920	$35,192,550	$34,698,749	$40,091,035	$60,497,452	$80.27
TI/LC	0	0	0	0	3,752,630	$4.98
Capital Expenditures	0	0	0	0	150,743	$0.20
Net Cash Flow	$29,622,920	$35,192,550	$34,698,749	$40,091,035	$56,594,080	$75.09
(1)	Based on the underwritten rent roll dated January 1, 2019.

(2)	U/W Base Rent includes rent steps (approximately $3.7 million) through January 2020.

(3)	Represents straight line rent for investment grade tenants over the loan term.

(4)	The increase in U/W Net Operating Income from T-12 12/31/2018 Net Operating Income is primarily attributable to (i) an additional 214,372 sq. ft. lease executed with Young & Rubicam on floors three through eight, accounting for approximately $16.3 million in underwritten base rent and (ii) rent steps through January 2020 and straight line rent for investment grade tenants. In total, leases executed since January 2018 represent annual rental income of approximately $19.3 million.

Property Management.    The 3 Columbus Circle Property is managed by Columbus Property Management LLC, an affiliate of the borrowers.

Lockbox / Cash Management. The 3 Columbus Circle Whole Loan is structured with a hard lockbox and in place cash management. The borrowers were required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. All funds in the lockbox account are required to be swept each business day into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. All funds on deposit in the cash management account following the occurrence and during the continuance of a Cash Sweep Event following payment of debt service, required reserves and operating expenses are required to be deposited into the Young & Rubicam reserve (as described below) or, to the extent the Cash Sweep Event is caused by a DSCR Trigger Event (as defined below), into the excess cash flow reserve, and in each case to be held and disbursed in accordance with the terms of the loan documents. During the continuance of an event of default, the lender may apply such funds in such order and priority as the lender determines. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence and continuation of any of the following:

(i)	an event of default under the 3 Columbus Circle Whole Loan until cured;

(ii)	any bankruptcy action of the borrowers or property manager until solely as to a bankruptcy event of the property manager, if borrowers have replaced the manager with a qualified manager under a replacement management agreement within 90 days of the occurrence of the bankruptcy event in accordance with the loan documents;

(iii)	upon the failure by the borrowers to maintain the debt service coverage ratio based on the 3 Columbus Circle Whole Loan of at least 1.30x on the trailing three-month period immediately preceding the date of determination (“DSCR Trigger Event”) until the debt service coverage ratio on the 3 Columbus Circle Whole Loan based on the trailing three-month period immediately preceding the date of determination is at least 1.30x for two consecutive calendar quarters; or

(iv)	any bankruptcy or certain insolvency actions of Young & Rubicam or its parent company until Young & Rubicam or its parent company affirming the Young & Rubicam lease in the applicable bankruptcy proceeding

(v)	Young & Rubicam vacates, abandons or “goes dark” in 85% or more of its leased space (and no sub-tenant is then in occupancy of any of the space) until the replacement of Young & Rubicam with an acceptable replacement tenant pursuant to lease(s) approved in accordance with the terms of the loan documents and such tenant has accepted possession of its premises under the lease(s), with all tenant improvement costs and free rent amounts reserved with the lender

With regard to clauses (iv) and (v) above, such triggers will also be cured once the balance of the Young & Rubicam reserve (as described below) has reached the cap of $40,000,000.

Additionally, each cure is also subject to the following conditions: (1) no other event of default has occurred and is continuing; and (2) the borrowers pay the lender’s reasonable expenses in connection with such cure. Notwithstanding the foregoing, in no event will the borrowers have the right to cure a Cash Sweep Event occurring from a borrower bankruptcy.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3 Columbus Circle New York, NY 10019	Collateral Asset Summary – Loan No. 2 3 Columbus Circle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 45.4% 2.91x 12.3%

Initial Reserves and Ongoing Reserves.    At loan origination, the borrowers deposited (i) approximately $1,820,891 into a tenant improvements and leasing commission reserve in connection with three leases including Versace USA, Inc.’s lease and (ii) approximately $847,794 into a free rent reserve in connection with four leases including Josephson’s lease.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes. In the event the borrowers provide evidence reasonably satisfactory to the lender that all taxes and other charges have been paid prior to the related due date and there is no event of default continuing, the requirement for monthly deposits into the tax reserve will be waived.

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums. In the event the borrowers maintain a blanket insurance policy acceptable to the lender and there is no event of default continuing, the requirement for monthly deposits into the insurance reserve will be waived. The borrowers currently maintain an acceptable blanket insurance policy. As such, initial and monthly insurance reserved are currently waived.

Replacement Reserve. During the continuance of a Cash Sweep Event, the borrowers are required to deposit into a replacement reserve on a monthly basis, an amount equal to $12,500 for replacement reserves (approximately $0.20 per sq. ft. annually), subject to a cap of $1,000,000 (approximately $1.33 per sq. ft.).

TI/LC Reserve. During the continuance of a Cash Sweep Event, the borrowers are required to deposit into a TI/LC reserve on a monthly basis, an amount equal to $62,900 for tenant improvement and leasing commission obligations (approximately $1.00 per sq. ft. annually), subject to a cap of $5,000,000 (approximately $6.63 per sq. ft.).

Young & Rubicam Reserve. During the continuance of a Cash Sweep Event caused by clause (iv) or (v) above, the borrowers are required to deposit into a Young & Rubicam reserve all excess cash flow in the cash management account to be used to cover expenses anticipated to be incurred in connection with re-leasing the Young & Rubicam space, subject to a cap of $40,000,000 (approximately $106.60 per sq. ft. of Young & Rubicam space).

Current Mezzanine or Subordinate Indebtedness.    The 3 Columbus Circle Junior Notes, with an aggregate outstanding principal balance as of the cut-off date of $105.0 million, accrue interest at a fixed rate of 3.9140% per annum. The 3 Columbus Circle Junior Notes each have a 120-month term and are interest only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The 3 Columbus Circle Pari Passu A-B Whole Loan” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

Partial Release. None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

FL, NV, MA, SC and CA	Collateral Asset Summary – Loan No. 3 SSTII Self Storage Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,800,000 59.4% 1.74x 8.9%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

FL, NV, MA, SC and CA	Collateral Asset Summary – Loan No. 3 SSTII Self Storage Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,800,000 59.4% 1.74x 8.9%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

FL, NV, MA, SC and CA	Collateral Asset Summary – Loan No. 3 SSTII Self Storage Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,800,000 59.4% 1.74x 8.9%

Mortgage Loan Information
Loan Seller:	KeyBank
Loan Purpose:	Refinance
Borrower Sponsor:	SmartStop Asset Management, LLC
Borrowers(1):	Various
Original Balance(2):	$46,800,000
Cut-off Date Balance(2):	$46,800,000
% by Initial UPB:	7.1%
Interest Rate:	5.0000%
Payment Date:	1st of each month
First Payment Date:	March 1, 2019
Maturity Date:	February 1, 2029
Amortization:	Interest Only
Additional Debt(2):	$57,200,000 Pari Passu Debt
Call Protection(3)(4):	L(26), D(90), O(4)
Lockbox / Cash Management:	Springing / Springing

Reserves(5)
	Initial	Monthly
Taxes:	$316,559	$87,322
Insurance:	$0	Springing
Replacement:	$8,009	$8,009
Required Repairs:	$119,623	NAP

Financial Information(6)
Cut-off Date Balance / Sq. Ft.:	$130
Balloon Balance / Sq. Ft.:	$130
Cut-off Date LTV(7):	59.4%
Balloon LTV(7):	59.4%
Underwritten NOI DSCR:	1.75x
Underwritten NCF DSCR:	1.74x
Underwritten NOI Debt Yield:	8.9%
Underwritten NCF Debt Yield:	8.8%

Property Information
Single Asset / Portfolio:	Portfolio of 10 properties
Property Type:	Self Storage
Collateral:	Fee Simple
Location:	FL, NV, MA, SC and CA
Year Built / Renovated:	Various / Various
Total Sq. Ft.:	800,961
Property Management:	Strategic Storage Property Management II, LLC; SS Growth Property Management, LLC
Underwritten NOI:	$9,248,119
Underwritten NCF:	$9,152,004
Appraised Value(7):	$175,000,000
Appraisal Date(7):	January 9, 2019

Historical NOI
Most Recent NOI:	$9,441,849 (T-12 December 31, 2018)
2017 NOI(8):	$7,303,551 (December 31, 2017)
2016 NOI(8):	NAV
2015 NOI(8):	NAV

Historical Occupancy
Most Recent Occupancy:	88.4% (March 26, 2019)
2018 Occupancy:	87.6% (December 31, 2018)
2017 Occupancy:	92.1% (December 31, 2017)
2016 Occupancy(8):	94.4% (December 31, 2016)
(1)	See “The Borrowers / Borrower Sponsor” below.

(2)	The SSTII Self Storage Portfolio II Whole Loan (as defined below) is evidenced by four pari passu notes in the aggregate original principal amount of $104.0 million. The non-controlling Note A-2, Note A-3, and Note A-4 with an aggregate original principal balance of $46.8 million will be included in the CF 2019-CF1 mortgage trust. The related companion loan has an original principal balance of $57.2 million and is evidenced by the controlling Note A-1. For additional information on the pari passu companion loans, see “The Loan” below.

(3)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of March 1, 2019. Defeasance is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized or (ii) March 1, 2023. The assumed lockout period of 26 payments is based on the expected CF 2019-CF1 securitization closing date in April 2019. The actual lockout period may be longer.

(4)	Partial release is permitted. See “Partial Release” below.

(5)	See “Initial Reserves and Ongoing Reserves” below.

(6)	Financial information is based on the aggregate SSTII Self Storage Portfolio II Whole Loan.

(7)	The Appraised Value reflects an approximately 10.1% portfolio premium attributed to the aggregate “as-is” value of the individual SSTII Self Storage Portfolio II Properties (as defined below). The sum of the values of each of the properties on an individual basis is $158,900,000, which represents a Cut-off Date LTV and Balloon LTV of 65.4%.

(8)	The majority of the SSTII Self Storage Portfolio II Properties were acquired by the borrower sponsor during 2016, and thus, 2015 and 2016 NOI is not available. In addition, the Nantucket property was acquired by the borrower sponsor on August 22, 2017. As such, the 2017 NOI for the Nantucket property represents a partial year and the 2016 occupancy excludes the Nantucket property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

FL, NV, MA, SC and CA	Collateral Asset Summary – Loan No. 3 SSTII Self Storage Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,800,000 59.4% 1.74x 8.9%

Portfolio Summary
Property	Location	Year Built	Sq. Ft.	Units	Allocated Loan Amount ($)(1)	Allocated Loan Amount (%)	Appraised Value(2)	% of UW NOI
Nantucket	Nantucket, MA	2011	93,177	842	$25,198,238	24.2%	$38,500,000	23.2%
Plantation	Plantation, FL	2001	88,849	903	$15,969,792	15.4%	$24,400,000	15.0%
Pollock	Las Vegas, NV	2000	88,840	767	$10,471,995	10.1%	$16,000,000	9.7%
Silverado Ranch	Las Vegas, NV	2002	89,988	726	$10,210,195	9.8%	$15,600,000	9.7%
Myrtle Beach - Jesse	Myrtle Beach, SC	1996	93,715	743	$8,606,670	8.3%	$13,150,000	9.5%
Port St. Lucie	Port St. Lucie, FL	1996	71,652	610	$7,264,947	7.0%	$11,100,000	6.5%
Myrtle Beach - Dick Pond	Myrtle Beach, SC	1999	75,320	598	$6,970,422	6.7%	$10,650,000	7.3%
Sahara	Las Vegas, NV	1989	76,425	617	$6,544,997	6.3%	$10,000,000	6.7%
Fort Pierce	Fort Pierce, FL	2008	85,245	758	$6,479,547	6.2%	$9,900,000	6.7%
Sonoma	Sonoma, CA	1984	37,750	339	$6,283,197	6.0%	$9,600,000	5.8%
Total			800,961	6,903	$104,000,000	100.0%	$175,000,000	100.0%
(1)	Based on the SSTII Self Storage Portfolio II Whole Loan.

(2)	The Total Appraised Value of $175,000,000 reflects an approximately 10.1% portfolio premium attributed to the aggregate “as-is” value of the individual SSTII Self Storage Portfolio II Properties. The sum of the “as-is” appraised values of each of the properties on an individual basis, which are reflected in the table above, is $158,900,000.

The Loan. The SSTII Self Storage Portfolio II loan (the “SSTII Self Storage Portfolio II Loan”) is a fixed-rate loan with an original and cut-off date principal balance of $46.8 million secured by the borrowers’ fee simple interest in a portfolio of 10 self storage properties totaling 800,961 sq. ft. located in five states (the “SSTII Self Storage Portfolio II Properties”). The SSTII Self Storage Portfolio II Loan is part of a whole loan (the “SSTII Self Storage Portfolio II Whole Loan”) with an original and cut-off date principal balance of $104.0 million that is evidenced by four pari passu notes as follows: (i) the controlling Note A-1 (the “SSTII Self Storage Portfolio II Companion Loan”) that has an original principal balance of $57.2 million and (ii) the SSTII Self Storage Portfolio II Loan, which consists of the non-controlling Note A-2, Note A-3, and Note A-4, with an aggregate original and cut-off date principal balance of $46.8 million that will be included in the CF 2019-CF1 mortgage trust. The SSTII Self Storage Portfolio II Companion Loan is currently held by KeyBank and is expected to be contributed to one or more future securitizations.

The SSTII Self Storage Portfolio II Loan has a 10-year interest only term and accrues interest at a fixed rate equal to 5.0000%.

The relationship between the holders of the SSTII Self Storage Portfolio II Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loans” in the Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
Note A-1	$57,200,000	$57,200,000	KeyBank	Yes
Note A-2	$26,000,000	$26,000,000	CF 2019-CF1	No
Note A-3	$13,000,000	$13,000,000	CF 2019-CF1	No
Note A-4	$7,800,000	$7,800,000	CF 2019-CF1	No
Total	$104,000,000	$104,000,000

Loan proceeds from the SSTII Self Storage Portfolio II Whole Loan were used to retire existing debt of approximately $52.6 million, pay closing costs of approximately $1.1 million, fund reserves of approximately $0.4 million and return approximately $49.8 million to the borrower sponsor. Based on the portfolio appraised value of $175.0 million as of January 2019, the Cut-off Date LTV is 59.4%. The most recent financing of the SSTII Self Storage Portfolio II Properties was not included in a securitization.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

FL, NV, MA, SC and CA	Collateral Asset Summary – Loan No. 3 SSTII Self Storage Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,800,000 59.4% 1.74x 8.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$104,000,000	100.0%	Loan Payoff(1)	$52,627,072	50.6%
			Return of Equity(1)	$49,818,148	47.9%
			Closing Costs	$1,110,590	1.1%
			Reserves	$444,191	0.4%
Total Sources	$104,000,000	100.0%	Total Uses	$104,000,000	100.0%
(1)	Proceeds from the SSTII Self Storage Portfolio II Whole Loan, along with proceeds from additional balance sheet and floating rate debt secured by additional non-collateral self storage properties, were used primarily to pay down a portion of various KeyBank credit facilities as well as to finance Strategic Storage Trust II, Inc.’s acquisition of another sponsor-affiliated REIT. The existing debt payoff amount represents an estimated pro rata portion allocated to the properties securing the SSTII Self Storage Portfolio II Whole Loan.

The Borrowers / Borrower Sponsor. The borrowers, SST II 19240 Hwy 12, LLC, SSGT 3252 N US Highway 1, LLC, SST II 501 NW Business Center Dr, LLC, SST II 10325 W Broward Blvd, LLC, SSGT 6 Sun Island Rd, LLC, SST II 9890 Pollock Dr, LLC, SST II 6318 W Sahara Ave, LLC, SST II 590 E Silverado Ranch Blvd, LLC, SST II 338 Jesse St, LLC, and SST II 4630 Dick Pond Rd, LLC, are each a single purpose Delaware limited liability company structured to be bankruptcy remote, each with two independent directors in its organizational structure. The borrowers are 99.9% owned by Strategic Storage Trust II, Inc. (“SST II”), the non-recourse carve-out guarantor.

The borrower sponsor and sponsor of SST II is SmartStop Asset Management, LLC (“SAM”), a diversified real estate company with approximately $1.8 billion of real estate assets under management, including 127 self storage facilities throughout the United States and Toronto, Canada comprised of approximately 80,000 units and 9.4 million rentable square feet. Including SST II, SAM is the sponsor of three public non-traded REITS, two of which are focused on self storage assets while the third is focused on student and senior housing assets. Founded in January 2013, SST II is a public non-traded REIT focused on stabilized income-producing self storage facilities located in primary and secondary markets across the United States and Toronto, Canada. In January 2019, Strategic Storage Growth Trust, Inc. (“SSGT”), a fourth public non-traded REIT sponsored by SAM, was acquired by and consolidated under SST II, creating a company valued at approximately $1.4 billion. With the addition of SSGT’s assets, SST II’s expanded portfolio contains 111 self storage facilities located in 17 states and Toronto, Canada totaling approximately 8.1 million of net rentable square feet in approximately 70,300 self storage units.

The Properties.    The SSTII Self Storage Portfolio II Properties are comprised of 10 cross-collateralized self storage facilities with a total of 6,903 units totaling approximately 800,961 sq. ft. and 325 RV/boat parking spaces. All facilities contain an on-site leasing office. The SSTII Self Storage Portfolio II Properties were constructed between 1984 and 2011 and, as of March 26, 2019, were 88.4% occupied. The SSTII Self Storage Portfolio II Properties are located across five states with three each in Florida and Nevada, two in South Carolina, and one each in Massachusetts and California. The borrower sponsor acquired the SSTII Self Storage Portfolio II Properties between July 2014 and August 2017 and has a cost basis of approximately $142.0 million, which results in a loan to cost basis ratio of 73.3%.

The five largest facilities by allocated loan amount are described below:

Nantucket. The Nantucket property is a two-story, 93,177 sq. ft., 842-unit self storage building located on the island of Nantucket, Massachusetts, approximately two miles southeast of the downtown area and less than one mile northeast of Nantucket Airport. Situated on a 1.70-acre site, the property was constructed in 2011 and contains an office and two apartments for on-site management, surveillance cameras, and keypad entry. The facility includes 790 climate controlled storage units, which includes 17 wine storage units in the basement level, and 52 traditional storage units. The property was 86.5% occupied as of March 26, 2019. The Nantucket property is situated on the resort island of Nantucket within an area primarily consisting of light industrial and other commercial uses, as well as residential uses and undeveloped land.

Plantation. The Plantation property is an 88,849 sq. ft., 903-unit self storage facility consisting of two, two-story buildings and two, single-story buildings located in Plantation, Florida, approximately six miles west of the Fort Lauderdale central business district. Situated on a 4.75-acre site, the property was originally constructed in 2001 and contains an office for on-site management, surveillance cameras, individual unit alarms, and keypad entry. The facility includes 851 climate controlled storage units, 52 traditional storage units, and eight RV/boat parking spaces. The property was 90.2% occupied as of March 26, 2019. The area surrounding the property consists of a mix of single and multi-family residential, retail, office, and vacant land, with the Plantation Midtown District and the Broward Mall less than two miles to the east.

Pollock. The Pollock property is a 88,840 sq. ft., 767-unit self storage facility consisting of 11, single-story buildings located in Las Vegas, Nevada, approximately eight miles south of the Las Vegas central business district and four miles south of the Las Vegas strip. Situated on a 5.52-acre site, the property was originally constructed in 2000 and contains an office and apartment for on-site management, surveillance cameras, and keypad entry. The facility includes 433 climate controlled storage units, 334 traditional storage units, and 39 RV parking spaces for lease. The property was 90.5% occupied as of March 26, 2019. The area surrounding the property primarily consists of single-family residential, while commercial uses are situated along the major thoroughfares.

Silverado Ranch. The Silverado Ranch property is an 89,988 sq. ft., 726-unit self storage facility consisting of four, two-story buildings located in Las Vegas, Nevada, approximately eight miles south of the Las Vegas central business district and four miles south of the Las

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

FL, NV, MA, SC and CA	Collateral Asset Summary – Loan No. 3 SSTII Self Storage Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,800,000 59.4% 1.74x 8.9%

Vegas strip. Situated on a 5.52-acre site, the property was originally constructed in 2002 and contains an office and apartment for on-site management, surveillance cameras, and keypad entry. The facility includes 308 climate controlled storage units, 418 traditional storage units, and 35 covered RV parking spaces for lease. The property was 87.9% occupied as of March 26, 2019. The area surrounding the property primarily consists of single and multi-family residential, with commercial uses along the main thoroughfares.

Myrtle Beach - Jesse. The Myrtle Beach - Jesse property is a 93,715 sq. ft., 743-unit self storage facility consisting of 11, single-story buildings located in Myrtle Beach, South Carolina, approximately three miles northwest of downtown Myrtle Beach. Situated on a 6.49-acre site, the property was originally constructed in 1996 with renovations most recently completed in 2007 and contains an office for on-site management, surveillance cameras, and keypad entry. The facility includes 242 climate controlled storage units, 501 traditional storage units, three office spaces, and 27 RV/boat parking spaces for lease. The property was 87.5% occupied as of March 26, 2019. The property is located in a suburban neighborhood with residential uses in the immediately surrounding area and commercial uses along the primary thoroughfares, with a large concentration along US Route 17.

The following table presents detailed information with respect to the unit mix of the SSTII Self Storage Portfolio II Properties:

Unit Mix Summary
Property	Location	Sq. Ft. (1)	Occupancy(2)	Storage Units(1)	Average Asking Rent per Sq. Ft.(1)	% of Climate Controlled Units	Parking Units	Office Units
Nantucket	Nantucket, MA	93,177	86.5%	842	$2.88	91.8%	0	0
Plantation	Plantation, FL	88,849	90.2%	903	$2.03	94.2%	8	0
Pollock	Las Vegas, NV	88,840	90.5%	767	$1.49	56.5%	39	0
Silverado Ranch	Las Vegas, NV	89,988	87.9%	726	$1.35	42.4%	35	0
Myrtle Beach - Jesse	Myrtle Beach, SC	93,715	87.5%	743	$1.14	32.6%	27	3
Port St. Lucie	Port St. Lucie, FL	71,652	85.0%	610	$1.10	75.9%	112	0
Myrtle Beach - Dick Pond	Myrtle Beach, SC	75,320	83.5%	598	$1.07	51.2%	69	0
Sahara	Las Vegas, NV	76,425	91.0%	617	$1.10	85.9%	22	0
Fort Pierce	Fort Pierce, FL	85,245	90.3%	758	$1.19	95.0%	0	0
Sonoma	Sonoma, CA	37,750	94.0%	339	$2.25	0.0%	13	1
Total / Wtd. Avg.		800,961	88.4%	6,903	$1.55	67.0%	325	4
(1)	Excludes parking and office units.

(2)	Occupancy is on a sq. ft. basis and based on the underwritten rent roll dated as of March 26, 2019.

Environmental Matters. The Phase I environmental reports dated December 2018 recommended no further action at the SSTII Self Storage Portfolio II Properties.

The Market. As of 2018, per a third party self storage market research report, the U.S. self storage market contained approximately 45,547 facilities with nearly 1.7 billion sq. ft. It is estimated that SmartStop Asset Management, LLC, the borrower sponsor and an affiliate of the property managers of the SSTII Self Storage Portfolio II Properties, is the ninth largest market participant by sq. ft. with a total of approximately 10.0 million sq. ft. under operation. The self storage industry in the United States has experienced steadily increasing performance in recent years, with overall occupancy increasing each year since 2011 except for a slight dip in occupancy from 92.8% in second quarter 2017 to 91.7% in second quarter 2018.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

FL, NV, MA, SC and CA	Collateral Asset Summary – Loan No. 3 SSTII Self Storage Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,800,000 59.4% 1.74x 8.9%

The following table presents certain information related to the demographic profile of the SSTII Self Storage Portfolio II Properties:

Portfolio Demographic Profile(1)
	2018 Population Demographics			2018-2023 Projected Population Growth %			2018 Median Household Income
	1 Mile	3 Miles	5 Miles	1 Mile	3 Miles	5 Miles	1 Mile	3 Miles	5 Miles
Nantucket	1,573	8,902	10,693	1.49%	1.45%	1.45%	$102,465	$100,383	$100,818
Plantation	13,054	126,114	318,017	0.50%	1.12%	1.14%	$84,898	$64,719	$59,217
Pollock	35,301	149,863	283,572	1.83%	2.00%	1.94%	$62,782	$65,627	$69,269
Silverado Ranch	30,457	144,387	283,573	1.57%	2.04%	1.99%	$62,577	$66,048	$69,115
Myrtle Beach - Jesse	3,591	43,173	95,082	2.74%	2.96%	2.73%	$44,056	$47,485	$49,703
Port St. Lucie	5,267	43,024	112,834	2.24%	1.78%	1.67%	$64,814	$57,683	$55,417
Myrtle Beach - Dick Pond	9,060	36,935	85,207	2.20%	2.65%	2.72%	$48,762	$50,230	$49,808
Sahara	8,393	206,984	459,207	0.73%	1.17%	1.33%	$49,398	$44,160	$48,015
Fort Pierce	2,459	22,180	57,852	1.56%	1.24%	1.28%	$38,628	$30,907	$36,135
Sonoma	12,587	34,200	38,883	-0.23%	-0.14%	-0.12%	$65,006	$73,665	$75,041
Wtd. Avg.	11,644	76,316	164,132	1.44%	1.61%	1.60%	$71,213	$67,833	$68,410
Median	8,727	43,099	103,958	1.57%	1.62%	1.56%	$62,680	$61,201	$57,317
(1)	Source: Third party market research reports

The following table presents competitive set information with respect to the SSTII Self Storage Portfolio II Properties:

Market Overview
Property	Location	Occupancy(1)	Average Asking Rent Range(1)	Competitive Set Occupancy(2)	Competitive Set Average Asking Rent Range(2)
Nantucket	Nantucket, MA	86.5%	$2.21 per sq. ft. - $7.56 per sq. ft.(3)	69.9%	$1.32 per sq. ft. - $4.64 per sq. ft.
Plantation	Plantation, FL	90.2%	$1.46 per sq. ft. - $4.76 per sq. ft.	92.0%	$0.96 per sq. ft. - $2.76 per sq. ft.
Pollock	Las Vegas, NV	90.5%	$1.01 per sq. ft. - $3.00 per sq. ft.	92.0%	$1.18 per sq. ft. - $2.80 per sq. ft.
Silverado Ranch	Las Vegas, NV	87.9%	$0.73 per sq. ft. - $3.04 per sq. ft.	94.0%	$1.50 per sq. ft. - $3.04 per sq. ft.
Myrtle Beach - Jesse	Myrtle Beach, SC	87.5%	$0.91 per sq. ft. - $3.28 per sq. ft.	87.5%	$0.54 per sq. ft. - $2.52 per sq. ft.
Port St. Lucie	Port St. Lucie, FL	85.0%	$0.87 per sq. ft. - $1.88 per sq. ft.	92.1%	$1.12 per sq. ft. - $1.96 per sq. ft.
Myrtle Beach - Dick Pond	Myrtle Beach, SC	83.5%	$0.77 per sq. ft. - $3.96 per sq. ft.	88.4%	$0.73 per sq. ft. - $2.84 per sq. ft.
Sahara	Las Vegas, NV	91.0%	$0.63 per sq. ft. - $2.12 per sq. ft.	91.6%	$0.89 per sq. ft. - $2.76 per sq. ft.
Fort Pierce	Fort Pierce, FL	90.3%	$0.99 per sq. ft. - $3.00 per sq. ft.	92.1%	$0.88 per sq. ft. - $1.96 per sq. ft.
Sonoma	Sonoma, CA	94.0%	$0.91 per sq. ft. - $4.48 per sq. ft.	93.2%	$1.11 per sq. ft. - $3.04 per sq. ft.
Total / Wtd. Avg.		88.4%
(1)	Based on the underwritten rent roll dated as of March 26, 2019, and excluding sq. ft. from parking and office units.

(2)	Source: Appraisal

(3)	For the purpose of comparison against the competitive set, the Average Asking Rent Range for the Nantucket property excludes the 17 wine storage units, which have average asking rents ranging from $5.35 per sq. ft. to $18.50 per sq. ft.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

FL, NV, MA, SC and CA	Collateral Asset Summary – Loan No. 3 SSTII Self Storage Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,800,000 59.4% 1.74x 8.9%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2017(2)	2018	U/W	U/W PSF
Base Rent(3)	$10,660,464	$13,235,789	$14,545,183	$18.16
Value of Vacant Space	0	0	0	$0.00
Gross Potential Rent	$10,660,464	$13,235,789	$14,545,183	$18.16
Total Other Income(4)	364,156	724,929	1,147,761	$1.43
Less: Concessions	(263,168)	(533,207)	(533,207)	($0.67)
Less: Vacancy & Credit Loss(5)	(146,174)	(170,407)	(1,924,892)	($2.40)
Effective Gross Income	$10,615,278	$13,257,104	$13,234,845	$16.52
Total Operating Expenses	3,311,727	3,815,255	3,986,726	$4.98
Net Operating Income	$7,303,551	$9,441,849	$9,248,119	$11.55
Capital Expenditures	0	0	96,115	$0.12
Net Cash Flow	$7,303,551	$9,441,849	$9,152,004	$11.43

(1)	The majority of the SSTII Self Storage Portfolio II Properties were acquired by the borrower sponsor during 2016, and thus, historical financials prior to 2017 are not available.

(2)	The 2017 cash flow reflects a partial year for the Nantucket property since it was acquired on August 22, 2017.

(3)	U/W Base Rent is based on the in-place rent roll as of March 26, 2019.

(4)	Total Other Income is comprised of administration fees, unit insurance, late fees, and merchandise sales. In addition, U/W Total Other Income includes parking income and income from office units, which were historically included in Base Rent.

(5)	U/W Vacancy & Credit Loss represents 13.2% of Gross Potential Rent. The SSTII Self Storage Portfolio II Properties are currently 88.4% physically occupied.

Property Management. SSTII Self Storage Portfolio II Properties are managed by Strategic Storage Property Management II, LLC and SS Growth Property Management, LLC, affiliates of the borrowers and the sponsor.

Lockbox / Cash Management. The SSTII Self Storage Portfolio II Loan is structured with a springing soft lockbox and springing cash management. Upon the occurrence and during the continuance of a Cash Sweep Period, the borrowers are required to cause all revenues (except tenant insurance revenue) to be deposited by the borrowers or property managers into a lockbox account controlled by the lender on a weekly basis. During the continuance of a Cash Sweep Period, all sums on deposit in the clearing account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with the mortgage loan documents, and for so long as a DSCR Trigger exists, with excess cash held by the lender as additional collateral for the SSTII Self Storage Portfolio II Whole Loan.

A “Cash Sweep Period” will be in effect:

(i)	upon an event of default until cured;

(ii)	upon any bankruptcy action of the borrowers or property managers until, solely as to the bankruptcy action of a property manager, the property manager is replaced with a qualified manager within 60 days of such bankruptcy action (in no event will a Cash Sweep Period due to a bankruptcy of the borrowers be cured; or

(iii)	upon any period that the debt service coverage ratio as calculated in the loan documents based on the trailing three-month period is less than 1.00x (a “DSCR Trigger”) until such time as the debt service coverage ratio for the immediately preceding three-month period is at least 1.05x for two consecutive calendar quarters.

Initial Reserves and Ongoing Reserves. At origination, the borrowers deposited (i) $316,559 into a tax reserve account, (ii) $8,009 into a replacement reserve account, and (iii) $119,623 into a required repairs reserve account.

Tax Reserve: The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes, which currently equates to $87,322.

Insurance Reserve: The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums; provided that such monthly insurance will be waived so long as the SSTII Self Storage Portfolio II Properties are insured pursuant to an acceptable blanket policy.

Replacement Reserve: The borrowers are required to deposit into a replacement reserve on a monthly basis, an amount equal to $8,009 ($0.12 per sq. ft.).

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

FL, NV, MA, SC and CA	Collateral Asset Summary – Loan No. 3 SSTII Self Storage Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,800,000 59.4% 1.74x 8.9%

Partial Release. At any time after the date that is two years after the closing date of the securitization that includes the last pari passu note to be securitized, and prior to November 1, 2028, the borrowers may obtain the release of a property included in the SSTII Self Storage Portfolio II Properties, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the borrowers defease a portion of the SSTII Self Storage Portfolio II Whole Loan equal to the greater of (a) 125% of the allocated loan amount of the property being released or (b) 80% of the net proceeds from the sale of the property being released, (iii) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of the debt service coverage ratio immediately preceding such release and 1.70x, (iv) the debt yield for the remaining properties based on the trailing 12 months is no less than the greater of the debt yield immediately preceding such release and 8.62%, and (v) the loan-to-value ratio for the remaining properties is no greater than the lesser of the loan-to-value ratio immediately preceding such release and 65.45%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

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65 Broadway New York, NY 10006	Collateral Asset Summary – Loan No. 4 65 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.8% 3.30x 16.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

65 Broadway New York, NY 10006	Collateral Asset Summary – Loan No. 4 65 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.8% 3.30x 16.7%

Floor	Tenants
21	Kofinas Fertility Services, PC | 17,127 SF | 11/2033
20	Great American Insurance | 15,580 SF | 5/2020
19	New York Cares Inc. | 16,000 SF | 6/2023
18	Schweiger Dermatology Group 5,639 SF | 6/2024; Glacier Communications 929 SF | 11/2019; Recovery Office Services 3, LLC 2,298 SF | 8/2023; Amergy Electric of NY Inc. 1,656 SF | 12/2023; Atlas Financial Holdings 1,756 SF | 2/2020; Downtown Family Medicine PC 2,538 SF | 6/2026; Accountnet Inc. 1,839 SF | 8/2019; Tower Legal Staffing Inc. 2,294 SF | 2/2023
17	Aquinas LLC 2,849 SF | 2/2024; Jimmy C. Sung MD PLLC 1,371 SF | 3/2019; David M. Peterson PC 1,463 SF | 1/2021; Tower Legal Staffing Inc. 8,000 SF | 2/2023; Joseph & Smargiassi LLC 2,386 SF | 2/2024
16	K&CO Corp 3,012 SF | 8/2022; Genesis Wellness Center 2,533 SF | 5/2025; Andrew P Johnson 3,300 SF | 4/2028; Vacant 2,440 SF; 65 Broadway Holdings LLC 3,373 SF | 4/2029; Schweiger Dermatology Group 2,639 SF | 6/2024
15	Make-up Designory | 17,244 SF | 4/2025
14	Kofinas Fertility Services | 17,269 SF | 1/2034
13	Arbor E&T | 5,809 SF | 3/2029; Gilbane Residential Construction 2,600 SF | 12/2019; Liakas Law P.C. | 8,602 SF | 7/2022
12	Arbor E&T | 16,000 SF | 12/2019
11	Modern Dermatology PLLC 2,485 SF | 8/2023; Tower Legal Staffing Inc. 537 SF | 12/2019; Healthway Medical 2,110 SF | 12/2024; NYC Footcare LLC 1,561 SF | 7/2019; Fleetwood Agency Inc. 2,822 SF | 7/2021; Great American Insurance | 5,415 SF | 8/2020
10	EconoTec 500 SF | 4/2026; Laufer 2006 Corp. 3,402SF | 5/2019; KS Engineers 4,902 SF | 11/2026; Atlas Chiropractic Spine Care PLLC 1,300 SF | 11/2025; Downtown NYC Medical 4,037 SF | 5/2025; Weight Watchers, N.A. 2,280 SF | 8/2019
9	Jordan C Stern MD 4,417 SF | 11/2019; Jordan C Stern MD 200 SF | 11/2019; Medical Associates of Wall Street 2,983 SF | 2/2022; Tzu Dermatology 2,722 SF | 12/2024; Lab Corp of America 2,050 SF | 8/2020; Freedom Wellness Inc. 1,686 SF | 7/2022; Jordan C Stern MD 300 SF | 11/2019; Thorn Ellis Inc. 1,550 SF | 6/2027
8	Arbor E&T | 17,388 SF | 3/2029
7	Arbor E&T | 17,390 SF | 3/2029
6	Downtown Alliance | 4,641 SF | 11/2026; Promosuite 4,171 SF | 10/2020; Manhattan Medical Offices 2,600 SF | 1/2021; Marriani Metal Fabricators USA Inc. 1,147 SF | 7/2019; Phoenix Bio Usa Corp. 4,020 SF | 1/2023
5	NYS Land Title Associates 2,055 SF | 5/2021; Bouklis Group Inc. 1,857 SF | 2/2024; Chartwell Staffing Services Inc. 1,333 SF | 10/2023; Eastern Comprehensive 2,500 SF | 1/2021; The Epilepsy Institute 4,050 SF | 4/2023; Geiger Engineering 1,890 SF | 1/2020; Management Office 2,130 SF
4	Viventium 2,834 SF | 2/2020; Downtown Alliance | 5,286 SF | 11/2026; Global Bondholders 1,405 SF | 2/2023; Fidi Salon LLC 2,635 SF | 1/2023; A.H. Dental P.C. | 4,344 SF | 11/2028
3	365 Operating Company | 16,680 SF | 4/2020
2	Stella Adler | 19,769 SF | 7/2034
LOBBY	74 Parsons Corp. | 11,000 SF | 2/2035
BSMT	Stella Adler | 7,154 SF | 7/2034; Sidera Networks 11/2020; New York Cares Inc. 1,441 SF | 6/2023
C	Building Storage 712 SF; United Parcel Service (Storage) 10/2020; Geiger Engineering (Storage) 243 SF | 1/2020; Verizon Global Real Estate (Storage) 10/2024; Alliance for Downtown NY (Storage) 4/2026; Abovenet Communications (Storage) 2/2023

Vacant | Building | 2019 – 2020 | 2021 – 2022 | 2023 – 2024 | 2025+

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

65 Broadway New York, NY 10006	Collateral Asset Summary – Loan No. 4 65 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.8% 3.30x 16.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

65 Broadway New York, NY 10006	Collateral Asset Summary – Loan No. 4 65 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.8% 3.30x 16.7%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Credit Assessment Fitch/KBRA/ S&P(1):	BBB-/A/N/A
Borrower Sponsors:	Meyer Chetrit; Robert Wolf
Borrowers:	65 Broadway Owner LLC; 65 Broadway Owner II LLC; 65 Broadway Owner III LLC
Original Balance(2):	$40,000,000
Cut-off Date Balance(2):	$40,000,000
% by Initial UPB:	6.0%
Interest Rate:	4.93500%
Payment Date:	6th of each month
First Payment Date:	May 6, 2019
Maturity Date:	April 6, 2024
Amortization:	Interest Only
Additional Debt(2)(3):	$15,500,000 Pari Passu Debt $96,000,000 B Note
Call Protection(4):	L(24), D(32), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(5)
	Initial	Monthly
Taxes:	$932,000	$233,000
Insurance:	$183,300	$15,275
Replacement:	$0	$5,032
TI/LC:	$1,500,000	Springing
Owed TI/LC:	$8,073,745	NAP
Immediate Repairs:	$33,330	NAP
Free Rent:	$4,505,033	NAP
Primary Tenant Reserve:	$0	Springing

Financial Information
	Senior Notes	Whole Loan
Cut-off Date Balance / Sq. Ft.:	$156	$426
Balloon Balance / Sq. Ft.:	$156	$426
Cut-off Date LTV:	25.8%	70.5%
Balloon LTV:	25.8%	70.5%
Underwritten NOI DSCR:	3.34x	1.23x
Underwritten NCF DSCR:	3.30x	1.21x
Underwritten NOI Debt Yield:	16.7%	6.1%
Underwritten NCF Debt Yield:	16.5%	6.1%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1914-1917 / 1978, 2008, 2015-2018
Total Sq. Ft.:	355,217
Property Management:	Plaza Management USA Inc.
Underwritten NOI(6):	$9,288,055
Underwritten NCF:	$9,172,451
Appraised Value:	$215,000,000
Appraisal Date:	March 11, 2019

Historical NOI
Most Recent NOI(6):	$6,673,585 (T-12 January 31, 2019)
2018 NOI:	$6,993,719 (December 31, 2018)
2017 NOI:	$6,377,143 (December 31, 2017)
2016 NOI:	$6,524,278 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	98.7% (April 1, 2019)
2018 Occupancy:	80.0% (December 31, 2018)
2017 Occupancy:	87.0% (December 31, 2017)
2016 Occupancy:	85.0% (December 31, 2016)
(1)	Fitch and KBRA provided the listed assessments for the 65 Broadway Loan (as defined below) in the context of its inclusion in the mortgage pool. S&P did not provide a credit assessment but confirmed that the 65 Broadway Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(2)	The 65 Broadway Whole Loan (as defined below) consists of the Note A-1 with an original principal balance of $40,000,000, the Note A-2 with an original principal balance of $15,500,000 and a subordinate B note with an original principal balance of $96,000,000, with an aggregate outstanding principal balance as of the cut-off date of $151.5 million. For additional information, see “The Loan” below.

(3)	See “Current Mezzanine or Subordinate Indebtedness” below.

(4)	The lockout period for defeasance will be at least 24 payments beginning with and including the first payment date of May 6, 2019. Defeasance of the full $151.5 million 65 Broadway Whole Loan is permitted after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) the fourth anniversary of the first payment date. The assumed lockout period of 24 months is based on the expected CF 2019-CF1 securitization closing date.

(5)	See “Initial Reserves and Ongoing Reserves” below.

(6)	The increase from Most Recent NOI to Underwritten NOI is primarily a result of the increase in occupancy from December 31, 2018 (80.0%) to March 1, 2019 (98.7%). The 65 Broadway Property (as defined below) was most recently renovated from 2015 to 2018.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

65 Broadway New York, NY 10006	Collateral Asset Summary – Loan No. 4 65 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.8% 3.30x 16.7%

The Loan. The 65 Broadway mortgage loan (the “65 Broadway Loan”) is part of a fixed rate loan secured by the borrowers’ fee simple interest in a 21-story, 355,217 sq. ft. Class A office building located at 65 Broadway in New York, New York (the “65 Broadway Property”). The 65 Broadway Loan is evidenced by Note A-1 with an outstanding principal balance as of the cut-off date of $40.0 million. The 65 Broadway Loan is part of a $151.5 million whole loan (the “65 Broadway Whole Loan”) that is evidenced by three promissory notes: two pari passu senior notes with an aggregate original principal balance of $55.5 million (the “65 Broadway Senior Notes”) and a subordinate B note with an original and cut-off date principal balance of $96.0 million (the “65 Broadway Junior Note”). Only the 65 Broadway Loan will be included in the mortgage pool for the CF 2019-CF1 mortgage trust. Payments allocated to the 65 Broadway Junior Note will be paid to the holders of the Loan-Specific Certificates as described in “Description of the Mortgage Pool—The Whole Loans— The 65 Broadway Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

The relationship between the holders of the 65 Broadway Senior Notes and 65 Broadway Junior Note will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The 65 Broadway Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
65 Broadway Loan
Note A-1	$40,000,000	$40,000,000	CF 2019-CF1	No(1)
65 Broadway Pari Passu Senior Note
Note A-2	$15,500,000	$15,500,000	CCRE	No
65 Broadway Junior Note
Note B	$96,000,000	$96,000,000	CF 2019-CF1	Yes(1)
65 Broadway Whole Loan	$151,500,000	$151,500,000

(1)	The initial Controlling Note is the 65 Broadway Junior Note, so long as no related control appraisal period has occurred and is continuing. If and for so long as a junior control appraisal period has occurred and is continuing, then the Controlling Note will be Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The 65 Broadway Pari Passu-AB Whole Loan”. The 65 Broadway Whole Loan will be serviced under the CF 2019-CF1 PSA.

The 65 Broadway Whole Loan has a 5-year interest-only term and accrues interest at a fixed rate of 4.9350% per annum. The annual interest rate on both the 65 Broadway Senior Notes and 65 Broadway Junior Note is 4.9350% per annum. The 65 Broadway Whole Loan proceeds were used to refinance existing debt of approximately $102.4 million, pay closing costs of approximately $3.1 million and fund upfront reserves of approximately $15.2 million. Based on the “As-Is” appraised value of $215.0 million as of March 11, 2019, the Cut-off Date LTV for the 65 Broadway Senior Notes and 65 Broadway Whole Loan is 25.8% and 70.5%, respectively. The most recent prior financing of the 65 Broadway Property was not included in a securitization transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
65 Broadway Senior Notes	$55,500,000	36.6%	Refinance Existing Debt	$102,360,129	67.6%
65 Broadway Junior Note	$96,000,000	63.4%	Closing Costs	$3,059,631	2.0%
			Upfront Reserves	$15,227,408	10.1%
			Return of Equity	$30,852,833	20.4%
Total Sources	$151,500,000	100.0%	Total Uses	$151,500,000	100.0%

The Borrowers / Borrower Sponsor.  The borrowers are 65 Broadway Owner LLC, 65 Broadway Owner II LLC and 65 Broadway Owner III LLC, each a Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The borrowers own the 65 Broadway Property as tenants-in-common. Two of the borrower entities are controlled by Meyer Chetrit and the third borrower entity (65 Broadway Owner III LLC) is controlled by Robert Wolf.

The borrower sponsors and non-recourse carveout guarantors are Meyer Chetrit and Robert Wolf on a joint and several basis except that the liability of Robert Wolf under the guaranty and the environmental indemnity is limited to 17.647% of the outstanding obligations under the guaranty and the environmental indemnity plus costs of enforcement, unless such liability is with respect to acts, events or matters caused by 65 Broadway Owner III LLC, Robert Wolf or certain of their affiliates.

Meyer Chetrit is a principal of the Chetrit Group. Founded by Joseph & Meyer Chetrit, the Chetrit Group is headquartered in Manhattan and operates a portfolio of over 14.0 million sq. ft. across New York, Chicago, Miami, Los Angeles and other countries. Some of Chetrit Group’s projects include the purchase, repositioning and sale of the 100-story Willis Tower (Chicago, IL) (formerly known as the Sears Tower), the multifamily and retail development of Columbus Square (New York, NY), the 91-unit condominium and retail development of 135 West 52nd Street (New York, NY), and the 420-key Empire Hotel (New York, NY).

Robert Wolf, is a principal of Read Property Group LLC. Read Property Group is a Brooklyn-based real estate developer that was founded in 1993.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

65 Broadway New York, NY 10006	Collateral Asset Summary – Loan No. 4 65 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.8% 3.30x 16.7%

The Property. The 65 Broadway Property is a 21-story, 355,217 sq. ft. office building located in Downtown Manhattan. The 65 Broadway Property was originally built between 1914 and 1917, and renovated in 1978, 2008 and 2015-2018. Since 2015, the borrower sponsors have invested approximately $16.7 million in capital expenditures and leasing costs. The most recent renovations between 2015 and 2018 included building/system improvements as well as a lobby renovation and redesign that is currently ongoing. The 65 Broadway Property is the former American Express Building, which served as the company headquarters until 1975. The neoclassical-style building was designated a New York City landmark by the New York City Landmarks Preservation Commission in 1995. The 65 Broadway Property benefits from an Industrial & Commercial Incentive Program with a 12 year term, which expires in June 2021.  See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

As of March 1, 2019, the 65 Broadway Property is 98.7% leased to 63 tenants with no tenant representing more than 15.9% of net rentable area.

Arbor E&T (56,587 sq. ft.; 15.9% of NRA; 15.5% of U/W Base Rent) Arbor E&T provides job-related education, counseling, workforce management, and employment assistance services. Additionally, Arbor E&T provides childcare services including coordination of training and technical assistance to child care teachers and directors, parent education, and managing electronic benefits transfers (EBTs) to child care providers and parents. Arbor E&T also offers employee training, job searching, retention and advancement, career assessment and planning, youth counseling, academic and vocational programs. Founded in 1968, Arbor E&T is based in Austin, Texas.

In February 2019, Arbor E&T executed two leases (40,587 sq. ft. expiring in March 2029 and 16,000 sq. ft. expiring in December 2019 (temporary space) (underwritten as vacant space)). Arbor E&T took possession of its space in March 2019 and is currently building out its space. With respect to the 40,587 sq. ft. space, Arbor E&T may terminate its lease any time on or after March 26, 2025 with 10 months’ notice in the event its funding from NYC Human Resources Administration is reduced by at least 55.0% from the initial funding amount of $15,300,000. With respect to the 16,000 sq. ft. of temporary space, Arbor E&T may terminate its lease at any time by providing 30 days prior notice. Arbor E&T has one, five-year renewal option with respect to the 40,587 sq. ft.

Kofinas Fertility Services, PC (34,396 sq. ft.; 9.7% of NRA; 10.1% of U/W Base Rent) Kofinas Fertility Services, PC (“Kofinas”) operates as a medical fertility center. Kofinas offers services in areas of infertility evaluation, infertility treatment, financing options for patients, reproductive surgery, and in vitro fertilization techniques. Kofinas has been a tenant at the 65 Broadway Property since 2017 and is currently completing its build out of the common areas within its space. Kofinas occupies two suites (under one lease) with 17,269 sq. ft. expiring in January 2034 and 17,127 sq. ft. expiring in November 2033. Kofinas is permitted to pay 25% reduced rent during years one and two of the lease, of which the remaining possible reduction ($419,852 reduction) was reserved at origination in a free rent reserve. In addition, the tenant also received a tenant improvement credit that will be used to reduce a portion of the annual base rent due during years two through six ($2,234,740 reduction), which was reserved at origination in the owed TI/LC reserve. Kofinas has no renewal or termination options.

Stella Adler (26,923 sq. ft.; 7.6% of NRA; 7.8% of U/W Base Rent) Stella Adler is an acting school that was founded by actress and teacher Stella Adler. Founded in 1949, the school’s current activities focus on professional actor training, free acting classes to low income and underserved communities and cultural events that are free and open to the public. Stella Adler executed a lease at the 65 Broadway Property in November 2018 and is currently building out its space. Stella Adler is in a free rent period through the date that is nine months following the later of (x) the date that is ten business days after the landlord provides notice that the work is completed and (y) August 1, 2019. It has a current lease expiration of July 2034 with one, five-year renewal option and no termination options. Additionally, Stella Adler has a right of first offer for any space on the third floor of the 65 Broadway Property.

Great American Insurance (20,995 sq. ft.; 5.9% of NRA; 4.4% of U/W Base Rent) Great American Insurance is engaged primarily in property and casualty insurance, focusing on specialty commercial products for businesses, and on the sale of traditional fixed and fixed-indexed annuities in the retail, financial institutions and education markets. Great American Insurance currently occupies two spaces with 15,580 sq. ft. expiring in May 2020 and 5,415 sq. ft. expiring in August 2020. With respect to both spaces, Great American Insurance has one, five-year renewal option and no termination options. Great American Insurance has been a tenant at the 65 Broadway Property since 1999.

New York Cares Inc. (17,441 sq. ft.; 4.9% of NRA; 3.6% of U/W Base Rent) New York Cares Inc. is a nonprofit organization focused on volunteer management that was founded by a group of New York residents in 1987. The organization currently engages 65,000 volunteers in service each year. New York Cares Inc. has been a tenant at the 65 Broadway Property since July 2012 and has a lease expiration of June 2023 with no renewal or termination options.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

65 Broadway New York, NY 10006	Collateral Asset Summary – Loan No. 4 65 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.8% 3.30x 16.7%

Tenant Summary(1)
	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Tenant
Arbor E&T	NR/NR/NR	56,587	15.9%	$44.40	15.5%	3/25/2029(2)
Kofinas Fertility Services, PC	NR/NR/NR	34,396	9.7	$47.54	10.1	1/31/2034(3)
Stella Adler(4)	NR/NR/NR	26,923	7.6	$47.36	7.8	7/31/2034
Great American Insurance	NR/NR/NR	20,995	5.9	$34.00	4.4	5/31/2020(5)
New York Cares Inc.	NR/NR/NR	17,441	4.9	$33.26	3.6	6/30/2023
Total Major Tenants		156,342	44.0%	$42.96	41.3%
Remaining Tenants		194,347	54.7	$49.11	58.7
Total Occupied Tenants		350,689	98.7%	$46.37	100.0%
Vacant Office		4,528	1.3
Total		355,217	100.0%

(1)	Based on the underwritten rent roll dated March 1, 2019.
(2)	In February 2019, Arbor E&T executed two leases (40,587 sq. ft. expiring in March 2029 and 16,000 sq. ft. expiring in December 2019 (temporary space)). Arbor E&T took possession of its space in March 2019 and is currently building out its space. With respect to the 40,587 sq. ft. space, Arbor E&T may terminate its lease any time after March 26, 2025 with 10 months’ notice in the event its funding from NYC Human Resources Administration is reduced by at least 55.0% from the initial funding amount of $15,300,000. With respect to the 16,000 sq. ft. of temporary space, Arbor E&T may terminate its lease at any time by providing 30 days prior notice. Arbor E&T is in a free rent period until April 2020.

(3)	Kofinas has been a tenant at the 65 Broadway Property since 2017 and is currently building out a portion of its space. Kofinas occupies two suites (under one lease) with 17,269 sq. ft. expiring in January 2034 and 17,127 sq. ft. expiring in November 2033. Kofinas is permitted to pay 25% reduced rent during years one and two of the lease, of which the remaining possible reduction ($419,852 reduction) was reserved at origination in the free rent reserve. In addition, the tenant also received a tenant improvement credit that will be used to reduce a portion of the annual base rent due during years two through six ($2,234,740 reduction), which was reserved at origination in the owed TI/LC reserve.

(4)	Stella Adler executed a lease at the 65 Broadway Property in November 2018 and is currently building out its space. Stella Adler is in a free rent period through the date that is nine months following the later of (x) the date that is ten business days after the landlord provides notice that the work is completed and (y) August 1, 2019.

(5)	Great American Insurance occupies two spaces with 15,580 sq. ft. expiring in May 2020 and 5,415 sq. ft. expiring in August 2020. With respect to both spaces, Great American Insurance has one, five-year renewal option.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM(3)	4	4,281	1.2%	4,281	1.2%	$13.55	0.4%	0.4%
2019	11	34,675	9.8	38,956	11.0%	$40.80	8.7	9.1%
2020	10	50,376	14.2	89,332	25.1%	$45.53	14.1	23.2%
2021	5	11,440	3.2	100,772	28.4%	$42.91	3.0	26.2%
2022	4	16,283	4.6	117,055	33.0%	$45.92	4.6	30.8%
2023	13	47,617	13.4	164,672	46.4%	$39.69	11.6	42.4%
2024	8	17,563	4.9	182,235	51.3%	$46.89	5.1	47.5%
2025	4	25,114	7.1	207,349	58.4%	$45.83	7.1	54.5%
2026	6	17,867	5.0	225,216	63.4%	$47.68	5.2	59.8%
2027	1	1,550	0.4	226,766	63.8%	$47.43	0.5	60.2%
2028	2	7,644	2.2	234,410	66.0%	$39.17	1.8	62.1%
2029	2	43,960	12.4	278,370	78.4%	$46.77	12.6	74.7%
Thereafter	4	72,319	20.4	350,689	98.4%	$56.83	25.3	100.0%
Vacant	NAP	4,528	1.3	355,217	100.0%	NAP	NAP
Total / Wtd. Avg.	74	355,217	100.0%			$46.37	100.0%

(1)	Based on the underwritten rent roll dated March 1, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	MTM tenants include the management office (2,130 sq. ft.), Jimmy C. Sung MD PLLC (1,371 sq. ft.), Tower Legal Staffing Inc. (537 sq. ft.) and Geiger Engineering (243 sq. ft.). No underwritten rent was allocated to such spaces.

Environmental Matters. The Phase I environmental report dated March 25, 2019 recommended no further action at the 65 Broadway Property.

The Market. The 65 Broadway Property is located in Manhattan, New York in the Financial District submarket within the greater Downtown office market. The 65 Broadway Property is located one to two blocks from the 1, R and W trains at Rector Street, the 4 and

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

65 Broadway New York, NY 10006	Collateral Asset Summary – Loan No. 4 65 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.8% 3.30x 16.7%

5 trains at Wall Street and the J and Z trains at Broad Street. Additionally, the Fulton Street Transit Center, which provides access to 14 subway lines, is located approximately five blocks south.

As of the fourth quarter of 2018, the greater Downtown office market consisted of approximately 88.7 million sq. ft. of office space with an overall market vacancy rate of 10.4% and average asking rents of $60.23 per sq. ft. The Financial District submarket totaled approximately 55.5 million sq. ft. with an average vacancy of 10.7% and average asking rents of $57.12 per sq. ft. The appraisal identified six directly competitive office rent comparables in the Downtown office market with base rental rates ranging from $43.00 to $58.00 per sq. ft. and average of $49.70 per sq. ft. With respect to the office space (96.9% of net rentable area), the appraisal concluded a market rent of $47.00 per sq. ft. With respect to the retail space (3.1% of net rentable area), the appraisal concluded a market rent of $108.18 per sq. ft. The overall market rent conclusion is $48.90 per sq. ft., which is greater than the underwritten base rent of $46.38 per sq. ft.

Cash Flow Analysis
	2016	2017	2018	T-12 1/31/2019	U/W	U/W PSF
Base Rent(1)	$11,732,023	$11,483,057	$12,634,686	$12,399,962	$16,260,462	$45.78
Value of Vacant Space	0	0	0	0	212,816	$0.60
Gross Potential Rent	$11,732,023	$11,483,057	$12,634,686	$12,399,962	$16,473,278	$46.38
Total Recoveries	1,130,732	1,027,572	868,885	865,185	928,347	$2.61
Other Income	418,302	453,096	569,193	554,170	456,677	$1.29
Less: Vacancy(2)	0	0	0	0	(1,151,446)	($3.24)
Effective Gross Income	$13,281,058	$12,963,725	$14,072,763	$13,819,317	$16,706,855	$47.03
Total Operating Expenses	6,756,780	6,586,581	7,079,045	7,145,731	7,418,800	$20.89
Net Operating Income(3)	$6,524,278	$6,377,143	$6,993,719	$6,673,585	$9,288,055	$26.15
TI/LC	0	0	0	0	55,217	$0.16
Capital Expenditures	0	0	0	0	60,387	$0.17
Net Cash Flow	$6,524,278	$6,377,143	$6,993,719	$6,673,585	$9,172,451	$25.82
(1)	U/W Base Rent is based on the rent roll dated March 1, 2019 with rents steps of $336,903 through February 2020.

(2)	U/W Vacancy represents 6.6% of Gross Potential Rent and Total Recoveries, which is greater than in-place economic vacancy of 2.7%. As of March 1, 2019, the 65 Broadway Property is 98.7% leased. U/W Vacancy includes MTM, temporary space and tenants expiring within 3 months of the 65 Broadway Loan closing date.

(3)	The increase from historical cash flows to U/W Net Operating Income is primarily a result of the increase in occupancy from December 31, 2018 (80.0%) to March 1, 2019 (98.7%). The 65 Broadway Property was most recently renovated from 2015 to 2018.

Property Management. The 65 Broadway Property is managed by Plaza Management USA Inc., a New York corporation.

Lockbox / Cash Management.    The 65 Broadway Whole Loan is structured with a hard lockbox and in place cash management. At origination, the borrowers were required to deliver tenant direction letters to all tenants at the 65 Broadway Property directing them to pay all rents directly into a lender-controlled lockbox account. During a Cash Trap Period resulting solely from a Primary Tenant Cash Trap Trigger, all excess cash flow is required to be transferred to a primary tenant reserve account, to be applied towards expenses of re-letting the related space which triggered the Primary Tenant Cash Trap Trigger. During a Cash Trap Period other than a Cash Trap Period resulting solely from a Primary Tenant Cash Trap Trigger, all excess cash flow is required to be transferred to a Primary Tenant reserve account, to be held as additional security for the 65 Broadway Whole Loan.

A “Cash Trap Period” means the occurrence and continuation of any of the following:

(i)	an event of default under the 65 Broadway Whole Loan until cured;

(ii)	any bankruptcy action of the borrowers, principals, guarantors or property manager until, solely as to a bankruptcy event of the property manager, the borrowers replace the manager with a qualified manager under a replacement management agreement;

(iii)	a Primary Tenant Cash Trap Trigger until terminated; or

(iv)	as of the last day of any calendar quarter during the term of the 65 Broadway Whole Loan, the debt service coverage ratio falls below 1.10x (based on the 65 Broadway Whole Loan) until (a) the date that the debt service coverage ratio is at least 1.15x (based on the 65 Broadway Whole Loan) for two consecutive calendar quarters or (b) provided that no event of default is then continuing, the date on which funds collected in the excess cash reserve account are equal to $2,500,000.

A “Primary Tenant Cash Trap Trigger” means the occurrence and continuation of:

(i)	the earlier to occur of (1) 12 months prior to the earliest stated expiration of a Primary Tenant Lease and (2) the date by which the tenant is required to give notice of its exercise of a renewal option (and such renewal option has not been exercised) until a Qualified Reletting or Reserve or any such termination option is waived; or

(ii)	the receipt by borrowers or the property manager of notice from a tenant under a Primary Tenant Lease exercising its right to terminate its Primary Tenant Lease until a Qualified Reletting or Reserve; or

(iii)	the date that a Primary Tenant Lease (or any material portion) is surrendered, cancelled or terminated prior to its expiration date (or borrowers or the property manager receives notice from a tenant intends to do so) until a Qualified Reletting or Reserve; or

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

65 Broadway New York, NY 10006	Collateral Asset Summary – Loan No. 4 65 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 25.8% 3.30x 16.7%

(iv)	the date that any tenant under a Primary Tenant Lease exercises its right to terminate, “goes dark” or gives notice of its intent to do so until a Qualified Reletting or Reserve; or

(v)	upon a default by a tenant under its Primary Tenant Lease until cured and no other default has occurred for 6 months; or

(vi)	if a tenant under a Primary Tenant Lease becomes involved in a bankruptcy proceeding until such bankruptcy has terminated and the Primary Tenant Lease has been affirmed or assumed and assigned to a third party in a manner reasonably satisfactory to lender.

Any Primary Tenant Cash Trap Trigger event will also be cured when funds collected in the primary tenant reserve account with respect to the Primary Tenant Lease in question (including any lease termination payments with respect to such Primary Tenant Lease) are equal to at least $2,500,000.

A “Qualified Reletting or Reserve” means either (a) if the entirety (or applicable portion) of the space under a Primary Tenant Lease is re-let under one or more leases meeting certain criteria and, in lender’s judgment, the debt service coverage ratio (based on the 65 Broadway Whole Loan) is equal to greater than 1.15x or (b) the borrowers have deposited with the lender an amount determined by lender sufficient to cover all anticipated leasing expenses and any shortfalls in payments required under the loan documents or operating expenses as a result of any anticipated down time.

A “Primary Tenant Lease” means the Arbor E&T lease or (ii) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, covers 20,000 or more rentable sq. ft.

Initial Reserves and Ongoing Reserves.    At loan origination, the borrowers deposited (i) $932,000 into the tax and insurance escrow for taxes, (ii) $183,300 into the tax and insurance escrow for insurance premiums, (iii) $1,500,000 into a TI/LC reserve for general rollover, (iv) $8,073,745 into an initial owed tenant improvements and leasing commission reserve in connection with nine tenants, (v) $4,505,033 into a free rent reserve in connection with six tenants and (vi) $33,330 into an immediate repairs reserve, which represents 110.0% of the engineer’s estimated cost of the immediate repairs.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (currently estimated to be $233,000).

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums (currently estimated to be $15,275).

Replacement Reserve. The borrowers are required to deposit into a replacement reserve on a monthly basis, an amount equal to $5,032 for replacement reserves (approximately $0.17 per sq. ft. annually).

TI/LC Reserve. In the event that the balance of the rollover reserve is less than $750,000, the borrowers are required to deposit into a TI/LC reserve on a monthly basis, an amount equal to $29,602 for tenant improvement and leasing commission obligations (approximately $1.00 per sq. ft. annually), subject to a cap of $1.0 million so long as (i) the debt service coverage ratio (based on the 65 Broadway Whole Loan) is equal to greater than 1.15x and (ii) the 65 Broadway Property is not less than 95.0% occupied by tenants that are in occupancy, open for business and paying rent under their applicable leases.

Current Mezzanine or Subordinate Indebtedness.    The 65 Broadway Junior Note, with an outstanding principal balance as of the cut-off date of $96.0 million, accrues interest at a fixed rate of 4.9350% per annum. The 65 Broadway Junior Note has a 60-month term and is interest only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The 65 Broadway Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

Partial Release. None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

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Various Various, VA	Collateral Asset Summary – Loan No. 5 Fairfax Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 33.8% 3.02x 14.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various, VA	Collateral Asset Summary – Loan No. 5 Fairfax Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 33.8% 3.02x 14.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various, VA	Collateral Asset Summary – Loan No. 5 Fairfax Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 33.8% 3.02x 14.3%

Mortgage Loan Information
Loan Seller:	CCRE/KeyBank
Loan Purpose:	Acquisition/Refinance
Credit Assessment Fitch/KBRA/S&P(1):	BBB-/A-/N/A
Borrower Sponsor(2):	Tomas Rosenthal
Borrowers:	Ellipse Apartments LLC; Windsor Apartments LLC; Townes Apartments LLC
Original Balance(3):	$35,000,000
Cut-off Date Balance(3):	$35,000,000
% by Initial UPB:	5.3%
Interest Rate:	4.6671053%
Payment Date:	6th of each month
First Payment Date:	February 6, 2019
Maturity Date:	January 6, 2029
Amortization:	Interest Only
Additional Debt(3)(4):	$50,000,000 Pari Passu Debt, $67,000,000 B-Note, $25,000,000 Senior Mezzanine, $20,000,000 Junior Mezzanine
Call Protection(5):	L(27), D(89), O(4)
Lockbox / Cash Management:	Soft / Springing

Reserves(6)
	Initial	Monthly
Taxes:	$483,000	$241,500
Insurance:	$249,500	$29,617
Capital Expenditure:	$11,136,554	Springing
Deferred Maintenance:	$216,938	NAP

Financial Information
	Senior Notes	Whole Loan	Total Debt
Cut-off Date Balance / Unit:	$97,701	$174,713	$226,437
Balloon Balance / Unit:	$97,701	$174,713	$226,437
Cut-off Date LTV(7):	33.8%	60.4%	78.3%
Balloon LTV(7):	33.8%	60.4%	78.3%
Underwritten NOI DSCR:	3.02x	1.69x	1.17x
Underwritten NCF DSCR:	3.02x	1.69x	1.17x
Underwritten NOI Debt Yield:	14.3%	8.0%	6.2%
Underwritten NCF Debt Yield:	14.3%	8.0%	6.2%

(1)	Fitch and KBRA provided the listed assessments for the Fairfax Multifamily Portfolio Loan in the context of its inclusion in the mortgage pool. S&P did not provide a credit assessment but confirmed that the Fairfax Multifamily Portfolio Loan (as defined below) has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.
(2)	On the origination date, Arbor Nova PE, LLC, a subsidiary of Arbor Realty SR Inc., an indirect owner of the Fairfax Multifamily Portfolio Borrowers (as defined below), made a $31,500,000 preferred equity investment to Virginia Assets LLC, a parent company of the Fairfax Multifamily Portfolio Borrowers. See “Preferred Equity” below. Additionally, Arbor Realty SR, Inc. is the sponsor of the FIGO Multifamily Portfolio I loan.
Property Information
Single Asset / Portfolio:	Portfolio of three properties
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Various, VA
Year Built / Renovated(8):	Various / 2018
Total Units:	870
Property Management:	Hampshire Assets, LLC
Underwritten NOI:	$12,160,789
Underwritten NCF:	$12,160,789
Appraised Value(7):	$251,500,000
Appraisal Date(7):	October 30, 2018

Historical NOI
Most Recent NOI:	$11,994,718 (T-12 October 31, 2018)
2017 NOI:	$12,094,717 (December 31, 2017)
2016 NOI:	$12,028,285 (December 31, 2016)
2015 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	94.6% (November 13, 2018)
2017 Occupancy:	94.1% (December 31, 2017)
2016 Occupancy:	94.5% (December 31, 2016)
2015 Occupancy:	NAV
(3)	The Fairfax Multifamily Portfolio Loan (as defined below) is part of the Fairfax Multifamily Portfolio Whole Loan (as defined below), which is comprised of seven senior pari passu promissory notes with an aggregate outstanding principal balance of $85,000,000 (the “Senior Notes”, and collectively the “Fairfax Multifamily Portfolio Senior Loan”) and two promissory notes that are subordinate to the Senior Notes with an aggregate principal balance of $67,000,000 (the “Junior Notes”, and together with the Fairfax Multifamily Portfolio Senior Loan, the “Fairfax Multifamily Portfolio Whole Loan”). The Fairfax Multifamily Portfolio Loan is evidenced by three Senior Notes (A-1-C3, Note A-1-C4 and Note A-2-C1) with a combined original principal balance of $35,000,000. Unless otherwise indicated, the Cut-off Date Balance / Unit, Balloon Balance / Unit, Underwritten NOI Debt Yield, Underwritten NCF DSCR, Cut-off Date LTV and Balloon LTV numbers presented in this term sheet are based on the aggregate outstanding principal balance of the Fairfax Multifamily Portfolio Senior Loan, without regard to the Fairfax Multifamily Portfolio Subordinate Companion Loan or the Fairfax Multifamily Portfolio Mezzanine Loans (as defined below).
(4)	See “Current Subordinate Indebtedness“ and “Current Mezzanine Indebtedness” below for further discussion of the additional debt.
(5)	Partial release is permitted. See “Partial Release” below.
(6)	See “Initial Reserves and Ongoing Reserves” below.
(7)	The appraised value for the Fairfax Multifamily Portfolio Properties (as defined below) of $251,500,000 is the aggregate “as-complete” appraised value for the individual properties as of October 30, 2018, which is based on the hypothetical condition that all projected capital improvements have been completed, have been fully funded and no additional costs remain. Additionally, it assumes that all required immediate repairs have been completed or cured. At origination, $11,136,554 was reserved by the lender, which represents 100% of these projected capital improvements, and $216,938 was reserved by the lender, which represents 125% of the immediate repairs. The aggregate “as-is” appraised value is $235,700,000, which results in a Cut-off Date LTV and a Balloon LTV for the Fairfax Multifamily Portfolio Senior Loan of 36.1% and 36.1%, respectively, for the Fairfax Multifamily Portfolio Whole Loan of 64.5% and 64.5%, respectively, and 83.6% and 83.6%, respectively, for the Fairfax Multifamily Portfolio Total Debt (as defined below).
(8)	The Ellipse at Fairfax Corner property was built in 1989 and renovated in 2018; the Townes at Herndon Center property was built in 2002 and renovated in 2018, and the Windsor at Fair Lakes property was built in 1988 and renovated in 2018.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various, VA	Collateral Asset Summary – Loan No. 5 Fairfax Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 33.8% 3.02x 14.3%

The Loan. The fifth largest mortgage loan (the “Fairfax Multifamily Portfolio Loan”) is part of the Fairfax Multifamily Portfolio Whole Loan in the original principal balance of $152,000,000. The Fairfax Multifamily Portfolio Whole Loan is secured by a first priority fee mortgage encumbering three multifamily properties in Fairfax and Herndon, Virginia (the “Fairfax Multifamily Portfolio Properties”). The Fairfax Multifamily Portfolio Whole Loan is comprised of (i) a senior loan comprised of seven senior notes that are pari passu with each other, with an aggregate original principal balance of $85,000,000 and (ii) a subordinate companion loan comprised of two subordinate notes that are pari passu with each other and subordinate to the Fairfax Multifamily Portfolio Senior Loan, with an aggregate original principal balance of $67,000,000 (the “Fairfax Multifamily Portfolio Subordinate Companion Loans”), each as described below. Additionally, there are two mezzanine loans in place, with an aggregate original principal balance of $45,000,000 (the “Fairfax Multifamily Portfolio Mezzanine Loans” and, together with the Fairfax Multifamily Portfolio Whole Loan, the “Fairfax Multifamily Portfolio Total Debt”). Three Senior Notes, Note A-1-C3, Note A-1-C4 and Note A-2-C1 with an aggregate original principal amount of $35,000,000, will be contributed to the CF 2019-CF1 securitization transaction. Two Senior Notes, Note A-1-S and Note A-2-S, and the Junior Notes (collectively, the “Fairfax Multifamily Portfolio Standalone Notes”), with an aggregate original principal balance of $82,000,000 were contributed to the CFK 2019-FAX securitization transaction. The remaining non-controlling Senior Notes (Note A-1-C1 and Note A-1-C2, together with the Fairfax Multifamily Portfolio Standalone Notes, the “Fairfax Multifamily Portfolio Companion Loans”), with an aggregate original principal balance of $35,000,000, were contributed to the MSC 2019-L2 securitization transaction. The Fairfax Multifamily Portfolio Whole Loan is serviced pursuant to the pooling and servicing agreement for the CFK 2019-FAX securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Fairfax Multifamily Portfolio Pari Passu-AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
Fairfax Multifamily Portfolio Loans
A-1-C3, A-1-C4, A-2-C1	$35,000,000	$35,000,000	CF 2019-CF1	No
Fairfax Multifamily Portfolio Pari Passu Senior Loans
A-1-S	$11,250,000	$11,250,000	CFK 2019-FAX	Yes
A-2-S	$3,750,000	$3,750,000	CFK 2019-FAX	No
A-1-C1, A-1-C2	$35,000,000	$35,000,000	MSC 2019-L2	No
Fairfax Multifamily Portfolio Subordinate Companion Loans(1)
B-1-S, B-2-S	$67,000,000	$67,000,000	CFK 2019-FAX	No
Fairfax Multifamily Portfolio Whole Loan	$152,000,000	$152,000,000

(1)	The Fairfax Multifamily Portfolio Subordinate Companion Loans are subordinate to the Fairfax Multifamily Portfolio Senior Loan.

Proceeds from the Fairfax Multifamily Portfolio Whole Loan were used to acquire the Ellipse at Fairfax Corner property for $98.0 million, retire a short-term bridge loan on the Townes at Herndon Center and Windsor at Fair Lakes properties, fund upfront reserves and pay closing costs.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$152,000,000	76.3%	Purchase Price(2):	$98,000,000	49.2%
Mezzanine Loans:	$45,000,000	22.6%	Loan Payoff(2):	$86,067,250	43.2%
Borrower Sponsor Equity:	$2,118,628	1.1%	Upfront Reserves:	$12,085,992	6.1%
			Closing Costs:	$2,965,386	1.5%
Total Sources:	$199,118,628	100.0%	Total Uses:	$199,118,628	100.0%
(1)	On the origination date, Arbor Nova PE, LLC, a subsidiary of Arbor Realty SR Inc., an indirect owner of the Fairfax Multifamily Portfolio Borrowers, made a $31,500,000 preferred equity investment to Virginia Assets LLC, a parent company of the Fairfax Multifamily Portfolio Borrowers. See “Preferred Equity” below.

(2)	The Fairfax Multifamily Portfolio Borrowers (as defined below) previously acquired the Windsor at Fair Lakes property and the Townes at Herndon Center property in December 2018 for $62.0 million and $65.0 million, respectively. Part of the proceeds of the Fairfax Multifamily Portfolio Total Debt were used to acquire the Ellipse at Fairfax Corner property for approximately $98.0 million and to refinance approximately $86.1 million of short term bridge debt on the Townes at Herndon Center property and the Windsor at Fair Lakes property.

The Borrowers / Borrower Sponsor.  The borrowers are Ellipse Apartments LLC, Windsor Apartments LLC and Townes Apartments LLC (individually, a “Fairfax Multifamily Portfolio Borrower” and collectively, the “Fairfax Multifamily Portfolio Borrowers”), each a Delaware limited liability company structured to be bankruptcy-remote with two independent directors.

The borrower sponsor and the nonrecourse carve-out guarantor for the Fairfax Multifamily Portfolio Whole Loan is Tomas Rosenthal. Mr. Rosenthal is the founder, president and chief executive officer of Hampshire Properties LLC. Hampshire Properties LLC is a Brooklyn, New York-based, privately-held real estate investment firm that invests in office, industrial and multifamily properties throughout North America. The property manager is an affiliate of Hampshire Properties LLC. Arbor Nova PE, LLC, a subsidiary of Arbor Realty SR Inc., an indirect owner of the Fairfax Multifamily Portfolio Borrowers, has a preferred equity investment in a parent of the Fairfax Multifamily

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various, VA	Collateral Asset Summary – Loan No. 5 Fairfax Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 33.8% 3.02x 14.3%

Portfolio Borrowers. See “Preferred Equity” below. The Fairfax Multifamily Portfolio Borrowers are affiliated with the borrowers under the FIGO Multifamily Portfolio I loan.

The Properties. The Fairfax Multifamily Portfolio Properties are comprised of three multifamily properties located in Northern Virginia, collectively totaling 870 units.

The following table presents detailed information with respect to each of the Fairfax Multifamily Portfolio Properties.

Fairfax Multifamily Portfolio Properties Summary
Property Name / Location	Property Type	Year Built/ Renovated	Units	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	UW NOI	% of UW NOI
Ellipse at Fairfax Corner 11842 Federalist Way Fairfax, VA	Multifamily	1989 / 2018	404	$66,200,000	43.6%	$109,900,000	$5,409,074	44.5%
Townes at Herndon Center 500 and 508 Pride Avenue Herndon, VA	Multifamily	2002 / 2018	216	$43,200,000	28.4%	$71,800,000	$3,323,770	27.3%
Windsor at Fair Lakes 4201 Lauries Way and 4106 Brickell Drive Fairfax, VA	Multifamily	1988 / 2018	250	$42,600,000	28.0%	$69,800,000	$3,427,944	28.2%
Total			870	$152,000,000	100.0%	$251,500,000	$12,160,789	100.0%
(1)	The Appraised Value for the Fairfax Multifamily Portfolio Properties of $251,500,000 is the aggregate “as-complete” appraised value for the individual properties as of October 30, 2018, which is based on the hypothetical condition that all projected capital improvements have been completed, have been fully funded and no additional costs remain. In addition, it assumes that all required immediate repairs have been completed or cured. At origination, $11,136,554 was reserved by the lender, which represents 100% of these projected capital improvements and $216,938 was reserved by the lender, which represents 125% of the immediate repairs. The aggregate “as-is” appraised value is $235,700,000, which results in a cut-off date LTV Ratio and a maturity date LTV Ratio for the Fairfax Multifamily Portfolio Senior Loan of 36.1% and 36.1%, respectively, for the Fairfax Multifamily Portfolio Whole Loan of 64.5% and 64.5%, respectively, and for the Fairfax Multifamily Portfolio Total Debt of 83.6% and 83.6%, respectively.

Ellipse at Fairfax Corner (404 Units, 46.4% of Units, 43.6% ALA). The Ellipse at Fairfax Corner property is comprised of 404 units (118 1-BR/1-BA units, 285 2-BR/2-BA units and one 2-BR/1-BA unit) across nine buildings on a 24.1-acre parcel. Units at the Ellipse at Fairfax Corner property average 974 sq. ft. and range between 671 sq. ft. and 1,137 sq. ft. Unit amenities include patios/balconies, laminate countertops and stainless steel appliances. Community amenities include a fitness center, a business center, a clubhouse, a spa, a swimming pool, a playground, a tennis court, a barbecue grill, a carwash area, a picnic area, covered parking, and a walking trail. Additionally, the Ellipse at Fairfax Corner property has 860 parking spaces for a 2.1 parking space/unit ratio. Additionally, the Ellipse at Fairfax Corner property is located approximately 0.1 miles from the Metrobus stop, providing access to Washington D.C.

The Ellipse at Fairfax Corner property was built in 1989 and 151 of the 404 units (37.4% of units) were renovated in 2018. The renovated apartments at the Ellipse at Fairfax Corner property typically feature stainless steel appliances, under-mount sinks, quartz countertops and wide vinyl plank flooring. The average rent for the non-renovated units is $1,667 versus an average rent for the renovated units of $1,750, which represents a 5.3% increase. At origination, $4,468,449 was reserved to fund various capital improvements, including the renovation of an additional 202 units.

Townes at Herndon Center (216 Units, 24.8% of Units, 28.4% ALA). The Townes at Herndon Center property is comprised of 216 units (161 2-BR/2-BA units, 35 3-BR/2.5-BA units and 20 3-BR/3-BA units) across 27 buildings on a 12.2-acre parcel. Units at the Townes at Herndon Center property average 1,312 sq. ft. and range between 1,264 sq. ft. and 1,457 sq. ft. Unit amenities include garages, decks, laminate countertops, and stainless steel appliances. Community amenities include a fitness center, a clubhouse, a swimming pool, a playground, a dog park, hiking and jogging trials, gated access, and curbside trash pick-up. Additionally, the Townes at Herndon Center property has 593 parking spaces for a 2.7 parking space/unit ratio. Additionally, the Townes at Herndon Center property is located approximately 0.1 miles from the Metrobus stop, providing access to Washington D.C.

The Townes at Herndon Center property was built in 2002 and 80 of the 216 units (37.0% of units) were renovated in 2018. The renovated apartments at the Townes at Herndon Center property typically feature stainless steel appliances, under-mount sinks, quartz countertops and wide vinyl plank flooring. The average rent for the non-renovated units is $1,990 versus an average rent for the renovated units of $2,183, which represents a 9.6% increase. At origination, $3,293,497 was reserved to fund various capital improvements, including the renovation of an additional 108 units.

Windsor at Fair Lakes (250 Units, 28.7% of Units, 28.0% ALA). The Windsor at Fair Lakes property is comprised of 250 units (103 1-BR/1-BA units, 38 2-BR/1-BA units, 58 2-BR/2-BA units and 51 3-BR/2-BA units) across 12 buildings on a 15.5-acre parcel. Units at the Windsor at Fair Lakes property average 950 S sq. ft. and range between 749 sq. ft. and 1,314 sq. ft. Unit amenities include patios/balconies, laminate countertops and stainless steel appliances. Community amenities include a fitness center, a clubhouse, a swimming pool, bike trails, a basketball court, a playground, a dog park, a barbecue grill, and a private shuttle to the Orange Line. Additionally, the Windsor at Fair Lakes property has 387 parking spaces for a 1.5 parking space/unit ratio.

The Windsor at Fair Lakes property was built in 1988 and 17 of the 250 units (6.8% of units) were renovated in 2018. The renovated apartments at the Windsor at Fair Lakes property typically feature stainless steel appliances, under-mount sinks, quartz countertops and wide vinyl plank flooring. The average rent for the non-renovated units is $1,737 versus an average rent for the renovated units of $1,797, which represents an 8.6% increase. At origination, $3,374,608 was reserved to fund various capital improvements, including the renovation of an additional 125 units.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various, VA	Collateral Asset Summary – Loan No. 5 Fairfax Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 33.8% 3.02x 14.3%

The following table details the allocation of the $11,136,554 reserved in connection with the anticipated renovations across the Fairfax Multifamily Portfolio Properties.

Fairfax Multifamily Portfolio Capital Expenditure Reserve Budget
	Ellipse at Fairfax Corner		Windsor at Fair Lakes		Townes at Herndon Center
	Budgeted Units	Budgeted Total	Budgeted Units	Budgeted Total	Budgeted Units	Budgeted Total
Administrative & Marketing	N/A	$242,500	N/A	$312,500	N/A	$287,500
Common Area Improvements	N/A	N/A	N/A	$121,000	N/A	$43,200
Exterior Buildings & Site Work	N/A	$320,000	N/A	$338,800	N/A	$653,200
Mechanical, Electrical, Plumbing	202	$929,200	125	$575,150	108	$459,000
Interior Unit Improvements	202	$2,763,966	125	$1,710,375	108	$1,693,764
Miscellaneous	N/A	N/A	N/A	$10,000	N/A	N/A
Total Hard and Soft Costs		$4,255,666		$3,067,825		$3,136,664
Total Contingency	5%	$212,783	10%	$306,783	5%	$156,833
Total		$4,468,449		$3,374,608		$3,293,497

Environmental Matters. According to the Phase I environmental reports, dated November 30, 2018, there were no recognized environmental conditions or recommendations for further action at the Fairfax Multifamily Portfolio Properties.

The Market. The Fairfax Multifamily Portfolio Properties are located within the Washington-Arlington-Alexandria apartment market. According to the appraisal, the Washington-Arlington-Alexandria apartment market contained approximately 628,023 units with a market-wide occupancy rate of 95.9% as of the third quarter of 2018. Since 2013, the Washington-Arlington-Alexandria apartment market has had annual rental growth rates of approximately 2.4% and has maintained an occupancy level of at least 94.8%. There are a total of 26,284 conventional units currently under construction highlighted by activity in the Navy Yard/Capitol South, Northeast DC and North Arlington submarkets. There are currently 1,067 units under construction within the West Fairfax County submarket and 260 units within the Reston/Herndon submarket.

The Ellipse at Fairfax Corner property and Windsor at Fair Lakes property are located in the West Fairfax County submarket (72.8% UW NCF). As of the third quarter of 2018, the West Fairfax County submarket had an inventory of 15,910 units with an average occupancy of 96.4%. Since 2013, the West Fairfax County submarket has had annual rental growth rates of approximately 2.3% and has maintained an occupancy level of at least 94.4%. The West Fairfax County submarket had average asking rents of $1,768 as of the third quarter 2018. According to the appraisal, the submarket benefits from proximity to Washington, D.C., Interstate 66 and various Washington Metro stations, as well as close proximity to retail amenities, and major employment centers, such as Dulles International Airport and George Mason University.

The Townes at Herndon Center property is located in the Reston/Herndon submarket (27.2% UW NCF). As of the third quarter of 2018, the Reston/Herndon submarket had an inventory of 19,960 units with an average occupancy of 95.8%. Since 2013, the Reston/Herndon submarket has had annual rental growth rates of approximately 3.4% and has maintained an occupancy level of at least 93.9%. The Reston/Herndon submarket had average asking rents of $1,825 as of the third quarter 2018.

Within a five-mile radius of each of the Fairfax Multifamily Portfolio Properties, the 2017 population and average household income are estimated at approximately 215,000 individuals and $155,000, respectively.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various, VA	Collateral Asset Summary – Loan No. 5 Fairfax Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 33.8% 3.02x 14.3%

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	T-12 10/31/2018	U/W	U/W Per Unit
Gross Potential Rent	$17,288,945	$17,579,928	$17,632,147	$18,808,255	$21,618.68
Vacancy(1)	0	0	0	(1,060,498)	($1,218.96)
Collection Loss	(55,011)	(31,640)	(51,429)	(51,298)	($58.96)
Concessions	(9,280)	(21,464)	(19,221)	(19,185)	($22.05)
Net Rental Income	$17,224,654	$17,526,825	$17,561,498	$17,677,274	$20,318.71
Other Income	664,817	661,849	564,005	564,005	$648.28
Effective Gross Income	$17,889,471	$18,188,673	$18,125,502	$18,241,279	$20,966.99
Total Operating Expenses	5,861,186	6,093,957	6,130,784	6,080,490	$6,989.07
Net Operating Income	$12,028,285	$12,094,717	$11,994,718	$12,160,789	$13,977.92
Capital Expenditures(2)	0	0	0	0	$0.00
Net Cash Flow	$12,028,285	$12,094,717	$11,994,718	$12,160,789	$13,977.92

(1)	U/W Vacancy is based on the greater of 5.0% or in-place vacancy at each of the Fairfax Multifamily Portfolio Properties per the rent roll dated November 13, 2018. As of November 13, 2018, the Ellipse at Fairfax Corner property was 94.3% occupied, the Townes at Herndon Center property was 94.0% occupied and the Windsor at Fair Lakes property was 95.6% occupied.

(2)	At origination, the borrowers reserved $11,136,554, which represents 100% of the estimated capital expenditure required to improve units across the Fairfax Multifamily Portfolio Properties.

Property Management.    The Fairfax Multifamily Portfolio Properties are managed by Hampshire Assets, LLC, an affiliate of the Fairfax Multifamily Portfolio Borrowers.

Lockbox / Cash Management.    A soft lockbox is in place with respect to the Fairfax Multifamily Portfolio Whole Loan, with springing cash management upon the occurrence and during the continuance of a Cash Trap Period. During the continuance of a Cash Trap Period all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Fairfax Multifamily Portfolio Whole Loan documents, and provided no event of default is continuing on the Fairfax Multifamily Portfolio Whole Loan, to pay taxes and insurance, debt service on the Fairfax Multifamily Portfolio Whole Loan and the related mezzanine loans, reserves and operating expenses, among other things. During the continuance of a Cash Trap Period, all excess cash flow will be required to be held as additional security for the Fairfax Multifamily Portfolio Whole Loan until the discontinuance of the Cash Trap Period. If no Cash Trap Period is continuing, funds in the lockbox account are required to be disbursed to a borrower operating account.

A “Cash Trap Period” will be in effect:

(i)	upon the occurrence of any event of default under the Fairfax Multifamily Portfolio Loan until cured;

(ii)	if any bankruptcy action of a Fairfax Multifamily Portfolio Borrower, a principal, the guarantor or the property manager has occurred until, in the case of a bankruptcy action of the property manager only, if the applicable Fairfax Multifamily Portfolio Borrower replaces the property manager with a qualified manager under a replacement management agreement

(iii)	upon the failure by the Fairfax Multifamily Portfolio Borrowers to maintain the debt service coverage ratio based on the Fairfax Multifamily Portfolio Total Debt of at least 1.05x for two consecutive calendar quarters until the debt service coverage ratio based on the Fairfax Multifamily Portfolio Total Debt has been at least equal to 1.10x for two consecutive calendar quarters; or

(iv)	upon the occurrence of an event of default under either of the Fairfax Multifamily Portfolio Mezzanine Loans until cured.

Initial Reserves and Ongoing Reserves. At loan origination, the Fairfax Multifamily Portfolio Borrowers deposited (i) $483,000 for tax reserves, (ii) $249,500 for insurance reserves, (iii) $216,938 for deferred maintenance, and (iv) $11,136,554 for a capital expenditure reserve.

Tax Reserve. The Fairfax Multifamily Portfolio Borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (currently estimated to be $241,500).

Insurance Reserve. The Fairfax Multifamily Portfolio Borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums (currently estimated to be $29,617).

Capital Expenditure Reserve. The Fairfax Multifamily Portfolio Borrowers are required to deposit into a capital expenditure reserve on a monthly basis, an amount equal to approximately $18,125 capped at $500,000, with such reserve not required to be funded until such time as the balance of such reserve is less than $500,000

Current Subordinate Indebtedness.  The Fairfax Multifamily Portfolio Properties also secure the Fairfax Multifamily Portfolio Subordinate Companion Loans, with an aggregate outstanding Cut-off Date principal balance of $67,000,000. The Fairfax Multifamily

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various, VA	Collateral Asset Summary – Loan No. 5 Fairfax Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 33.8% 3.02x 14.3%

Portfolio Subordinate Companion Loans are coterminous with the Fairfax Multifamily Portfolio Loan and accrue interest at the same rate as the Fairfax Multifamily Portfolio Loan. Amounts received on the Fairfax Multifamily Portfolio Whole Loan are generally applied to pay outstanding interest on the Fairfax Multifamily Portfolio Senior Loans, then to the extent of principal received, principal on the Fairfax Multifamily Portfolio Senior Loans, then to pay outstanding interest on the Fairfax Multifamily Portfolio Subordinate Companion Loans and then to the extent of principal received, principal on the Fairfax Multifamily Portfolio Subordinate Companion Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

Current Mezzanine Indebtedness. On December 18, 2018, CCRE entered into a mezzanine loan (the “Senior Mezzanine Loan”) with Nova Senior Mezz LLC (together with its successors and permitted assigns, the “Senior Mezzanine Borrower”). The original principal amount of the Senior Mezzanine Loan is $25,000,000. The Senior Mezzanine Loan accrues interest at a rate of 6.0000% per annum, and is coterminous with the Fairfax Multifamily Portfolio Whole Loan. The Senior Mezzanine Loan is secured by 100% of the equity interest in the Fairfax Multifamily Portfolio Borrowers. The Senior Mezzanine Loan was subsequently sold to John Hancock Life Insurance Company.

Additionally, on December 18, 2018, CCRE entered into a junior mezzanine loan (the “Junior Mezzanine Loan” and together with the Senior Mezzanine Loan, the “Fairfax Multifamily Portfolio Mezzanine Loans”) with Virginia Junior Mezz LLC (together with its successors and permitted assigns, the “Junior Mezzanine Borrower”). The original principal amount of the Junior Mezzanine Loan is $20,000,000. The Junior Mezzanine Loan accrues interest at a rate of 8.2500% per annum, and is coterminous with the Fairfax Multifamily Portfolio Whole Loan. The Junior Mezzanine Loan is secured by 100% of the equity interest in the Senior Mezzanine Borrower. The Junior Mezzanine Loan was subsequently sold to Harbor Group International.

The Junior Mezzanine Loan will accrue interest for each interest accrual period at a rate of 2.2500% per annum, which will be deferred and be payable by the Junior Mezzanine Borrower on the maturity date of the Junior Mezzanine Loan (the “Deferred Interest Amount”) or, if earlier, on the date that all or a portion of the Junior Mezzanine Loan is prepaid or defeased. The Deferred Interest Amount at the stated maturity date of the Junior Mezzanine Loan, assuming no prepayments occur prior to the stated maturity date of the Junior Mezzanine Loan, is expected to be $7,567,322. The loan-to-value ratios, debt yields and debt service coverage ratios shown in this term sheet and the preliminary prospectus, and calculated under the loan documents, do not take into account the Deferred Interest Amount.

The rights of the lender, the senior mezzanine lender and the junior mezzanine lender are governed by an intercreditor agreement between the lender, the senior mezzanine lender and the junior mezzanine lender.

Preferred Equity. On the origination date, Arbor Nova PE LLC (the “Preferred Member”), a subsidiary of Arbor Realty SR, Inc., made a $31,500,000 preferred equity investment in Virginia Assets LLC (“VAL”), the parent company of the Fairfax Multifamily Portfolio Borrowers, which investment provides the Preferred Member with a residual 22% equity interest in VAL. The investment accrues interest at 11%, is not guaranteed and does not have a mandatory redemption date or notice and cure rights and is not subject to an intercreditor agreement with the lender. Failure to pay the preferred return does not result in a default, but rather any unpaid return merely accrues on the Preferred Member’s unreturned capital. In limited circumstances, including but not limited to, fraud, misappropriation, any transfer of the related Fairfax Multifamily Portfolio Properties or any interest in such Fairfax Multifamily Portfolio Properties by New White Oak Partners L.P., a borrower affiliate (“Sponsor Member”), or by VAL in violation of its joint venture agreement, the bankruptcy of Sponsor Member, or a default beyond any applicable grace periods and/or cure periods by VAL, the Fairfax Multifamily Portfolio Borrowers, the mezzanine borrowers or the guarantor under the Fairfax Multifamily Portfolio Loan documents or any mezzanine loan or mezzanine loan documents, as applicable, the Preferred Member has a forced sale right, which is subject in all respects to the Fairfax Multifamily Portfolio Loan documents, and the right to cause any available cash (i.e. excess cash flow after payment of the obligations under the Fairfax Multifamily Portfolio Loan and the Fairfax Multifamily Portfolio Mezzanine Loans) to be used to prepay amounts due the Preferred Member. Pursuant to the Fairfax Multifamily Portfolio Loan documents, none of the borrowers or any of its affiliates or guarantor or any of its affiliates may execute any guarantees in favor of the Preferred Member and no guaranties or indemnities currently exist.

The Fairfax Multifamily Portfolio Total Debt is summarized in the following table.

Fairfax Multifamily Portfolio Total Debt Summary
Note	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Senior Loans	$85,000,000	4.6671053%	3.02x	14.3%	33.8%
Junior Loans	$67,000,000	4.6671053%	1.69x	8.0%	60.4%
Senior Mezzanine Loan	$25,000,000	6.0000%	1.39x	6.9%	70.4%
Junior Mezzanine Loan	$20,000,000	8.2500%	1.17x	6.2%	78.3%
Total Debt	$197,000,000	5.2000%	1.17x	6.2%	78.3%

Partial Release. At any time following the second anniversary of the Closing Date, the Fairfax Multifamily Portfolio Borrowers may obtain the release of one or more of the Fairfax Multifamily Portfolio Properties by defeasing an amount equal to 110% of the allocated loan

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various, VA	Collateral Asset Summary – Loan No. 5 Fairfax Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 33.8% 3.02x 14.3%

amount for such Fairfax Multifamily Portfolio Property if after giving effect to such partial defeasance, (1) the debt service coverage ratio as calculated under the Fairfax Multifamily Portfolio Whole Loan documents based on the net cash flow of the remaining Fairfax Multifamily Portfolio Properties and the Fairfax Multifamily Portfolio Total Debt is greater than 1.25x, (2) the loan-to-value ratio as calculated under the Fairfax Multifamily Portfolio Whole Loan documents on the remaining Fairfax Multifamily Portfolio Properties based on the Fairfax Multifamily Portfolio Total Debt is less than 74.0% and (3) customary REMIC requirements are satisfied. In addition, the defeasance in whole or in part, of the Fairfax Multifamily Portfolio Whole Loan requires a simultaneous pro rata prepayment (or defeasance) of the Senior Mezzanine Loan and the Junior Mezzanine Loan.

Future Mezzanine or Subordinate Indebtedness Permitted.  None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

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350 West Santa Clara Street San Jose, CA 95113	Collateral Asset Summary – Loan No. 6 AC by Marriott San Jose	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 59.7% 2.05x 11.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

350 West Santa Clara Street San Jose, CA 95113	Collateral Asset Summary – Loan No. 6 AC by Marriott San Jose	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 59.7% 2.05x 11.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

350 West Santa Clara Street San Jose, CA 95113	Collateral Asset Summary – Loan No. 6 AC by Marriott San Jose	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 59.7% 2.05x 11.4%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Acquisition
Borrower Sponsor:	Allan V. Rose
Borrower:	AVR San Jose Downtown Hotel LLC
Original Balance(1):	$35,000,000
Cut-off Date Balance(1):	$35,000,000
% by Initial UPB:	5.3%
Interest Rate:	4.9300%
Payment Date:	1st of each month
First Payment Date:	May 1, 2019
Maturity Date:	April 1, 2029
Amortization:	Interest Only
Additional Debt(1):	$25,000,000 Pari Passu Debt
Call Protection(2):	L(24), D(92), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
FF&E:	$0	1/12th of 4.0% of gross income from prior year

Financial Information(4)
Cut-off Date Balance / Room:	$285,714
Balloon Balance / Room:	$285,714
Cut-off Date LTV:	59.7%
Balloon LTV:	59.7%
Underwritten NOI DSCR:	2.28x
Underwritten NCF DSCR:	2.05x
Underwritten NOI Debt Yield:	11.4%
Underwritten NCF Debt Yield:	10.2%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Select Service Hospitality
Collateral:	Fee Simple
Location:	San Jose, CA
Year Built / Renovated:	2016 / NAP
Total Rooms:	210
Property Management:	Aimbridge Hospitality, LLC
Underwritten NOI:	$6,843,361
Underwritten NCF:	$6,148,539
Appraised Value:	$100,500,000
Appraisal Date:	March 1, 2019

Historical NOI
Most Recent NOI:	$7,418,679 (T-12 February 28, 2019)
2018 NOI:	$7,176,172 (December 31, 2018)
2017 NOI(5):	NAP
2016 NOI(5):	NAP

Historical Occupancy
Most Recent Occupancy:	80.7% (February 28, 2019)
2018 Occupancy:	80.0% (December 31, 2018)
2017 Occupancy(5):	NAP
2016 Occupancy(5):	NAP
(1)	The AC by Marriott San Jose Whole Loan (as defined below) is evidenced by two pari passu notes in the aggregate original principal amount of $60.0 million. The controlling Note A-1 with an original principal balance of $35.0 million is being contributed to the CF 2019-CF1 mortgage trust. The remaining non-controlling Note A-2 with an original principal balance of $25.0 million is currently held by CCRE and is expected to be contributed into one or more future securitizations. For additional information on the pari passu notes, see “The Loan” below.
(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of May 1, 2019. Defeasance of the AC by Marriott San Jose Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) May 1, 2023. The assumed lockout period of 24 payments is based on the expected CF 2019-CF1 securitization closing date in April 2019. The actual lockout period may be longer.
(3)	See “Initial Reserves and Ongoing Reserves” below.
(4)	DSCR, LTV, Debt Yield and Balance / Room calculations are based on the AC by Marriott San Jose Whole Loan.
(5)	The AC by Marriott San Jose Property (as defined below) began operations in January 2017. As such, Historical NOI and Historical Occupancy for 2017 and 2016 are not available for the AC by Marriott San Jose Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

350 West Santa Clara Street San Jose, CA 95113	Collateral Asset Summary – Loan No. 6 AC by Marriott San Jose	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 59.7% 2.05x 11.4%

The Loan. The AC by Marriott San Jose mortgage loan (the “AC by Marriott San Jose Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 210-room select service hotel located in San Jose, California (the “AC by Marriott San Jose Property”) with an original and cut-off date principal balance of $35.0 million. The AC by Marriott San Jose Loan is part of a whole loan (the “AC by Marriott San Jose Whole Loan”) with an original and cut-off date principal balance of $60.0 million that is evidenced by two pari passu notes as follows: (i) the AC by Marriott San Jose Loan, which consists of the controlling Note A-1 with an original and cut-off date principal balance of $35.0 million and (ii) a non-controlling Note A-2 with an original and cut-off date principal balance of $25.0 million (the “AC by Marriott San Jose Companion Loan”). The AC by Marriott San Jose Loan is structured with an interest only, 10-year term and accrues interest at a fixed rate equal to 4.9300%.

The relationship between the holders of the AC by Marriott San Jose Property will be governed by a co-lender agreement as described under “Description of the Mortgage Pool– The Whole Loans” in the Preliminary Prospectus.

AC by Marriott San Jose Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
Note A-1	$35,000,000	$35,000,000	CF 2019-CF1	Yes
Note A-2	$25,000,000	$25,000,000	CCRE	No
AC by Marriott San Jose Whole Loan	$60,000,000	$60,000,000

Loan proceeds along with approximately $39.0 million of borrower sponsor equity were used to acquire the AC by Marriott San Jose Property for $98.5 million and pay closing costs. Based on the “As-Is” appraised value of $100.5 million as of March 1, 2019, the Cut-off Date LTV is 59.7%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$60,000,000	60.6%	Purchase Price	$98,500,000	99.5%
Borrower Sponsor Equity	$38,978,596	39.4%	Closing Costs	$478,596	0.5%
Total Sources	$98,978,596	100.0%	Total Uses	$98,978,596	100.0%

The Borrower / Borrower Sponsor.  The borrower for the AC by Marriott San Jose Loan is AVR San Jose Downtown Hotel LLC, a single purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. Allan V. Rose is the borrower sponsor guarantor of certain nonrecourse carve-outs under the AC by Marriott San Jose Loan. The borrower sponsor disclosed a prior foreclosure and deed-in-lieu of foreclosure; see “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Allan V. Rose is the owner and chief executive officer of AVR Realty (“AVR”), a privately held real estate development and management company. AVR was founded over 45 years ago and has built, acquired and developed more than 30 million square feet of commercial and residential space. AVR’s portfolio includes office complexes, shopping centers, corporate and industrial parks, apartment complexes, residential communities and hotels.

The Property. Built in 2016, the AC by Marriott San Jose Property is a 7-story, 210-room select service hotel located in San Jose, California. The AC by Marriott San Jose Property includes 169 king bedrooms, 23 queen/queen bedrooms and 18 king bed suites. Guest room amenities include complimentary wireless internet, work desks and flat screen televisions. Amenities at the AC by Marriott San Jose Property include an outdoor swimming pool, fitness center, business center, lounge and 895 sq. ft. of dedicated meeting space. In 2017 and 2018, the previous ownership of the AC by Marriott San Jose Property invested approximately $640,000 in capital expenditures.

The AC by Marriott San Jose Property also has exclusive access to 74 parking spaces within an adjacent five-story parking garage (that is not part of the collateral securing the AC by Marriott San Jose Loan) pursuant to a recorded parking agreement and reciprocal easement agreement. Among other conditional termination rights, the parking garage owner has the right to demolish the parking garage and terminate the parking agreement with 12 months’ prior notice. Additional information regarding the parking arrangement at the AC by Marriott San Jose Property, see “Description of the Mortgage Pool—Assessment of Property Value and Condition—Zoning and Building Code Compliance and Condemnation” in the Preliminary Prospectus.

In March 27, 2019, the borrower entered into an approximately 28 year franchise agreement with Marriott International, Inc that expires on January 31, 2047.

According to the prior owner, the AC by Marriott San Jose Property’s top corporate accounts in 2018 included Adobe Systems, Accenture GPP, Accenture Project Rate, Deloitte, IBM GPP and Intel.

Environmental Matters. The Phase I environmental report, dated April 3, 2018, recommended no further action at the AC by Marriott San Jose Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

350 West Santa Clara Street San Jose, CA 95113	Collateral Asset Summary – Loan No. 6 AC by Marriott San Jose	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 59.7% 2.05x 11.4%

The Market. The AC by Marriott San Jose Property is located in San Jose, California, which is part of the San Jose-Sunnyvale-Santa Clara MSA. San Jose is the largest city in Northern California, both in population and area, and the tenth-largest in the country by population. San Jose, together with the surrounding area is a major technology hub known as Silicon Valley. According to the appraisal, Silicon Valley added 1.5 million jobs between 2010 and 2018. Major employers in San Jose include Cisco Systems, Paypal, Inc., eBay, Adobe Systems, Inc., Kaiser Permanente, Western Digital, Super Micro, and IBM. According to the appraisal, the 2017 population estimate and median household income for San Jose was 1,035,317 and $96,662, respectively.

The AC by Marriott San Jose Property is located in downtown San Jose, which is an economic, cultural and political center consisting of hotels, retail, office buildings, and apartment complexes. The AC by Marriott San Jose Property benefits from its access and visibility from Santa Clara Street and State Route 87, which has direct access to Interstate 280. Additionally, the AC by Marriott San Jose Property benefits from its proximity to Mineta San Jose International Airport and San Francisco International Airport, which are four miles north and thirty miles northwest of the AC by Marriott San Jose Property, respectively.

The San Jose McEnery Convention Center is located within 0.4 miles of the AC by Marriott San Jose Property and offers 550,000 sq. ft. of meeting space, 165,000 sq. ft. of exhibit space, 31 meeting rooms, and banquet facilities for 5,000 people. The SAP Center is located approximately 0.2 miles from the AC by Marriott San Jose Property and is home to the San Jose Sharks of the NHL. San Jose State University is located approximately two miles from the AC by Marriott San Jose Property and has a total enrollment of approximately 33,000 individuals in 2018. Additionally, in June 2017, the City of San Jose entered exclusive negotiations with Google for several land parcels on the west side of downtown San Jose called the Google Transit Village. The Google Transit Village has the potential for 8 million square feet of new offices, which could accommodate approximately 30,000 jobs. Google has already purchased several land parcels in the area, but has not developed the land into offices at this time. We cannot assure you that the land will be developed in the future. Other demand generators include Levi’s Stadium and Santa Clara University.

The appraiser determined 2018 market demand segmentation of 69% commercial, 21% meeting and group and 10% leisure. The AC by Marriott San Jose Property had 2018 demand segmentation of 75% commercial, 20% meeting and group and 5% leisure.

The primary competitive set for the hotel consists of six hotels, which range in size from 80 to 353 rooms and collectively contain an aggregate of 1,095 rooms. There are currently two hotels under construction totaling 355 rooms. These hotels include a Hyatt House hotel and a Hyatt Place hotel, which are both expected to be completed in April, 2019.

For the 12 months ending January 31, 2019, the AC by Marriott San Jose Property was reported as having occupancy, ADR and RevPAR of 80.5%, $255.10 and $205.31, respectively.

Historical Occupancy, ADR, RevPAR – Competitive Set(1)
	AC by Marriott San Jose			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
December 31, 2018	80.0%	$252.24	$201.82	80.6%	$240.99	$194.23	99.3%	104.7%	103.9%
TTM January 2019	80.5%	$255.10	$205.31	80.5%	$242.80	$195.48	100.0%	105.1%	105.0%

(1)	Source: Hospitality research report.

(2)	Includes Hyatt Place San Jose Downtown, Westin San Jose, Destination Hotels Hotel De Anza, Courtyard San Jose Airport, Hilton San Jose, and Hampton Inn San Jose.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

350 West Santa Clara Street San Jose, CA 95113	Collateral Asset Summary – Loan No. 6 AC by Marriott San Jose	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 59.7% 2.05x 11.4%

Cash Flow Analysis.

Cash Flow Analysis
	2018	T-12 2/28/2019	U/W	U/W Per Room(1)
Occupancy	80.0%	80.7%	80.7%
ADR	$252.24	$257.43	$257.43
RevPAR	$201.82	$207.72	$207.72

Room Revenue	$15,469,850	$15,922,077	$15,922,077	$75,819
Food and Beverage	877,761	919,158	919,158	$4,377
Other Revenue	537,551	525,298	525,298	$2,501
Other Income	10,024	4,008	4,008	$19
Total Revenue	$16,895,186	$17,370,541	$17,370,541	$82,717
Operating Expenses	4,421,404	4,506,966	4,358,697	$20,756
Undistributed Expenses	4,651,052	4,795,700	4,928,729	$23,470
Gross Operating Profit	$7,822,730	$8,067,875	$8,083,115	$38,491

Total Fixed Charges(2)	646,558	649,196	1,239,754	$5,904
Net Operating Income	$7,176,172	$7,418,679	$6,843,361	$32,587

FF&E	0	0	694,822	$3,309
Net Cash Flow	$7,176,172	$7,418,679	$6,148,539	$29,279
(1)	Based on 210 guest rooms.

(2)	U/W Total Fixed Charges include a projected real estate tax increase due to California’s Proposition 13, accounting for a $683,615 increase over the trailing twelve months February 28, 2019 real estate tax expense.

Property Management.  The AC by Marriott San Jose Property is managed by Aimbridge Hospitality, LLC.

Lockbox / Cash Management.  The AC by Marriott San Jose Property is structured with a hard lockbox and springing cash management. In-place cash management and a full excess cash flow sweep is required upon the commencement of a Cash Trap Period.

A “Cash Trap Period” will be in effect upon:

(i)	the occurrence of any event of default until cured;

(ii)	any bankruptcy action of borrower, guarantor or property manager has occurred until, in the case of the manager only, if the borrower replaces the property manager with a qualified manager under a replacement management agreement;

(iii)	the failure of the borrower after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of at least 1.60x until the debt service coverage ratio is at least 1.65x for two consecutive calendar quarters; or

(iv)	the earlier of (a) 12 months prior the expiration of the franchise agreement or (b) such time the borrower receives notice from the franchisor of termination of the franchise agreement until the borrower has either (a)(x) entered into a replacement franchise agreement with a qualified franchisor, or (y) delivered evidence reasonably that the franchisor has renewed or extended the franchise agreement for a term satisfactory to lender of not less than three years past the maturity date; and (b) if the replacement franchise agreement or renewed or extended existing franchise agreement requires the borrower to enter into a PIP, the total costs of the PIP have been deposited into a reserve with lender.

Initial Reserves and Ongoing Reserves.

Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes. In the event the borrower provides evidence reasonably satisfactory to the lender that all taxes and other charges have been paid prior to the related due date and there is no event of default and/or Cash Trap Period continuing, the requirement for monthly deposits into the tax reserve will be waived.

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums. In the event the borrower maintains a blanket insurance policy acceptable to the lender and there is no event of default and/or cash management period continuing, the requirement for monthly deposits into the insurance reserve will be waived. The borrower currently maintains an acceptable blanket insurance policy. As such, initial and monthly insurance reserves are currently waived.

FF&E Reserve. The borrower is required to deposit into an FF&E reserve, on a monthly basis, 1/12 of 4% of gross income for the prior calendar year.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

350 West Santa Clara Street San Jose, CA 95113	Collateral Asset Summary – Loan No. 6 AC by Marriott San Jose	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 59.7% 2.05x 11.4%

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

Partial Release. None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

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39000 Amrhein Road Livonia, MI 48150	Collateral Asset Summary – Loan No. 7 Amazon Distribution Livonia	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 38.9% 3.48x 13.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

39000 Amrhein Road Livonia, MI 48150	Collateral Asset Summary – Loan No. 7 Amazon Distribution Livonia	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 38.9% 3.48x 13.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

39000 Amrhein Road Livonia, MI 48150	Collateral Asset Summary – Loan No. 7 Amazon Distribution Livonia	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 38.9% 3.48x 13.5%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Acquisition
Credit Assessment Fitch/KBRA/ S&P(1):	BBB-/A-/N/A
Borrower Sponsor(2):	CF Real Estate Holdings, LLC
Borrower:	CF Livonia DST
Original Balance:	$34,000,000
Cut-off Date Balance:	$34,000,000
% by Initial UPB:	5.1%
Interest Rate:	3.7300%
Payment Date:	1st of each month
First Payment Date:	May 1, 2019
Anticipated Repayment Date(3):	May 1, 2029
Maturity Date(3):	September 1, 2032
Amortization:	Interest Only, ARD
Additional Debt:	NAP
Call Protection:	L(24), D(92), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$507,975	$73,442
Insurance:	$23,069	$11,535

Financial Information
Cut-off Date Balance / Sq. Ft.:	$34
Balloon Balance / Sq. Ft.:	$34
Cut-off Date LTV(5):	38.9%
Balloon LTV(5):	38.9%
Underwritten NOI DSCR:	3.56x
Underwritten NCF DSCR:	3.48x
Underwritten NOI Debt Yield:	13.5%
Underwritten NCF Debt Yield:	13.2%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Warehouse/Distribution Industrial
Collateral:	Fee Simple
Location:	Livonia, MI
Year Built / Renovated:	2017 / NAP
Total Sq. Ft.:	1,009,292
Property Management:	CFI Property Management, LLC
Underwritten NOI:	$4,575,055
Underwritten NCF:	$4,474,126
Appraised Value(5):	$87,500,000
Appraisal Date:	March 14, 2019

Historical NOI(6)
Most Recent NOI:	$4,622,563 (T-12 December 31, 2018)
2018 NOI:	NAV
2017 NOI:	NAV
2016 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (April 1, 2019)
2018 Occupancy:	100.0% (December 31, 2018)
2017 Occupancy:	100.0% (December 31, 2017)
2016 Occupancy(6):	NAV
(1)	Fitch and KBRA provided the listed assessments for the Amazon Distribution Livonia Loan (as defined below) in the context of its inclusion in the mortgage pool. S&P did not provide a credit assessment but confirmed that the Amazon Distribution Livonia Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(2)	The Borrower Sponsor CF Real Estate Holdings, LLC is an affiliate of Cantor Commercial Real Estate Lending, L.P., the loan originator (and sponsor), CCRE Commercial Mortgage Securities, L.P., the depositor, Berkeley Point Capital LLC, a primary servicer and limited subservicer, and Cantor Fitzgerald & Co. and Castle Oak Securities, L.P., two of the underwriters.

(3)	The Amazon Distribution Livonia Loan has an anticipated repayment date of May 1, 2029 and a final maturity date of September 1, 2032.

(4)	See “Initial Reserves and Ongoing Reserves” below.

(5)	The appraiser assigned a hypothetical “dark value” of $59,300,000 for the Amazon Distribution Livonia Property (as defined below). The Cut-off Date LTV and Balloon LTV based on the hypothetical “dark value” is 57.3%.

(6)	The Amazon Distribution Livonia Property was completed in October 2017. As such, the Historical NOI for 2016, 2017 and 2018 and the Historical Occupancy for 2016 are not available for the Amazon Distribution Livonia Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

39000 Amrhein Road Livonia, MI 48150	Collateral Asset Summary – Loan No. 7 Amazon Distribution Livonia	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 38.9% 3.48x 13.5%

The Loan. The Amazon Distribution Livonia mortgage loan (the “Amazon Distribution Livonia Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a recently constructed 1,009,292 sq. ft. distribution building located in Livonia, Michigan (the “Amazon Distribution Livonia Property” or the “Property”) with an original principal balance of $34.0 million. The Amazon Distribution Livonia Loan is structured with an interest only, 10-year anticipated term with a final maturity date of September 1, 2032 and initially accrues interest at a fixed rate equal to 3.7300% with a cut-off date balance of approximately $34.0 million. If the Amazon Distribution Livonia Loan is not repaid by the anticipated repayment date, (i) the interest rate will increase to 2.5% plus the greater of the initial rate and the then current ten year swap yield and (ii) after the anticipated repayment date, all excess cash flow will be trapped by the lender and applied to the outstanding principal balance.

The Amazon Distribution Livonia Loan proceeds along with approximately $53,698,958 million of borrower sponsor equity were used to acquire the Amazon Distribution Livonia Property for $86,750,000 million,pay closing costs and fund upfront reserves. Based on the “As- Is” appraised value of $87.5 million as of March 14, 2019, the Cut-off Date LTV is 38.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount	$34,000,000	38.7%	Purchase Price	$86,750,000	98.7%
Borrower Equity	$53,865,752	61.3%	Closing Costs	$584,708	0.7%
			Upfront Reserves	$531,044	0.6%
Total Sources	$87,865,752	100.0%	Total Uses	$87,865,752	100.0%

The Borrower / Borrower Sponsor.  The borrower, CF Livonia DST, is a newly formed Delaware statutory trust, structured to be bankruptcy-remote, with one independent director. The sole tenant signed a NNN lease with the borrower that extends beyond the term of the Amazon Distribution Livonia Loan. As such, the borrower did not enter into a master lease with a single purpose entity.

The borrower sponsor and the non-recourse carve-out guarantor for the Amazon Distribution Livonia Loan is CF Real Estate Holdings, LLC (the “Guarantor”), which is owned directly by Cantor Fitzgerald Investors, LLC (“Cantor Investors”). The Guarantor and Cantor Investors are each an affiliate of Cantor Commercial Real Estate Lending, L.P., the loan originator (and a sponsor), Cantor Fitzgerald & Co., and Castle Oak, two of the underwriters, and Newmark Knight Frank dba Berkeley Point Capital LLC, a primary servicer or limited sub-servicer for certain loans included in the CF 2019-CF1 mortgage securitization transaction. Cantor Investors is indirectly wholly owned by Cantor Fitzgerald, L.P. (“Cantor Fitzgerald”). Cantor Fitzgerald was founded in 1945 as an investment bank and brokerage business. Along with its subsidiaries and affiliates, Cantor Fitzgerald operates with 10,000 employees in 42 offices worldwide.

The Property. The Amazon Distribution Livonia Property is a 1,009,292 sq. ft. Class A distribution building located in Livonia, Michigan. The Amazon Distribution Livonia Property is situated on an approximately 48.8 acre site and features 36’ clear height ceilings, 95 dock doors, 2 drive-in doors, 200 feet of truck court depth, 1,003 car parking spaces and 192 trailer parking spaces. The Amazon Distribution Livonia Property was built-to-suit for Amazon.com Services, Inc. (the “Amazon Tenant” or “Amazon”) in 2017.

The Amazon Distribution Livonia Property warehouses online retail merchandise ranging from furniture and appliances to smaller items like electronics for distribution throughout the Detroit metropolitan statistical area (“MSA”) and regionally to greater Michigan. The distribution center operates 20 hours per day, employing 300-400 workers per shift, and ships an average of 200,000 units per day.

As of April 1, 2019, the Amazon Distribution Livonia Property was 100.0% leased to the Amazon Tenant.

The Major Tenant. Amazon Tenant. (1,009,292 sq. ft.; 100.0% of NRA; 100.0% of U/W Base Rent) Amazon is the world’s largest multi-national online retailer and electronic commerce company and is headquartered in Seattle, Washington. Amazon primarily operates through its retail websites, which maintain significant market share by presenting customers with low prices and convenient shopping on a wide selection of merchandise offered by Amazon, in addition to third-party sellers. Founded in 1994, Amazon has grown to become the world’s largest internet company based on revenue and number of employees. It operates websites in the UK, Germany, Japan, Italy and China, among other countries. Its customers include consumers, sellers and enterprises.

Amazon reported total 2017 net sales of approximately $233.0 billion, an increase of $47.7 billion from 2016. Additionally, in 2017, Amazon generated 44% of all US online sales. Amazon’s physical footprint, which includes office space, data centers, and warehouses, increased 42% in 2017 to 254 million sq. ft. from approximately 180 million sq. ft.

On December 14, 2016, the Amazon Tenant entered into 15-year lease for the entire 1,009,292 sq. ft. of the Amazon Distribution Livonia Property (the “Amazon Lease”). The Amazon Lease commenced on September 15, 2017 and expires on September 30, 2032. The Amazon Lease is triple net and features four five-year extension options and annual rent escalations of 1.75%. The Amazon Lease is guaranteed by Amazon.com, Inc. (the “Amazon Guarantor”) (rated A+/A3/AA- by Fitch/Moody’s/S&P) and has no termination options. During the lease term, Amazon has an ongoing right of first offer and a right of first refusal to purchase the Property each of which is subordinated to the Amazon Distribution Livonia Loan.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

39000 Amrhein Road Livonia, MI 48150	Collateral Asset Summary – Loan No. 7 Amazon Distribution Livonia	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 38.9% 3.48x 13.5%

In connection with the Amazon Lease, the Amazon Tenant received a 12-year tax abatement of 50% on the building improvement taxes, which expires in 2029. In the event the Amazon Tenant vacates its space, the tax abatement will not apply to the borrower (or any future owner of the Amazon Distribution Livonia Property) or any future tenant that leases the Amazon Distribution Livonia Property. Pursuant to the Amazon Lease, the Amazon Tenant is required to pay the real estate taxes.

Tenant Summary(1)
	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Tenant
Amazon(3)	A+/A3/AA-	1,009,292	100.0%	$4.72	100.0%	9/30/2032
Total		1,009,292	100.0%	$4.72

(1)	Based on the underwritten rent roll dated April 1, 2019.

(2)	Ratings are of the Amazon Guarantor

(3)	The Amazon lease is guaranteed by the Amazon Guarantor.

The following table presents certain information relating to the lease rollover schedule at the Amazon Distribution Livonia Property:

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2021	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2022	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2023	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2024	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2025	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2026	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2027	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2028	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2029	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
Thereafter	1	1,009,292	100.0	1,009,292	100.0%	$4.72	100.0	100.0%
Vacant	NAP	0	0.0	1,009,292	100.0%	NAP	NAP
Total / Wtd. Avg.	1	1,009,292	100.0%			$4.72	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2019.

Environmental Matters. The Phase I environmental report dated April 4, 2019 recommended various actions be taken at the Amazon Distribution Livonia Property resulting from the site’s prior use as a GM automotive plant. In addition to completing the actions recommended in the Phase I report, CF Livonia DST has obtained a pollution legal liability insurance policy with a 13-year term from Sirius International Insurance Corporation, with policy limits of $5,000,000 per occurrence and in the aggregate, with a premium of $38,272.48 including surplus lines taxes and a $25,000 deductible/SIR. The policy covers the lender and its successors and/or assigns (but does not cover the borrower). The borrower paid the one-time premium in connection with the origination of the Amazon Distribution Livonia Loan and is required to pay any applicable deductible.

The Market. The Amazon Distribution Livonia Property is located in Livonia, Michigan, which is situated in north central Wayne County approximately 15 miles west of the Detroit central business district (“CBD”). Livonia is located along Interstates I-96, I-94, I-75 and I-275, which connects the Detroit MSA to Canada, the eastern United States and major distribution hubs in Indianapolis, Chicago and the Western United States. The Amazon Distribution Livonia Property is approximately a 15 miles from the Detroit CBD, approximately a 26 miles from Ann Arbor, and approximately ten miles from the Detroit Metro Airport.

The Amazon Distribution Livonia Property is located in the Metropolitan Detroit Industrial market and the Western Wayne submarket. The major demand drivers for the Metropolitan Detroit Industrial market are from distribution, warehouse and manufacturing tenants that are linked to the automotive industry and logistics. As of the 4th quarter of 2018, the Metropolitan Detroit Industrial market had approximately 517 million sq. ft. of industrial supply with a vacancy of 1.9%. There is approximately 4.0 million sq. ft. of construction activity and the average asking rents are $6.62 PSF. As of the 4th quarter of 2018, the Western Wayne submarket had approximately 90 million sq. ft of industrial supply with a submarket vacancy of 1.6%. There is approximately 1.2 million sq. ft. of construction activity in the submarket and the average asking rents are $6.43 PSF. The in-place rent of $4.72 PSF is approximately 28.7% ($1.90) below the average asking rents in submarket.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

39000 Amrhein Road Livonia, MI 48150	Collateral Asset Summary – Loan No. 7 Amazon Distribution Livonia	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 38.9% 3.48x 13.5%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2018	U/W	U/W PSF
Base Rent(2)	$4,264,669	$4,766,148	$4.72
Total Recoveries	1,232,226	1,603,622	$1.59
Other Income(3)	277,616	0	$0.00
Gross Potential Rent	$5,774,511	$6,369,770	$6.31
Less: Vacancy(4)	0	(191,093)	($0.19)
Effective Gross Income	$5,774,511	$6,178,677	$6.12
Total Operating Expenses	1,151,948	1,603,622	$1.59
Net Operating Income	$4,622,563	$4,575,055	$4.53
Capital Expenditures	0	100,929	0.10
Net Cash Flow	$4,622,563	$4,474,126	$4.43

(1)	The Amazon Distribution Livonia Property was completed in October 2017. As such, historical financials are not available for the Amazon Distribution Livonia Property.

(2)	U/W Base Rent includes straight line rent ($325,212) for Amazon through the term of the Amazon Distribution Livonia Loan. The Amazon Tenant’s lease expires on September 30, 2032.

(3)	2018 Other Income includes $282K of additional electric resale income that the borrower has the right to collect from the Amazon Tenant.

(4)	U/W Vacancy represents 3.0% of U/W Base Rent and Total Recoveries.

Property Management.  The Amazon Distribution Livonia Property is managed by CFI Property Management, LLC, an affiliate of the borrower.

Lockbox / Cash Management.  The Amazon Distribution Livonia Property is structured with a hard lockbox and springing cash management. In-place cash management and a full excess cash flow sweep is required upon a Cash Management Period. However, prior to the anticipated repayment date if no event of default exists, the cash sweep will terminate if an amount equal to $5.00 per square foot at the Amazon Distribution Livonia Property has been reserved.

A “Cash Management Period” will be in effect upon the occurrence and continuation of any of the following:

(i)	an event of default under the Amazon Distribution Livonia Loan until cured;

(ii)	any bankruptcy action of the borrower, principal, or property manager until, in the case of a bankruptcy action of the manager only, the borrower replaces the manager with a qualified manager under a replacement management agreement or upon such bankruptcy action being discharged, stayed or dismissed within 90 days;

(iii)	on March 1, 2029;

(iv)	a Tenant Trigger Event occurs until cured or;

(v)	the failure to maintain a debt service coverage ratio of at least 1.50x for two consecutive calendar quarters until the date that the debt service coverage ratio is at least 1.75x for two consecutive calendar quarters.

In no event may a Cash Management Period resulting from a bankruptcy action of a borrower or a principal or on and after May 1, 2029 (the anticipated repayment date) be terminated other than by repayment of the Amazon Distribution Livonia Loan in full.

A “Tenant Trigger Event” means, the occurrence and continuation of any of the following:

(i)	a bankruptcy action of the Amazon Tenant until it is dismissed, the lease is affirmed or borrower enters into a new lease that will result in a debt service coverage ratio of not less than 1.75x and is otherwise reasonably acceptable to the lender;

(ii)	the Amazon Guarantor’s Moody’s rating is B1 or lower and its S&P rating is equal to or lower than such Moody’s rating equivalent, until the Amazon Guarantor’s rating by Moody’s is Ba3 or higher, and it’s rating by S&P is equal to or higher than such Moody’s rating equivalent;

(iii)	(x) the Amazon Tenant has ceased to operate its business at the Amazon Distribution Livonia Property (other than for commercially reasonable periods of time in the ordinary course of business and/or as a result of fire, casualty and/or condemnation), and (y) the Amazon Guarantor’s rating by Moody’s is Ba2 or lower and its rating issued by S&P is equal to or lower than the equivalent to such Moody’s rating, until (A) the Amazon Tenant has resumed its business at the Amazon Distribution Livonia Property continuously for two consecutive quarters and/or the Amazon Guarantor’s rating by Moody’s is Ba2 or higher and its rating by S&P is equal to or higher than such Moody’s rating equivalent or (B) CF Livonia DST enters into a new lease that will result in a debt service coverage ratio of not less than 1.75x and is otherwise reasonably acceptable to the lender;

(iv)	the Amazon Tenant has not renewed the Amazon Lease on or before the date that is nine months prior to its lease expiration date, until it has renewed its lease or the borrower enters into a new lease that will result in a debt service coverage ratio of not less than 1.75x and is otherwise reasonably acceptable to the lender, or;

(v)	(x) the Amazon Tenant has delivered to borrower written notice of its intention to terminate the Amazon Lease, to vacate all or a material portion of the Amazon Distribution Livonia Property, or not to renew the Amazon Lease in accordance with its terms,

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

39000 Amrhein Road Livonia, MI 48150	Collateral Asset Summary – Loan No. 7 Amazon Distribution Livonia	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,000,000 38.9% 3.48x 13.5%

and the Amazon Lease has terminated or expired by its terms, or Amazon Tenant has vacated the premises under the Amazon Lease, as applicable, and (y) the Amazon Guarantor’s rating by Moody’s is lower than Ba2 and its rating by S&P is equal to or lower than Moody’s rating equivalent, until (A) either or both of the following have occurred: (i) Amazon Guarantor’s rating by Moody’s is Ba2 or higher and its rating issued by S&P is equal to or higher than such Moody’s rating equivalent, or (ii) Amazon rescinds, in writing, its notice to terminate, vacate or not renew the Amazon Lease, or (B) the borrower enters into a new lease that will result in a debt service coverage ratio of not less than 1.75x and is otherwise reasonably acceptable to the lender.

Initial Reserves and Ongoing Reserves.  At loan origination, the borrower deposited (i) approximately $507,975 into a tax reserve and (ii) approximately $23,069 into an insurance reserve.

Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated actual annual real estate taxes based on full taxes that would be due without the Amazon abatement (currently estimated to be $73,442).

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums (currently estimated to be $11,535).

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

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221 East Fourth Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 8 Atrium Two	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 73.0% 1.52x 11.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

221 East Fourth Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 8 Atrium Two	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 73.0% 1.52x 11.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

221 East Fourth Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 8 Atrium Two	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 73.0% 1.52x 11.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

221 East Fourth Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 8 Atrium Two	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 73.0% 1.52x 11.4%

Mortgage Loan Information
Loan Seller(1):	CCRE
Loan Purpose:	Acquisition
Borrower Sponsors:	Thomas Marmaros; Frank J. Motter; Christopher Motter
Borrower:	Acabay Atrium Two L.P.
Original Balance(2):	$30,000,000
Cut-off Date Balance(2):	$30,000,000
% by Initial UPB:	4.5%
Interest Rate:	5.05900%
Payment Date:	6th of each month
First Payment Date:	January 6, 2019
Maturity Date:	December 6, 2028
Amortization:	Interest only for the first 12 months; 360 months thereafter
Additional Debt(2):	$25,500,000 Pari Passu Debt; Future PACE Financing
Call Protection:	L(28), D(88), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$1,148,336	$164,048
Insurance:	$0	Springing
Replacement:	$0	$13,672
TI/LC:	$865,378	$51,175
Free Rent:	$81,108	NAP
Lease Sweep Funds:	$0	Springing

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$85
Balloon Balance / Sq. Ft.:	$72
Cut-off Date LTV:	73.0%
Balloon LTV:	61.8%
Underwritten NOI DSCR(5):	1.76x
Underwritten NCF DSCR(5):	1.52x
Underwritten NOI Debt Yield:	11.4%
Underwritten NCF Debt Yield:	9.8%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Cincinnati, OH
Year Built / Renovated:	1984 / 2009
Total Sq. Ft.:	655,863
Property Management:	Acabay Inc.; IMC Real Estate Management LLC
Underwritten NOI:	$6,350,584
Underwritten NCF:	$5,462,022
Appraised Value:	$76,000,000
Appraisal Date:	October 11, 2018

Historical NOI
Most Recent NOI:	$4,745,695 (Ann. T-9 September 30, 2018)
2017 NOI:	$5,668,489 (December 31, 2017)
2016 NOI:	$6,158,371 (December 31, 2016)
2015 NOI:	$4,526,878 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	94.2% (October 12, 2018)
2018 Occupancy:	94.0% (July 31, 2018)
2017 Occupancy:	86.0% (December 31, 2017)
2016 Occupancy:	90.0% (December 31, 2016)
(1)	The Atrium Two Whole Loan (as defined below) was originated by German American Capital Corporation (“GACC”). Note A-2 will be acquired by CCRE from Deutsche Bank AG, New York Branch, an affiliate of GACC on or before the closing date of the securitization.

(2)	The Atrium Two Loan (as defined below) consists of the controlling Note A-2 and is part of the Atrium Two Whole Loan (as defined below) evidenced by two pari passu notes, with an aggregate outstanding principal balance as of the cut-off date of $55.5 million. For additional information, see “The Loan” below. In addition, the borrower is permitted to obtain PACE financing. See “Future Mezzanine or Subordinate Indebtedness Permitted” below.

(3)	See “Initial Reserves and Ongoing Reserves” below.

(4)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Atrium Two Whole Loan.

(5)	Based on the amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.23x and 1.92x, respectively.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

221 East Fourth Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 8 Atrium Two	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 73.0% 1.52x 11.4%

The Loan. The Atrium Two mortgage loan (the “Atrium Two Loan”) is part of a fixed rate loan secured by the borrower’s fee simple interest in a 27-story, 655,863 sq. ft., Class A office tower located in downtown Cincinnati, Ohio (the “Atrium Two Property”) with an original and cut-off date principal balance of $30.0 million that represents the controlling Note A-2 of a $55.5 million whole loan (the “Atrium Two Whole Loan”). The Atrium Two Loan is structured with a 10-year term and, following one year of interest-only payments, amortizes on a 30-year schedule. The Atrium Two Loan accrues interest at a fixed rate equal to 5.0590%.

The Atrium Two Whole Loan is evidenced by two pari passu notes, the controlling Note A-2, with an original principal balance of $30.0 million, which will be included in the CF 2019-CF1 mortgage trust and the non-controlling Note A-1 with an original principal balance of $25.5 million, which was included in the Benchmark 2019-B10 mortgage trust securitization.

The relationship between the holders of the Atrium Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari-Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
Note A-1	$25,500,000	$25,500,000	Benchmark 2019-B10	No
Note A-2	$30,000,000	$30,000,000	CF 2019-CF1	Yes
Total	$55,500,000	$55,500,000

Loan proceeds, along with approximately $22.6 million of borrower sponsor equity, were used to acquire the Atrium Two Property for $75.5 million, fund upfront reserves and pay closing costs. Based on the “As-Is” appraised value of $76.0 million as of October 11, 2018, the Cut-off Date LTV ratio is 73.0%. The most recent financing of the Atrium Two Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$55,500,000	71.1%	Purchase Price	$75,500,000	96.7%
Borrower Sponsor Equity	$22,584,620	28.9%	Closing Costs	$489,799	0.6%
			Upfront Reserves	$2,094,821	2.7%
Total Sources	$78,084,620	100.0%	Total Uses	$78,084,620	100.0%

The Borrower / Borrower Sponsors.  The borrower, Acabay Atrium Two L.P., is a single purpose Delaware limited partnership, structured to be bankruptcy-remote with two independent directors housed by its general partner, Acabay Atrium Two Management LLC, a Delaware limited liability company. The non-recourse carve-out guarantors are Frank J. Motter, Christopher Motter and Thomas Marmaros, on a joint and several basis.

Frank J. Motter is the founder and Chairman of the Board of Directors of Acabay Inc. (“Acabay”) and President of Frank J. Motter Construction Inc. (“FJMC”). Christopher Motter is the President and Chief Executive Officer of Acabay and Director of Development of FJMC. Collectively, Acabay and FJMC specialize in construction, leasing and management of office and industrial buildings. Acabay and FJMC’s portfolio includes seven office building located in Vermont, Missouri and Ohio as well as two industrial buildings located in Canada.

Thomas Marmaros is the founder of IMC Management, a Montreal based firm with a portfolio of approximately 1.7 million sq. ft. of commercial real estate in Canada as well as 25 properties in the Midwest.

The Property. The Atrium Two Property is a Class A, LEED EB Gold certified, 27-story, 655,863 sq. ft. office building located in downtown Cincinnati, Ohio. Situated on a 1.21 acre-site, the Atrium Two Property was constructed in 1984 and has undergone approximately $6.3 million of capital expenditures since 2009. Renovations include elevator system upgrades, common area interior and amenities, fire control systems and access systems. Additionally, the lobby underwent an approximately $5.0 million renovation producing a four-story, travertine lobby with an all-glass entryway, lounge seating and water features. Retail tenants in the lobby include a Kitty’s Coffee kiosk, a Fifth Third Bank branch and a Subway sandwich shop.

As of October 12, 2018, the Atrium Two Property was 94.2% leased to 27 tenants with a weighted average remaining lease term of approximately 7.6 years. Approximately 47.9% of the NRA is leased to publicly traded entities (Cincinnati Bell and Kroger) and 23.5% of NRA is leased to government agencies (Federal Home Loan Bank, GSA – US Bankruptcy Court and GSA – US Attorney’s Office). Additional tenants include financial services firms and corporate tenants such as CoStar, MillerCoors and Morgan Stanley.

Cincinnati Bell (239,943 sq. ft.; 36.6% of NRA; 26.0% of U/W Base Rent) Cincinnati Bell (rated NR/B3/B by Fitch/Moody’s/S&P) (NYSE: CBB) provides data and voice communications services and equipment over wireline and wireless networks, as well as data center operations through its ownership of CyrusOne. The firm’s operations are predominantly concentrated in the Midwestern United States, encompassing Cincinnati and Dayton, Ohio and parts of northern Kentucky and southeastern Indiana. For fiscal year 2018, Cincinnati Bell reported total revenue of $1,378 million and a free cash flow of $41.0 million, compared to $28.0 million for fiscal year 2017.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

221 East Fourth Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 8 Atrium Two	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 73.0% 1.52x 11.4%

Cincinnati Bell has been a tenant at the Atrium Two Property since 1992. In September 2014, Cincinnati Bell executed a 15-year lease amendment extending the lease expiration to September 30, 2030. Cincinnati Bell has no remaining extension options and may terminate up to 40,124 sq. ft. any time after October 1, 2019 provided, among other things, the tenant pays a termination fee generally equal to the unamortized cost of tenant improvements and leasing commissions for the terminated space. Cincinnati Bell has a right of first offer to purchase the Atrium Two Property in event that the borrower intends to sell the Atrium Two Property. Pursuant to a subordination, non-disturbance and attornment agreement, which subordinated the lease to the mortgage, such right of first offer would not apply to any exercise of remedies of the lender or a subsequent transfer following the lender’s exercise of remedies.

Federal Home Loan Bank (78,794 sq. ft.; 12.0% of NRA; 11.1% of U/W Base Rent) Federal Home Loan Bank (“FHLB”) (rated AAA/Aaa/AA+ by Fitch/Moody’s/S&P) is the Cincinnati branch of the Federal Home Loan Bank system, which was created in 1932 to provide capital for mortgage funding during the Great Depression. The FHLB system has 11 banks around the United States, providing a source of funding for approximately 7,300 financial institutions.

FHLB has been a tenant at the Atrium Two Property since 1982. Its thirteen-year lease, which commenced on December 1, 2013, expires on September 30, 2026 and features one, five-year renewal option.

Kroger (74,365 sq. ft.; 11.3% of NRA; 7.4% of U/W Base Rent) Kroger (rated NR/Baa1/BBB by Fitch/Moody’s/S&P) (NYSE: KR) is a supermarket operator and one of the world’s largest traditional food retailers, with fiscal 2018 sales of $121.2 billion. As of March 7, 2019, Kroger operates 2,764 grocery retail stores under a variety of banner names, 253 fine jewelry stores, 1,537 supermarket fuel center and 2,270 pharmacies.

Kroger has been an office tenant at the Atrium Two Property since 2018. Its five-year lease, which commenced on July 1, 2018, expires on September 30, 2023 and features one, five-year renewal option. Kroger has a one-time termination option on September 30, 2021 with 180 days’ notice and provided, among things, the tenant pays a termination fee equal to the then unamortized portion of the tenant improvement allowance, which is estimated to be approximately $250,000.

Not more than one time per calendar year, Kroger may request up to 4,000 sq. ft. to use for additional office space subject to availability within the Atrium Two Property. Such space will be provided to Kroger at the per sq. ft. rate of annual base rent rate set forth in the lease, and will be offered on a month-to-month basis but in no event longer than 6 months. Additionally, Kroger has a right of first offer on any space in excess of 5,000 sq. ft. that becomes available on the 2nd through 7th floors of the Atrium Two Property.

GSA—US Bankruptcy Court (40,112 sq. ft.; 6.1% of NRA; 15.2% of U/W Base Rent) GSA—US Bankruptcy Court (rated AAA/Aaa/AA+ by Fitch/Moody’s/S&P) utilizes its space as a court location for the United States Bankruptcy Court for the Southern District of Ohio. GSA—US Bankruptcy Court has been a tenant at the Atrium Two Property since 2015. Its ten-year lease, which commenced on May 25, 2015, expires on May 24, 2025. GSA—US Bankruptcy Court has no renewal options and may terminate its lease any time after May 24, 2020 with 180 days’ notice.

GSA—US Attorney’s Office (35,000 sq. ft.; 5.3% of NRA; 12.9% of U/W Base Rent) GSA—US Attorney’s Office (rated AAA/Aaa/AA+ by Fitch/Moody’s/S&P) has been a tenant at the Atrium Two Property since 2011. Its ten-year lease, which commenced on November 1, 2011, expires on October 31, 2021. GSA—US Attorney’s Office has no renewal options and may terminate its lease at any time with 90 days’ notice.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

221 East Fourth Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 8 Atrium Two	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 73.0% 1.52x 11.4%

Tenant Summary(1)
	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Tenant
Cincinnati Bell	NR/B3/B	239,943	36.6%	$7.67	26.0%	9/30/2030(3)
Federal Home Loan Bank	AAA/Aaa/AA+	78,794	12.0	$10.00	11.1	9/30/2026
Kroger	NR/Baa1/BBB	74,365	11.3	$7.00	7.4	9/30/2023(4)
GSA – US Bankruptcy Court	AAA/Aaa/AA+	40,112	6.1	$26.83	15.2	5/24/2025(5)
GSA – US Attorney’s Office	AAA/Aaa/AA+	35,000	5.3	$26.00	12.9	10/31/2021(6)
Total Major Tenants		468,214	71.4%	$10.97	72.6%
Remaining Tenants		149,676	22.8	$12.93	27.4
Total Occupied Tenants		617,890	94.2%	$11.45	100.0%
Vacant Office		37,973	5.8
Total		655,863	100.0%

(1)	Based on underwritten rent roll dated October 12, 2018.

(2)	Certain Ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Cincinnati Bell may terminate its lease for up to 40,124 sq. ft. any time after October 1, 2019 provided, among other things, the tenant pays a termination fee generally equal to the unamortized cost of tenant improvements and leasing commissions for the terminated space.

(4)	Kroger has a one-time termination option on September 30, 2021 with 180 days’ notice and provided, among things, the tenant pays a termination fee equal to the then unamortized portion of the tenant improvement allowance, which is estimated to be approximately $250,000.

(5)	GSA – US Bankruptcy Court may terminate its lease any time after May 24, 2020 with 180 days’ notice.

(6)	GSA – US Attorney’s Office may terminate its lease at any time with 90 days’ notice.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	1	7,959	1.2	7,959	1.2%	$15.66	1.8	1.8%
2020	3	26,781	4.1	34,740	5.3%	$14.95	5.7	7.4%
2021	4	49,757	7.6	84,497	12.9%	$22.91	16.1	23.5%
2022	2	3,851	0.6	88,348	13.5%	$20.22	1.1	24.6%
2023	3	86,769	13.2	175,117	26.7%	$6.51	8.0	32.6%
2024	5	43,732	6.7	218,849	33.4%	$13.33	8.2	40.9%
2025	3	51,795	7.9	270,644	41.3%	$23.92	17.5	58.4%
2026	1	78,794	12.0	349,438	53.3%	$10.00	11.1	69.5%
2027	0	0	0.0	349,438	53.3%	$0.00	0.0	69.5%
2028	1	15,767	2.4	365,205	55.7%	$13.74	3.1	72.6%
2029	1	8,100	1.2	373,305	56.9%	$12.00	1.4	74.0%
Thereafter	5	244,585	37.3	617,890	94.2%	$7.53	26.0	100.0%
Vacant	NAP	37,973	5.8	655,863	100.0%	NAP	NAP
Total / Wtd. Avg.	29	655,863	100.0%			$11.45	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(2)	Based on underwritten rent roll dated October 12, 2018.

Environmental Matters. The Phase I environmental report dated December 11, 2018 recommended no further action at the Atrium Two Property.

The Market. The Atrium Two Property is located within the central business district of Cincinnati, Ohio. The central business district is comprised of almost 13.0 million sq. ft. of office space and is home to seven Fortune 500 companies including American Financial Group, Fifth Third Bank, Kroger, Macy’s, Omnicare, Western and Southern Financial Group and Proctor & Gamble. Primary access to the central business district is provided by I-75 and I-71, which provide access to the central business district from the north and the south. Additionally, the Atrium Two Property is located within one block of Cincinnati’s Streetcar system, which is a 3.6 mile loop connecting key communities in the city’s urban core.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

221 East Fourth Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 8 Atrium Two	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 73.0% 1.52x 11.4%

As of the first quarter of 2019, the greater Cincinnati office market consisted of approximately 103.7 million sq. ft. of office space with an overall market vacancy of 7.7% and average asking rents of approximately $18.21 per sq. ft. The CBD submarket totaled approximately 22.1 million sq. ft. with an average vacancy of 6.7% and average market asking rents of $19.47 per sq. ft.

The appraiser analyzed a set of six comparable office properties within the immediate area of the Atrium Two Property, which indicated a base rent range from $10.50 to $21.50 per sq. ft. The appraiser determined an weighted average office market rent of $10.15 per sq. ft. and stabilized vacancy of 10.0%.

Office Comparables(1)
Property Name	Year Built / Renovated	Office Area (Sq. Ft.)	% Occupied	Base Rent (PSF)
Atrium Two	1984 / 2009	655,863(2)	94.2%(2)	$11.45(2)
Omnicare Center (Atrium I)	1981	566,509	85.0%	$12.50
First Financial Center	1990 / 2006	553,659	88.0%	$14.50
PNC Center	1979 / 2010	501,024	77.0%	$10.50
Columbia Plaza	1984	537,400	59.0%	$12.50
Scripps Center	1989	638,800	95.0%	$14.50
US Bank Building	1981 / 2008	546,851	89.0%	$21.50
(1)	Source: Appraisal.

(2)	Based on underwritten rent roll dated October 12, 2018.

Cash Flow Analysis.

Cash Flow Analysis
	2015	2016	2017	T-9 9/30/2018 Ann.	U/W	U/W PSF
Base Rent(1)	$5,949,267	$7,393,392	$6,733,952	$6,653,434	$7,245,398	$11.05
Value of Vacant Space	0	0	0	0	379,884	$0.58
Gross Potential Rent	$5,949,267	$7,393,392	$6,733,952	$6,653,434	$7,625,282	$11.63
Total Recoveries	4,811,951	5,188,059	5,106,638	4,958,810	6,727,958	$10.26
Other Income	312,939	313,169	327,739	331,423	327,000	$0.50
Less: Vacancy(2)	0	0	0	0	(983,576)	($1.50)
Effective Gross Income	$11,074,157	$12,894,620	$12,168,329	$11,943,668	$13,696,665	$20.88
Total Operating Expenses	6,547,279	6,736,249	6,499,840	7,197,972	7,346,080	$11.20
Net Operating Income	$4,526,878	$6,158,371	$5,668,489	$4,745,695	$6,350,584	$9.68
TI/LC	0	0	0	0	757,040	$1.15
Capital Expenditures	0	0	0	0	131,523	$0.20
Net Cash Flow	$ 4,526,878	$ 6,158,371	$5,668,489	$4,745,695	$5,462,022	$8.33

(1)	U/W Base Rent is based on the rent roll dated October 12, 2018 and includes $128,899 in contractual rent increases through October 2019.

(2)	U/W Vacancy represents 6.9% of Gross Potential Rent and Total Recoveries. As of Q1 2019, the Cincinnati CBD submarket reported a vacancy rate of 6.7%. As of October 12, 2018, the Atrium Two Property was 94.2% leased.

Property Management.  The Atrium Two Property is collectively managed by Acabay Inc., an Alberta corporation, and IMC Real Estate Management LLC, an Ohio limited liability company. Acabay Inc. and IMC Real Estate Management LLC are affiliates of the borrower.

Lockbox / Cash Management.  The Atrium Two Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. Funds deposited into the lockbox account are required to be swept daily to the Atrium Two borrower’s operating account so long as a Trigger Period is not in effect. During a Trigger Period, funds in the lockbox are required to be transferred daily to a lender-controlled cash management account.

A “Trigger Period” will be in effect upon:

(i)	an event of default under the Atrium Two Whole Loan until cured;

(ii)	if, as of the last day of any calendar quarter during the term of the Atrium Two Whole Loan, the debt service coverage ratio falls below 1.20x (based on the Atrium Two Whole Loan) until the debt service coverage ratio is at least 1.25x (based on the Atrium Two Whole Loan) for two consecutive calendar quarters; or

(iii)	the continuance of a Lease Sweep Period until terminated.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

221 East Fourth Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 8 Atrium Two	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 73.0% 1.52x 11.4%

A “Lease Sweep Period” will commence following the earliest to occur of any of the following (each a “Lease Sweep Event”):

(i)	with respect to each Lease Sweep Lease, the earlier to occur of, (a) twelve months prior to the earliest stated expiration of a Lease Sweep Lease or (b) the date required under a Lease Sweep Lease by which the tenant is required to give notice of its exercise of a renewal options (and such renewal has not been exercised) until such tenant exercises the renewal or extension or a Qualified Reletting occurs;

(ii)	the date on which any tenant under a Lease Sweep Lease ceases operating its business at the Atrium Two Property (or any material portion) (i.e., “goes dark”) or gives notice to cease operating its business at the Atrium Two Property (or any material portion) until a Qualified Reletting occurs;

(iii)	upon a default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure periods until cured and no other default occurs for 3 months or a Qualified Reletting occurs;

(iv)	upon a tenant under a Lease Sweep Lease being subject to an insolvency proceeding until the insolvency proceeding is terminated and the Lease Sweep Lease is affirmed, assumed or assigned in a manager satisfactory to the lender;

(v)	upon a decline in the credit rating of the tenant under a Lease Sweep Lease (or its parent entity) below “CC” or equivalent by any rating agency until the credit rating of such tenant (or its parent entity) has been restored to at least “CC” or equivalent by the relevant rating agencies; or

(vi)	the date that a Lease Sweep Lease (or a material portion) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt of notice by borrower or manager of the tenant’s intent to do so (other than Cincinnati Bell’s exercise of its right to terminate up to 40,124 sq. ft. pursuant to the terms of their lease) until a Qualified Reletting occurs.

Additionally, any Lease Sweep Period will terminate on the date on which the amounts accumulated in the lease sweep reserve are equal to the total rentable square feet of the applicable Lease Sweep Lease multiplied by $15.00.

A “Lease Sweep Lease” means Cincinnati Bell and any replacement lease covering a majority of the space currently demised under such lease.

A “Qualified Reletting” means the entirety of the space is leased pursuant to one or more qualified leases. Additionally, if the base rental rate for such Qualified Reletting is less than 80.0% of the base rental rates previously in effect for the Lease Sweep Lease, the debt service coverage ratio taking into account such replacement leases is at least 1.30x for two consecutive calendar quarters and the amounts accumulated in the Lease Sweep Reserve cover all anticipated tenant improvement and leasing commissions and free and/or abated rent in connection therewith.

Initial Reserves and Ongoing Reserves.  At loan origination, the borrower deposited (i) approximately $1,148,336 into a real estate tax reserve, (ii) $865,378 into an outstanding tenant improvements and leasing commission reserve in connection with tenants BHMK ($159,288), Kroger ($635,691), CoStar ($49,351) and Village Green Management Co. ($21,048) and (iii) $81,108 into a free reserve in connection with tenant BHMK’s free rent period.

Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes, which is currently estimated to be $164,048.

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums. In the event the borrower maintains a blanket insurance policy acceptable to the lender and there is no event of default continuing, the requirement for monthly deposits into the insurance reserve will be waived. The borrower currently maintains an acceptable blanket insurance policy. As such, monthly insurance reserves are currently waived.

Capital Expenditure Reserve. The borrower is required to deposit into a capital expenditure reserve on a monthly basis, an amount equal to approximately $13,672 ($0.25 per sq. ft. annually), subject to a cap of $820,306 ($1.25 per sq. ft.).

TI/LC Reserve. The borrower is required to deposit into a TI/LC reserve on a monthly basis, an amount equal to approximately $51,175 for tenant improvement and leasing commission obligations, subject to a cap of $2,100,000.

Lease Sweep Reserve. During the continuance of a Lease Sweep Period, all excess cash flow will be deposited into a lease sweep reserve.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted.  The borrower may obtain a property assess clean energy loan (“PACE Loan”) in accordance with the laws of the State of Ohio provided, among other things, (i) the PACE Loan does not exceed $5,000,000, (ii) based on the combined Atrium Two Whole Loan and the PACE Loan, (a) the loan-to-value is less than or equal to 78.8%, (b) the debt service coverage ratio is equal to or greater than 1.35x (without giving effect to any anticipated cost saving associated with the PACE Loan), and (c) the debt yield is equal to or greater than 8.75% (without giving effect to any anticipated cost saving associated with the PACE Loan), (iii) proceeds of the PACE Loan are used for energy saving features at the Atrium Two Property and (iv) rating agency confirmation is obtained.

Partial Release. None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

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6323-6333 Camp Bowie Boulevard; 3501 Bernie Anderson Boulevard; 6201 Sunset Drive; 6300-6324 Waverly Way Fort Worth, TX 76116	Collateral Asset Summary – Loan No. 9 Village at Camp Bowie	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,500,000 61.6% 2.11x 10.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

6323-6333 Camp Bowie Boulevard; 3501 Bernie Anderson Boulevard; 6201 Sunset Drive; 6300-6324 Waverly Way Fort Worth, TX 76116	Collateral Asset Summary – Loan No. 9 Village at Camp Bowie	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,500,000 61.6% 2.11x 10.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

6323-6333 Camp Bowie Boulevard; 3501 Bernie Anderson Boulevard; 6201 Sunset Drive; 6300-6324 Waverly Way Fort Worth, TX 76116	Collateral Asset Summary – Loan No. 9 Village at Camp Bowie	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,500,000 61.6% 2.11x 10.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

6323-6333 Camp Bowie Boulevard; 3501 Bernie Anderson Boulevard; 6201 Sunset Drive; 6300-6324 Waverly Way Fort Worth, TX 76116	Collateral Asset Summary – Loan No. 9 Village at Camp Bowie	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,500,000 61.6% 2.11x 10.7%

Mortgage Loan Information
Loan Seller:	Starwood Mortgage Capital LLC
Loan Purpose:	Acquisition
Borrower Sponsor:	William L. Hutchinson
Borrower:	Camp Bowie Dunhill LLC
Original Balance:	$28,500,000
Cut-off Date Balance:	$28,500,000
% by Initial UPB:	4.3%
Interest Rate:	4.6400%
Payment Date:	6th of each month
First Payment Date:	April 6, 2019
Maturity Date:	March 6, 2029
Amortization:	Interest Only
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection:	L(25), D(90), O(5)
Lockbox / Cash Management:	Springing / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$317,040	$63,408
Insurance:	$70,583	$5,042
Replacement:	$0	$2,982
TI/LC:	$650,000	Springing
Outstanding TI/LCs:	$272,080	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$159
Balloon Balance / Sq. Ft.:	$159
Cut-off Date LTV:	61.6%
Balloon LTV:	61.6%
Underwritten NOI DSCR:	2.28x
Underwritten NCF DSCR:	2.11x
Underwritten NOI Debt Yield:	10.7%
Underwritten NCF Debt Yield:	9.9%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Retail/Office Mixed Use
Collateral:	Fee Simple
Location:	Fort Worth, TX
Year Built / Renovated:	1957, 1972, 2015 / 2007
Total Sq. Ft.:	178,914
Property Management:	Dunhill Property Management Services, Inc.
Underwritten NOI:	$3,060,307
Underwritten NCF:	$2,827,218
Appraised Value:	$46,250,000
Appraisal Date:	January 10, 2019

Historical NOI(3)
Most Recent NOI:	$2,613,757 (T-12 December 31, 2018)
2017 NOI:	$2,367,129 (December 31, 2017)
2016 NOI:	$1,742,556 (December 31, 2016)
2015 NOI(4):	NAV

Historical Occupancy(3)
Most Recent Occupancy:	89.9% (February 20, 2019)
2018 Occupancy:	88.2% (December 31, 2018)
2017 Occupancy:	80.1% (December 31, 2017)
2016 Occupancy:	75.8% (December 31, 2016)

(1)	See “Future Mezzanine or Subordinate Indebtedness Permitted” below.
(2)	See “Initial Reserves and Ongoing Reserves” below.
(3)	The increase in the Historical NOI and Historical Occupancy at the Village at Camp Bowie Property (as defined below) is mainly due to: the construction and subsequent lease up of (i) Sprouts (28,037 sq. ft.) and (ii) 6324 Waverly Way (10,000 sq. ft.). Additionally, the reposition of 3501 Bernie Anderson Boulevard (17,693 sq. ft.) had a positive impact on occupancy at the Village at Camp Bowie Property. The prior owner of the Village at Camp Bowie Property repositioned 3501 Bernie Anderson Boulevard which currently is only occupied by Tuesday Morning. Prior to 2017, 3501 Bernie Anderson was a multi-tenant building with low occupancy due to layout. Additionally, Underwritten NOI is greater than Most Recent NOI due in part to five tenants (14,842 sq. ft.; approximately $356,395 of base rent) having executed leases in the last twelve months.
(4)	The seller of the Village at Camp Bowie Property did not provide 2015 financial information.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

6323-6333 Camp Bowie Boulevard; 3501 Bernie Anderson Boulevard; 6201 Sunset Drive; 6300-6324 Waverly Way Fort Worth, TX 76116	Collateral Asset Summary – Loan No. 9 Village at Camp Bowie	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,500,000 61.6% 2.11x 10.7%

The Loan. The Village at Camp Bowie loan (the “Village at Camp Bowie Loan”) is a fixed rate loan secured by a first mortgage encumbering the borrower’s fee simple interest in a 178,914 sq. ft., grocery anchored retail and office property located in Fort Worth, Texas (the “Village at Camp Bowie Property”) with an original principal balance of $28.5 million. The Village at Camp Bowie Loan has an outstanding balance as of the cut-off date of $28.5 million and accrues interest at an interest rate of 4.6400% per annum. The Village at Camp Bowie Loan has a 10-year term and is interest only for the 10-year term.

The Village at Camp Bowie Loan proceeds, along with approximately $14.8 million of borrower sponsor equity, were used to purchase the Village at Camp Bowie Property for approximately $41.3 million, pay closing costs of $666,482 and fund approximately $1.3 million of upfront reserves. Based on the “As-Is” appraised value of approximately $46.3 million as of January 10, 2019, the Cut-off Date LTV is 61.6%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount	$28,500,000	65.8%	Purchase Price	$41,326,531	95.4%
Sponsor Equity	$14,802,716	34.2%	Reserves	$1,309,703	3.0%
			Closing Costs	$666,482	1.5%
Total Sources	$43,302,716	100.0%	Total Uses	$43,302,716	100.0%

The Borrower / Borrower Sponsor. The borrower, Camp Bowie Dunhill LLC, is a single purpose, Delaware limited liability company structured to be a bankruptcy remote entity with one independent director in its organizational structure. The borrower sponsor and the non-recourse carveout guarantor is William L. Hutchinson.

William L. Hutchinson, one of the founders and president of Dunhill Partners (“Dunhill”) has over 35 years of commercial real estate experience. Dunhill was founded in 1984 and specializes in the sale, acquisition, leasing and management of retail shopping centers throughout Texas, California, Oklahoma, Louisiana and Hawaii. Dunhill was originally established by William L. Hutchinson to focus on commercial real estate in the Dallas area. Since that time, Dunhill has grown to become one of the leading commercial real estate firms in the southwest focusing on retail shopping centers. Dunhill currently manages more than 6.2 million sq. ft. of retail space.

The Property and Tenants. The Village at Camp Bowie Property consists of a 178,914 sq. ft. grocery anchored mixed use center located in Fort Worth, Texas. The Camp Bowie Property is approximately 85% retail space and 15% office space. The single-story improvements consist of seven buildings constructed in phases built in 1957, 1972 and 2015, with renovations in 2007, and situated on approximately 15.9 acres. The Village at Camp Bowie Property is anchored by Sprouts Farmers Market, Inc. (“Sprouts”), an American supermarket chain headquartered in Phoenix, Arizona. National tenants at the Village at Camp Bowie Property include Tuesday Morning, Charter Communications, Orangetheory Fitness and Verizon Wireless. Surface parking is available for 797 spaces (approximately 4.5 spaces per 1,000 sq. ft.). As of February 20, 2019, the Village at Camp Bowie Property was 89.9% occupied by 38 tenants.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Sales PSF(2)	Occupancy Cost	Lease Expiration

Sprouts	NR/NR/NR	28,037	15.7%	$18.25	15.5%	NAV	NAV	7/31/2025(3)
Tuesday Morning	NR/NR/NR	17,444	9.7	$14.50	7.6	$164	13.8%	2/28/2027(4)
Phenix Salon Suites	NR/NR/NR	8,461	4.7	$21.00	5.4	$60	49.6%	2/28/2027(5)
Champions School of RE	NR/NR/NR	7,000	3.9	$25.21	5.3	NAV	NAV	1/31/2026(6)
Dancemakers of Texas	NR/NR/NR	6,410	3.6	$11.00	2.1	$62	31.9%	10/31/2021
Total Major Tenant		67,352	37.6%	$17.66	35.9%
Other Tenants		93,463	52.2	$22.67	64.1
Total Occupied Collateral		160,815	89.9%	$20.57	100.0%
Vacant		18,099	10.1
Total		178,914	100.0%

(1)	Based on the underwritten rent roll dated February 20, 2019 with rent steps taken through August 2019 totaling $40,117.

(2)	Sales PSF are as of year-end 2017 except for Tuesday Morning, which sales are for year end 2018.

(3)	Sprouts has three five-year lease renewal options and one four year and 11 month lease renewal option remaining.

(4)	Tuesday Morning has five five-year lease renewal options remaining. Tuesday Morning has a one-time option to terminate its lease within a 30 day period after the expiration of its fifth lease year (June 2023), in the event that gross sales have not exceeded the sum of $1.6 million for its fifth lease year. Tuesday Morning is required to pay an early termination fee of equal to $125,000. Tuesday Morning’s year end 2018 sales were $2,854,434.

(5)	Phenix Salon Suites has two five-year lease renewal options remaining.

(6)	Champions School of RE has two five-year lease renewal options remaining.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

6323-6333 Camp Bowie Boulevard; 3501 Bernie Anderson Boulevard; 6201 Sunset Drive; 6300-6324 Waverly Way Fort Worth, TX 76116	Collateral Asset Summary – Loan No. 9 Village at Camp Bowie	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,500,000 61.6% 2.11x 10.7%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	5	11,060	6.2	11,060	6.2%	$21.86	7.3	7.3%
2021	9	30,003	16.8	41,063	23.0%	$19.43	17.6	24.9%
2022	7	16,739	9.4	57,802	32.3%	$23.75	12.0	37.0%
2023	4	9,200	5.1	67,002	37.4%	$26.42	7.3	44.3%
2024	3	11,978	6.7	78,980	44.1%	$22.88	8.3	52.6%
2025	3	35,645	19.9	114,625	64.1%	$19.40	20.9	73.5%
2026	2	10,662	6.0	125,287	70.0%	$25.65	8.3	81.8%
2027	4	33,328	18.6	158,615	88.7%	$16.92	17.0	98.8%
2028	0	0	0.0	158,615	88.7%	$0.00	0.0	98.8%
2029	1	2,200	1.2	160,815	89.9%	$18.00	1.2	100.0%
Thereafter	0	0	0.0	160,815	89.9%	$0.00	0.0	100.0%
Vacant	NAP	18,099	10.1	178,914	100.0%	NAP	NAP
Total / Wtd. Avg.	38	178,914	100.0%			$20.57	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.
(2)	Based on underwritten rent roll dated February 20, 2019 with rent steps taken through August 2019 totaling $40,117.

Sprouts (28,037 sq. ft.; 15.7% NRA; 15.5% U/W Base Rent). Sprouts has been a tenant at the Village at Camp Bowie Property since 2015 and has a lease expiration of July 2025 with three five-year lease renewal options and one four year and 11 month lease renewal option remaining. Sprouts is not required to report sales. Sprouts is an American supermarket chain headquartered in Phoenix, Arizona. The stores emphasize organic foods including fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, natural body care and household items. Sprouts aims to sell products that are minimally processed and free of artificial flavors, colors, and preservatives. Sprouts was founded in 2002.

Tuesday Morning (17,444 sq. ft.; 9.7% NRA; 7.6% U/W Base Rent). Tuesday Morning has been a tenant at the Village at Camp Bowie Property since 2017 and has a lease expiration of February 2027 with five five-year renewal options remaining. Tuesday Morning reported 2018 sales of approximately $164 per sq. ft. at the Village at Camp Bowie Property. Tuesday Morning is an American discount, off-price retailer specializing in domestic and international, designer and name-brand closeout merchandise.

Environmental Matters. The Phase I environmental report dated February 8, 2019 recommended no further action at the Village at Camp Bowie Property except for the implementation of an asbestos-containing material operations and maintenance plan.

The Market. The Village at Camp Bowie Property is located in Fort Worth, Texas within the Fort Worth-Arlington, Texas metropolitan statistical area. The region’s economy is primarily based on banking, commerce, telecommunications, technology, energy, healthcare and medical research, and transportation and logistics. As of 2017, Dallas–Fort Worth was home to 22 Fortune 500 companies, the third largest concentration of Fortune 500 companies in the nation behind New York City and Chicago.

The neighborhood surrounding the Village at Camp Bowie Property includes a mix of retail, mixed-use and office uses along major arterials that are interspersed with mature single-family residential development removed from arterials. Primary access to the Village at Camp Bowie Property’s neighborhood is provided by Interstate 30 (“I-30”). The Village at Camp Bowie Property is located on the southerly side of Camp Bowie Boulevard, slightly under one mile southwest of the I-30. This is a retail corridor known as the Camp Bowie District.

Examples of retail projects in the neighborhood include Ridglea Plaza, situated across Bernie Anderson Avenue to the west of the Village at Camp Bowie Property at 6353-6399 Camp Bowie Boulevard. Anchored by Tom Thumb, Stein Mart and Goody Goody, this neighborhood shopping center comprises 170,519 sq. ft. of NRA. Directly across Camp Bowie Boulevard to the north of the Village at Camp Bowie Property, at 6312-6326 Camp Bowie Boulevard, is Lincoln Village, a 28,477 sq. ft. strip center anchored by Walgreens. This two-story retail center was built in 1984. Other land uses in the area include the Mutual of Omaha office building located directly south of the Village at Camp Bowie Property at 6300 Ridglea Place.

According to the appraisal, the estimated 2019 population within a one-mile radius of the Village at Camp Bowie Property is 14,413 and the average household income within the same radius is $86,246.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

6323-6333 Camp Bowie Boulevard; 3501 Bernie Anderson Boulevard; 6201 Sunset Drive; 6300-6324 Waverly Way Fort Worth, TX 76116	Collateral Asset Summary – Loan No. 9 Village at Camp Bowie	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,500,000 61.6% 2.11x 10.7%

According to the appraisal, the Village at Camp Bowie Property is located within the West Fort Worth retail submarket, which had an existing inventory of 15.7 million sq. ft. of retail space as of January 2019. The West Fort Worth retail submarket had an overall vacancy of 5.0% as of January 2019, with an average asking rental rate of $17.16 per sq. ft.

Village at Camp Bowie Competitive Set(1)
Property Name/Location	Year Built	Occupancy	Tenant Name	Tenant Size (sq. ft.)	Lease Date	Lease Term (Yrs.)	Rent PSF
Anchor:
South Meadows Promenade 587 South Meadows Parkway Reno, NV	2018	100%	Sprouts	29,896	Sep-16	20	$18.50
Shops at MacArthur Hills 6641 North MacArthur Boulevard Irving, TX	2016	100%	Sprouts	44,280	Jan-16	20	$19.50
The Plant 4065 South Gilbert Road Chandler, AZ	2017	100%	Sprouts	28,806	Mar-15	15	$17.50
Shops:
Ridglea Village 6100 Camp Bowie Boulevard Fort Worth, TX	1949	68%	Bubbles Tea & Coffee	656	Aug-18	5	$24.00
Lincoln Village 6312-6326 Camp Bowie Boulevard Fort Worth, TX	1984	79%	N/A	2,000	Mar-17	3	$18.00
Village at Camp Bowie II 6200-6248 Camp Bowie Boulevard Fort Worth, TX	1954	100%	Leslie’s Pool Supply	4,000	Feb-16	10	$18.00
Shoppes at Camp Bowie 6370 Camp Bowie Boulevard Fort Worth, TX	2011	82%	N/A	2,880	Listing	5	$32.00
(1)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	U/W	U/W PSF
Base Rent(1)	$2,273,805	$2,740,283	$2,901,569	$3,308,269	$18.49
Value of Vacant Space	0	0	0	428,856	$2.40
Gross Potential Rent	$2,273,805	$2,740,283	$2,901,569	$3,737,125	$20.89
Total Recoveries	882,556	1,075,462	1,216,664	1,343,065	$7.51
Other Income	15,435	22,469	0	0	$0.00
Less: Vacancy	0	0	0	(428,856)	($2.40)
Effective Gross Income	$3,171,796	$3,838,214	$4,118,233	$4,651,334	$26.00
Total Operating Expenses	1,429,240	1,471,084	1,504,476	1,591,027	$8.89
Net Operating Income(2)	$1,742,556	$2,367,129	$2,613,757	$3,060,307	$17.10
TI/LC	0	0	0	197,306	$1.10
Capital Expenditures	0	0	0	35,783	$0.20
Net Cash Flow	$1,742,556	$2,367,129	$2,613,757	$2,827,218	$15.80
(1)	U/W Base Rent is based on in-place rent as of February 20, 2019 with rent steps taken through August 2019 totaling $40,117.
(2)	The increase in the Net Operating Income at the Village at Camp Bowie Property is mainly due to the construction and subsequent lease up of (i) Sprouts (28,037 sq. ft.) and (ii) 6324 Waverly Way (10,000 sq. ft.). Additionally, the repositioning of 3501 Bernie Anderson Boulevard (17,693 sq. ft.) had a positive impact on occupancy at the Village at Camp Bowie Property. The prior owner of the Village at Camp Bowie Property repositioned 3501 Bernie Anderson Boulevard which currently is only occupied by Tuesday Morning. Prior to 2017, 3501 Bernie Anderson was a multi-tenant building with low occupancy due to layout. Additionally, U/W Net Operating Income is greater than 2018 Net Operating Income due in part to five tenants (14,842 sq. ft.; approximately $356,395 of base rent) having executed leases in the last twelve months.

Property Management. The Village at Camp Bowie Property is managed by Dunhill Property Management Services, Inc., an affiliate of the borrower.

Lockbox / Cash Management. The Village at Camp Bowie Loan documents require a springing lockbox with springing cash management upon the occurrence of a Sweep Event Period. No later than 30 days following the occurrence of a Sweep Event Period, the Village at Camp Bowie borrower must establish a lockbox account and the Village at Camp Bowie borrower or property manager, as applicable, must deliver tenant direction letters to the tenants directing such tenants to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

6323-6333 Camp Bowie Boulevard; 3501 Bernie Anderson Boulevard; 6201 Sunset Drive; 6300-6324 Waverly Way Fort Worth, TX 76116	Collateral Asset Summary – Loan No. 9 Village at Camp Bowie	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,500,000 61.6% 2.11x 10.7%

A “Sweep Event Period” will be in effect upon:

(i)	the occurrence and continuance of an event of default under the Village at Camp Bowie Loan until cured; or
(ii)	commencing on the monthly payment date occurring twelve month from the origination date, the date on which the debt service coverage ratio based on the trailing 12-month period is less than 1.10x (based on a 30-year amortization schedule) until the debt service coverage ratio based on the trailing 12-month period is at least 1.15x (based on a 30-year amortization schedule) for two consecutive calendar quarters.

Initial Reserves and Ongoing Reserves. At origination, the borrower deposited (i) $317,040 into a tax reserve account, (ii) $70,583 into an insurance reserve account, (iii) $650,000 into a TI/LC reserve account related to future tenant rollover and (iv) $272,080 into an outstanding TI/LC reserve account related to tenants Spectrum, Life Kick and Tribe Salon.

Tax Reserve. On a monthly basis, the borrower is required to deposit 1/12 of the estimated annual real estate taxes, which currently equates to $63,408, into a tax reserve account.

Insurance Reserve. On a monthly basis, the borrower is required to deposit 1/12th of the estimated annual insurance premiums, which currently equates to $5,042, into an insurance reserve account.

Replacement Reserve. On a monthly basis, the borrower is required to deposit $2,982 (approximately $0.20 per sq. ft. per annum) into a replacement reserve account.

TI/LC Reserve. On a monthly basis, the borrower is required to deposit $14,910 (approximately $1.00 per sq. ft. per annum) into a TI/LC reserve account. The TI/LC reserve is initially suspended and subject to a cap of $325,000. In the event a Major Tenant Event occurs, ongoing TI/LC collections are required and the TI/LC reserve cap will increase to $500,000. Upon cure of the Major Tenant Event, the lender will release all funds on deposit in the TI/LC reserve in excess of $325,000 to the borrower, and the TI/LC reserve cap will decrease to $325,000 for the remainder of the Village at Camp Bowie Loan term.

Excess Cash Reserve. During a Sweep Event Period, all excess cash after payment of monthly debt service, required reserves and operating expenses is required to be held in an excess cash flow reserve.

A “Major Tenant Event” means Sprouts or any replacement tenant (a “Major Tenant”) leasing the space currently occupied by Sprouts: (i) fails to extend the term of its lease for such space at the Village at Camp Bowie Property for at least five years on terms and conditions satisfactory to the lender, on or before the date that is 12 months prior to its lease expiration date until a Major Tenant exercises the extension options or enters into a new lease on satisfactory terms and conditions, (ii) defaults under its lease until cured, (iii) goes dark, vacates or otherwise ceases operations at the Village at Camp Bowie Property until Major Tenant has rescinded such notice and/or resumed its customary business operations at its leased space for at least two consecutive calendar quarters, (iv), becomes a debtor in any bankruptcy or other insolvency proceeding until the lease for the Major Tenant is assumed or affirmed or (v) sublets greater than 5% of its leased square footage without lender consent until the related tenant is no longer subletting greater than 5% of its respective space and such tenant regains possession of all of its space and has resumed normal business operations. In addition, a Major Tenant Event will terminate in the event that a Major Tenant Re-Tenanting Event has occurred.

A “Major Tenant Re-Tenanting Event” means that the lender has received satisfactory evidence that all of the applicable Major Tenant space has been leased to one or more satisfactory replacement tenants, each pursuant to a satisfactory replacement lease on terms and conditions acceptable to the lender, including, but not limited to, having a term of at least five years, that each such tenant is in occupancy of its premises, open for business and is then paying full, unabated rent pursuant to the terms of its lease for at least one full month, and that all tenant improvement costs and leasing commissions provided in each such replacement lease have been paid.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. In connection with an assumption of the Village at Camp Bowie Loan, new owners of the borrower (collectively the “Mezzanine Borrower”) may incur mezzanine debt (“Mezzanine Financing”) during the Village at Camp Bowie Loan term from an acceptable lender (a “Qualified Mezzanine Lender”), secured by a pledge of 100% of the equity interest held by the Mezzanine Borrower in the borrower, provided the following conditions are met: (i) the aggregate loan-to-value cannot exceed 69.0%, (ii) the aggregate combined debt service coverage ratio must be not less than 1.61x, (iii) the aggregate debt yield must not be less than 10.7%, (iv) the Village at Camp Bowie Loan and the Mezzanine Financing must be co-terminus, (v) the Qualified Mezzanine Lender executes an intercreditor agreement acceptable to the lender and any applicable rating agency, and (vi) hard cash management must be in place. Proceeds of the Mezzanine Financing may be used only for the acquisition of the Village at Camp Bowie Property.

Partial Release. None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3909 West Airport Freeway Irving, TX 75062	Collateral Asset Summary – Loan No. 10 Irving Market Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 63.4% 1.74x 11.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3909 West Airport Freeway Irving, TX 75062	Collateral Asset Summary – Loan No. 10 Irving Market Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 63.4% 1.74x 11.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3909 West Airport Freeway Irving, TX 75062	Collateral Asset Summary – Loan No. 10 Irving Market Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 63.4% 1.74x 11.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3909 West Airport Freeway Irving, TX 75062	Collateral Asset Summary – Loan No. 10 Irving Market Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 63.4% 1.74x 11.6%

Mortgage Loan Information
Loan Seller:	Starwood Mortgage Capital LLC
Loan Purpose:	Refinance
Borrower Sponsors(1):	The Woodmont Company; Starwood Property Trust, Inc.
Borrower:	IMC Retail, LLC
Original Balance:	$22,500,000
Cut-off Date Balance:	$22,500,000
% by Initial UPB:	3.4%
Interest Rate:	4.6520%
Payment Date:	6th of each month
First Payment Date:	May 6, 2019
Maturity Date:	April 6, 2029
Amortization:	Interest Only for first 36 months; 360 months thereafter
Additional Debt(2):	Future Mezzanine Debt Permitted
Call Protection(3):	L(24), DorYM1(90), O(6)
Lockbox / Cash Management:	Springing / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$178,273	$44,568
Insurance:	$45,848	$3,275
Replacement:	$0	$2,270
TI/LC:	$250,000	$14,188
Other:	$0	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$99
Balloon Balance / Sq. Ft.:	$87
Cut-off Date LTV:	63.4%
Balloon LTV:	55.7%
Underwritten NOI DSCR(5):	1.88x
Underwritten NCF DSCR(5):	1.74x
Underwritten NOI Debt Yield:	11.6%
Underwritten NCF Debt Yield:	10.8%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Irving, TX
Year Built / Renovated:	1987 / 2017
Total Sq. Ft.:	227,002
Property Management:	The Woodmont Company
Underwritten NOI:	$2,620,848
Underwritten NCF:	$2,423,355
Appraised Value:	$35,500,000
Appraisal Date:	February 18, 2019

Historical NOI
Most Recent NOI:	$2,579,785 (T-12 December 31, 2018)
2017 NOI:	$2,457,749 (December 31, 2017)
2016 NOI:	$1,240,971 (December 31, 2016)
2015 NOI:	$1,221,146 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	96.0% (March 1, 2019)
2018 Occupancy:	96.0% (December 31, 2018)
2017 Occupancy:	96.0% (December 31, 2017)
2016 Occupancy(6):	81.6% (December 31, 2016)

(1)	Starwood Property Trust, Inc., one of the Borrower Sponsors, is an affiliate of Starwood Mortgage Capital LLC.

(2)	See “Future Mezzanine or Subordinate Indebtedness Permitted” below.
(3)	The borrower is permitted to release a vacant parcel. See “Partial Release” below.

(4)	See “Initial Reserves and Ongoing Reserves” below.

(5)	Based on the current interest only payments.

(6)	The lower occupancy in 2016 is attributed to the construction and relocation of Best Buy to a new 30,000 sq. ft. box. The 2016 occupancy figure is as of December 31, 2016, which included the 43,971 sq. ft. former Best Buy space that the tenant vacated in September 2016. The former Best Buy space was leased back up by September 2017 bringing the occupancy at the Irving Market Center Property to 96.0%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3909 West Airport Freeway Irving, TX 75062	Collateral Asset Summary – Loan No. 10 Irving Market Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 63.4% 1.74x 11.6%

The Loan. The Irving Market Center loan (the “Irving Market Center Loan”) is a fixed rate loan secured by a first mortgage encumbering the borrower’s fee simple interest in a 227,002 sq. ft., anchored retail property located in Irving, Texas (the “Irving Market Center Property”) with an original and cut-off date principal balance of $22.5 million. The Irving Market Center Loan accrues interest at an interest rate of 4.6520% per annum. The Irving Market Center Loan has a 10-year term and amortizes on a 30-year amortization schedule after an initial 36-month interest-only period.

The Irving Market Center Loan proceeds were used to repay an existing loan of approximately $17.8 million, pay closing costs of $219,586, fund $474,121 of upfront reserves and return approximately $4.0 million of equity to the borrower sponsor. Based on the “As-Is” appraised value of $35.5 million as of February 18, 2019, the Cut-off Date LTV is 63.4%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount	$22,500,000	100.0%	Loan Payoff	$17,822,955	79.2%
			Return of Equity	$3,983,338	17.7%
			Reserves	$474,121	2.1%
			Closing Costs	$219,586	1.0%
Total Sources	$22,500,000	100.0%	Total Uses	$22,500,000	100.0%

The Borrowers / Borrower Sponsor. The borrower, IMC Retail, LLC, is a single purpose, Delaware limited liability company structured to be a bankruptcy remote entity. The borrower does not have an independent director. The borrower sponsors are The Woodmont Company (“Woodmont”) and Starwood Property Trust, Inc. (“SPT”). The non-recourse carveout guarantor is Stephen Coslik.

SPT is a commercial mortgage REIT based in the United States. SPT has deployed over $51 billion in capital since inception. SPT has over 350 employees worldwide. SPT is managed by Starwood Capital Group (“SCG”), an alternative investment firms with a focus on global real estate. Since inception, SCG has acquired over $100 billion of assets.

Stephen Coslik is the chairman and CEO of Woodmont. Woodmont was established in 1980 and is headquartered in Fort Worth, Texas with regional offices across the country. Woodmont provides a commercial brokerage, investment & loan sale advisory, research & analytics, property marketing, property & asset management, project management, and advisory and valuation services. Woodmont owns 10 retail centers, totaling approximately 1.3 million sq. ft. of commercial space as of April 4, 2019.

Woodmont has managed the Irving Market Center Property since it was foreclosed upon by the special servicer of the prior loan in 2014. In connection with SPT’s acquisition of the Irving Market Center Property, it entered into a joint venture partnership with Woodmont and continued to retain them as the property manager.

The Property and Tenants. The Irving Market Center Property consists of a 227,002 sq. ft. anchored retail center located in Irving, Texas. The single-story improvements are situated on 19.7 acres and consist of five buildings built in 1987, with renovations in 2017. The Irving Market Center Property is anchored by Ross Dress for Less, Best Buy and PetSmart.

The borrower sponsors acquired the Irving Market Center Property in 2016 for approximately $19.2 million and completed a $6.7 million renovation and lease up campaign in 2017. The renovation included the addition of a new 30,000 sq. ft., build-to-suit box for Best Buy. Best Buy, which has been in occupancy at the Irving Market Center Property since 1999, downsized from its original 43,971 sq. ft. space, relocated to the new box and signed a new 10-year lease at the Irving Market Center Property. The borrower sponsors have since signed two tenants to lease the former Best Buy box: Burke’s Outlet Stores (20,000 sq. ft.) and Harbor Freight Tools (15,000 sq. ft.). Ross Dress for Less, has been in occupancy at the Irving Market Center Property since 1998 and has exercised numerous renewal options. In 2017, Ross Dress for Less reported sales of $444 per sq. ft. at the Irving Market Center Property representing a 2.8% occupancy cost. Surface parking is available for 1,186 spaces (approximately 5.2 spaces per 1,000 sq. ft.). As of March 1, 2019, the Irving Market Center Property was 96.0% occupied by 16 tenants.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3909 West Airport Freeway Irving, TX 75062	Collateral Asset Summary – Loan No. 10 Irving Market Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 63.4% 1.74x 11.6%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Sales PSF(3)	Occupancy Cost	Lease Expiration

Best Buy	BBB/Baa1/BBB	30,000	13.2%	$12.08	12.9%	NAV	NAV	1/31/2027(4)
Ross Dress for Less	NR/A3/A-	30,000	13.2	$ 8.68	9.3	$444	2.8%	1/31/2024(5)
PetSmart	NR/Caa3/CCC	23,988	10.6	$ 9.85	8.4	NAV	NAV	7/31/2020(6)
Burke’s Outlet Stores	NR/NR/NR	20,000	8.8	$11.25	8.0	NAV	NAV	1/31/2025(7)
K&G Menswear	NR/NR/B+	20,000	8.8	$11.00	7.8	NAV	NAV	2/28/2022(8)
Total Major Tenant		123,988	54.6%	$10.52	46.5%
Other Tenants		93,927	41.4	$15.99	53.5
Total Occupied Collateral		217,915	96.0%	$12.88	100.0%
Vacant		9,087	4.0
Total		227,002	100.0%

(1)	Based on the underwritten rent roll dated March 1, 2019.

(2)	Certain Ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Sales PSF are as of year-end 2017.

(4)	Best Buy has four five-year lease renewal options remaining.

(5)	Ross Dress for Less has four five-year lease renewal options remaining.

(6)	PetSmart has two five-year lease renewal options remaining.

(7)	Burke’s Outlet Stores has two five-year lease renewal options remaining.

(8)	K&G Menswear has one five-year lease renewal option remaining.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$ 0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$ 0.00	0.0	0.0%
2020	3	46,700	20.6	46,700	20.6%	$12.83	21.4	21.4%
2021	2	14,443	6.4	61,143	26.9%	$12.99	6.7	28.0%
2022	2	30,000	13.2	91,143	40.2%	$12.17	13.0	41.0%
2023	4	26,990	11.9	118,133	52.0%	$19.97(2)	19.2	60.2%
2024	2	41,932	18.5	160,065	70.5%	$9.79	14.6	74.9%
2025	1	20,000	8.8	180,065	79.3%	$11.25	8.0	82.9%
2026	1	7,850	3.5	187,915	82.8%	$15.00	4.2	87.1%
2027	1	30,000	13.2	217,915	96.0%	$12.08	12.9	100.0%
2028	0	0	0.0	217,915	96.0%	$0.00	0.0	100.0%
2029	0	0	0.0	217,915	96.0%	$0.00	0.0	100.0%
Thereafter	0	0	0.0	217,915	96.0%	$0.00	0.0	100.0%
Vacant	NAP	9,087	4.0	227,002	100.0%	NAP	NAP
Total / Wtd. Avg.	16	227,002	100.0%			$12.88	100.0%

(1)	Based on underwritten rent roll dated March 1, 2019.
(2)	Includes El Fenix, which ground leases its pad and for which space sq. ft. is not considered in the NRA at the Irving Market Center Property. Excluding rental income from the ground leased pad would result in an Annual U/W Base Rent PSF of $14.10 PSF.

Best Buy (30,000 sq. ft.; 13.2% NRA; 12.9% U/W Base Rent). Best Buy, which has been in occupancy at the Irving Market Center Property since 1999, has a lease expiration of January 2027 and has four, five-year renewal options remaining. Best Buy is not required to report sales. With operations in the United States, Canada and Mexico, Best Buy is a multinational retailer of technology and entertainment products and services. The Best Buy family of brands and partnerships collectively generates more than $42 billion in annual revenue and includes brands such as Best Buy, Audiovisions, The Carphone Warehouse, Future Shop, Geek Squad, Magnolia Audio Video and Pacific Sales. Best Buy Co., Inc. was founded in 1966 and is headquartered in Richfield, Minnesota.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3909 West Airport Freeway Irving, TX 75062	Collateral Asset Summary – Loan No. 10 Irving Market Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 63.4% 1.74x 11.6%

Ross Dress for Less (30,000 sq. ft.; 13.2% NRA; 9.3% U/W Base Rent). Ross Dress for Less has been a tenant at the Irving Market Center Property since 1998 and has a lease expiration of January 2024 with four five-year renewal options remaining. Ross Dress for Less reported 2017 sales of approximately $444 per sq. ft. at the Irving Market Center Property. Ross Stores, Inc. operates over 1,000 Ross Dress for Less stores that sell closeout merchandise at prices below those of department and specialty stores. Ross Dress for Less also sells small furnishings, toys and games, luggage, and jewelry in select stores. Featuring the Ross “Dress for Less” trademark, the chain targets 18- to 54-year-old shoppers from middle-income households. Ross Stores, Inc. is an S&P 500, a Fortune 500 and a Nasdaq 100 company. It is headquartered in Dublin, California.

PetSmart (23,988 sq. ft.; 10.6% NRA; 8.4% U/W Base Rent). PetSmart has been a tenant at the Irving Market Center Property since 1989 and has a lease expiration of July 2020 with two five-year renewal options remaining. PetSmart is not required to report sales. PetSmart provides a broad range of pet food and pet supplies, and offers complete pet training and pet adoption services. PetSmart, Inc. was founded in 1986 and is based in Phoenix, Arizona. PetSmart has more than 1,650 pet stores in the United States, Puerto Rico and Canada, 200 in-store PetsHotels, cat and dog boarding facilities and Doggie Day Camps, as well as veterinary hospitals under the trade name of Banfield.

Environmental Matters. The Phase I environmental report dated March 4, 2019 recommended no further action at the Irving Market Center Property.

The Market. The Irving Market Center Property is located in Irving, Texas within the Dallas, Texas metropolitan statistical area. The region’s economy is primarily based on trade, transportation and utilities; professional and business services; education and health services, government and financial activities. The five largest employers in Dallas County are Bank of America Corp., Texas Health Resources, Inc., Dallas ISD, Baylor Health Care System and AT&T.

The Irving Market Center Property is situated along State Highway 183. East of the Irving Market Center, the Irving Mall, an 837,000 sq. ft. retail attraction bringing traffic to the immediate area. The Irving Mall contains over 120 retailers, is anchored by Macy’s, Dillard’s, and Burlington Coat Factory and includes a 14 screen AMC movie theater. North of the Irving Market Center Property is a 1,000-acre mixed used development called Cypress Waters. This $3.5 billion complex contains 400,000 sq. ft. of retail, 10,000 residences, and 3 on-acre parks. The development is home to the corporate headquarters of 7-Eleven, Cheddar’s, OneSource Virtual, CoreLogic, Brinker international and NationStar Mortgage. Cypress Waters has delivered 814 multifamily units with plans to deliver another 700. The development has brought over 3,000 new residents to the area.

According to the appraisal, the estimated 2017 population within a one, three, and five-mile radius of the Irving Market Center Property is 20,273, 112,645 and 250,293, respectively, and the median household income within the same radii are $44,210, $45,301 and $52,706, respectively.

According to the appraisal, the Irving Market Center Property is located within the Irving retail submarket, which had an existing inventory of 4.4 million sq. ft. of retail space as of March 2019. The Irving retail submarket had an overall vacancy of 5.1% as of March 2019, with an average asking rental rate of $13.97 per sq. ft. The appraisal determined market rents of $25.00 per sq. ft., $14.00 per sq. ft., $10.00 per sq. ft. and $18.00 per sq. ft. for in-line, junior anchor, anchor and outparcel spaces, respectively.

Irving Market Center Property In-line Comparable Set(1)
Property Name/Location	Year Built	Occupancy	Tenant Name	Tenant Size (sq. ft.)	Lease Date	Lease Term (Mos.)	Rent PSF
Irving Market Center Property 3909 West Airport Freeway Irving, TX	1987	96.0%	-	-	-	-	-
Town Oaks Center 120 S. Denton Tap Road Coppell, TX	1985	97.2%	9Round Coppell	1,635	Jan-19	62	$26.00
Harwood Crossing 1060 N. Main Street Euless, TX	1985	97.3%	Great Clips	1,225	Feb-18	60	$25.00
Las Colinas Plaza 4000-4020 N. MacArthur Blvd. Irving, TX	1987	95.1%	Club Pilates	1,735	May-17	60	$25.00
Watauga Pavilion 7600-7620 Denton Highway Fort Worth, TX	2003	100.0%	Five Below	9,025	Sep-16	120	$24.93
(1)	Source: Appraisal.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3909 West Airport Freeway Irving, TX 75062	Collateral Asset Summary – Loan No. 10 Irving Market Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 63.4% 1.74x 11.6%

Cash Flow Analysis.

Cash Flow Analysis
	2015	2016	2017	2018	U/W	U/W PSF
Base Rent(1)	$1,925,071	$1,516,140	$2,515,356	$2,783,080	$2,806,363	$12.36
Value of Vacant Space	0	0	0	0	141,705	$0.62
Gross Potential Rent	$1,925,071	$1,516,140	$2,515,356	$2,783,080	$2,948,068	$12.99
Total Recoveries	393,244	519,588	879,579	739,273	812,799	$3.58
Percentage Rents	0	0	12,606	9,959	0	$0.00
Other Income	9,600	6,450	9,600	41,888	41,888	$0.18
Less: Vacancy	0	0	0	0	(186,223)	($0.82)
Effective Gross Income	$2,327,915	$2,042,178	$3,417,140	$3,574,199	$3,616,532	$15.93
Total Operating Expenses	1,106,769	801,206	959,391	994,414	995,684	$4.39
Net Operating Income	$1,221,146	$1,240,971	$2,457,749	$2,579,785	$2,620,848	$11.55
TI/LC	0	0	0	0	170,252	$0.75
Capital Expenditures	0	0	0	0	27,240	$0.12
Net Cash Flow	$1,221,146	$1,240,971	$2,457,749	$2,579,785	$2,423,355	$10.68

(1)	U/W Base Rent is based on in-place rent as of March 1, 2019.

Property Management. The Irving Market Center Property is managed by The Woodmont Company, an affiliate of the borrower.

Lockbox / Cash Management. The Irving Market Center Loan documents require a springing lockbox with springing cash management upon the occurrence of a Trigger Event. After the occurrence of a Trigger Event, the Irving Market Center borrower must establish a lockbox account and the Irving Market Center borrower or property manager, as applicable, must deliver tenant direction letters to the tenants directing such tenants to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a Trigger Event, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender.

A “Trigger Event” will be in effect upon:

(i)	the occurrence and continuance of an event of default under the Irving Market Center Loan until cured; or
(ii)	the date on which the debt service coverage ratio based on the trailing 12-month period is less than 1.10x until the debt service coverage ratio based on the trailing 12-month period is at least 1.20x for two consecutive calendar quarters.

Initial Reserves and Ongoing Reserves. At origination, the borrower deposited (i) $178,273 into a tax reserve account, (ii) $45,848 into an insurance reserve account and (iii) $250,000 into a TI/LC reserve account related to future tenant rollover.

Tax Reserve. On a monthly basis, the borrower is required to deposit 1/12 of the estimated annual real estate taxes, which currently equates to $44,568, into a tax reserve account.

Insurance Reserve. On a monthly basis, the borrower is required to deposit 1/12 of the estimated annual insurance premiums, which currently equates to $3,275, into an insurance reserve account.

Replacement Reserve. On a monthly basis, the borrower is required to deposit $2,270 (approximately $0.12 per sq. ft. per annum) into a replacement reserve account, subject to a cap of $150,000.

TI/LC Reserve. On a monthly basis, the borrower is required to deposit $14,188 (approximately $0.75 per sq. ft. per annum) into a TI/LC reserve account, subject to a cap of $500,000.

Excess Cash Reserve. During a Trigger Event, all excess cash after payment of monthly debt service, required reserves and operating expenses is required to be held in an excess cash flow reserve.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. The borrower may incur mezzanine debt (the “Mezzanine Financing”) during the Irving Market Center Loan term from a lender acceptable to the lender (a “Qualified Mezzanine Lender”), secured by a pledge of 100% of the equity interest held by the mezzanine borrower in the borrower, provided the following conditions are met: (i) the aggregate loan-to-value (based on the Irving Market Center Loan and the Mezzanine Financing) cannot exceed 80.0%, (ii) the actual combined debt service coverage ratio (calculated using the actual amortizing debt service payments due under the Irving Market Center Loan and the Mezzanine Financing) must be not less than 1.25x, (iii) the actual combined debt yield (based on the Irving Market Center Loan and the Mezzanine Financing) cannot be less than 8.0%, (iv) the Irving Market Center Loan and the Mezzanine Financing must be co-terminus,

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

3909 West Airport Freeway Irving, TX 75062	Collateral Asset Summary – Loan No. 10 Irving Market Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 63.4% 1.74x 11.6%

(v) the Qualified Mezzanine Lender executes an intercreditor agreement acceptable to the lender, (vi) cash management must be in place and (vii) the terms and documentation of the Mezzanine Financing must be acceptable to the lender.

Partial Release. The Irving Market Center Property includes a one-acre tract of vacant land that is adjacent to the Best Buy building (the “Release Parcel”). During the term of the Irving Market Center Loan, the borrower may request a release of the Release Parcel, subject to, among other things, (i) the LTV immediately following release is not greater than 125%, (ii) no event of default under the Irving Market Center Loan then existing, (iii) evidence that all zoning and subdivision approvals of government authorities have been granted, (iv) the remaining collateral is accessible and has access to all necessary utilities and other services, (v) the borrower providing an updated survey and zoning report satisfactory to the lender and any applicable rating agency, and (vi) that the release does not violate any REMIC requirements. Both the lender and the appraisal have not attributed any value to the Release Parcel during its underwriting.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

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Various Various	Collateral Asset Summary – Loan No. 11 FIGO Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,400,000 67.9% 1.32x 9.1%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Borrower Sponsor(1):	Arbor Realty SR, Inc.
Borrowers(2):	Various
Original Balance:	$22,400,000
Cut-off Date Balance:	$22,400,000
% by Initial UPB:	3.4%
Interest Rate:	5.0950%
Payment Date:	6th of each month
First Payment Date:	May 6, 2019
Maturity Date:	April 6, 2029
Amortization:	Interest Only for the first 24 months, 360 months thereafter
Additional Debt:	None
Call Protection(3):	L(24), D(92), O(4)
Lockbox / Cash Management:	Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$92,150	$16,608
Insurance:	$79,538	$8,838
Replacement:	$0	$36,808
Engineering:	$156,118	NAP
Roof Replacement:	$366,615	$0

Financial Information
Cut-off Date Balance / Unit:	$47,257
Balloon Balance / Unit:	$40,989
Cut-off Date LTV(4):	67.9%
Balloon LTV(4):	58.9%
Underwritten NOI DSCR(5):	1.40x
Underwritten NCF DSCR(5):	1.32x
Underwritten NOI Debt Yield:	9.1%
Underwritten NCF Debt Yield:	8.6%
Property Information
Single Asset / Portfolio:	Portfolio of 7 Properties
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various / 2017
Total Units:	474
Property Management:	Elon Property Management Company, L.L.C. (borrower related)
Underwritten NOI:	$2,045,947
Underwritten NCF:	$1,925,077
Appraised Value(4):	$33,000,000
Appraisal Date(4):	March 29, 2019

Historical NOI
Most Recent NOI:	$2,070,488 (T-12 December 31, 2018)
2017 NOI:	$1,825,577 (December 31, 2017)
2016 NOI:	$1,817,564 (December 31, 2016)
2015 NOI:	$1,817,289 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	93.1% (March 2019)
2018 Occupancy:	91.9% (December 31, 2018)
2017 Occupancy:	91.8% (December 31, 2017)
2016 Occupancy:	89.6% (December 31, 2016)
(1)	Arbor Realty SR, Inc. is an affiliate of the borrower under the FIGO Multifamily Portfolio I Loan (as defined below).

(2)	The borrowers are Beckford Place Apartments of New Castle, Ltd., an Ohio limited partnership, Glenarm Manor Apartments, Ltd. (L.P.), a Georgia limited partnership, Quail Call Apartments, Ltd. (L.P.), a Georgia limited partnership, Holly Sands Apartments, Ltd., a Florida limited partnership, Holly Sands Apartments, II, Ltd., a Florida limited partnership, Wilcrest Woods Apartments, Ltd. (L.P.), a Georgia limited partnership, Meadowood Apartments of Cuyahoga Falls, Ltd., an Ohio limited partnership, and Slate Run Apartments of Hopkinsville, Ltd., a Kentucky limited partnership (collectively, the “FIGO Multifamily Portfolio I Borrowers”).

(3)	The FIGO Multifamily Portfolio I Borrowers may obtain the release of one or more of the FIGO Multifamily Portfolio I Properties. See “Partial Release” below.

(4)	The portfolio appraisal provided a portfolio value for the FIGO Multifamily Portfolio I Properties (as defined below) of $33,000,000, which includes a portfolio premium of $1,425,000 over the aggregate of the “as is” appraised values for the individual FIGO Multifamily Portfolio I Properties. The aggregate of the “as is” appraised values for the individual FIGO Multifamily Portfolio I Properties is $31,575,000, which results in a Cut-off Date LTV ratio and a Balloon LTV ratio of 70.9% and 61.5%, respectively.

(5)	Underwritten NOI DSCR and Underwritten NCF DSCR during the interest only period of the FIGO Multifamily Portfolio I Loan (as defined below) are 1.77x and 1.66x, respectively.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various	Collateral Asset Summary – Loan No. 11 FIGO Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,400,000 67.9% 1.32x 9.1%

The Loan. The FIGO Multifamily Portfolio I mortgage loan (the “FIGO Multifamily Portfolio I Loan”) is a fixed rate loan secured by the FIGO Multifamily Portfolio I Borrowers’ first priority fee simple mortgage encumbering seven multifamily properties totaling 474 units located throughout Georgia, Ohio, Indiana, Kentucky and Florida (the “FIGO Multifamily Portfolio I Properties”) with an original and cut-off date principal balance of $22,400,000. The proceeds of the FIGO Multifamily Portfolio I Loan, together with borrower sponsor equity, were used primarily to refinance previous debt of approximately $20.1 million, fund reserves of approximately $694,421 and pay closing costs of $520,817.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$22,400,000	100.0%	Existing Debt Payoff:	$20,998,525	93.7%
			Reserves:	$694,421	3.1%
			Closing Costs:	$520,817	2.3%
			Return of Equity:	$186,237	0.8%
Total Sources:	$22,400,000	100.0%	Total Uses:	$22,400,000	100.0%

The Borrowers / Borrower Sponsor.  The FIGO Multifamily Portfolio I Borrowers are each structured to be a single-purpose bankruptcy-remote entity with two independent directors.

The borrower sponsor and nonrecourse carve-out guarantor for the FIGO Multifamily Portfolio I Loan is Arbor Realty SR, Inc. Arbor Realty SR, Inc. is a subsidiary of Arbor Realty Trust Inc. (“Arbor”), a real estate investment trust that invests in a portfolio of multifamily and commercial real estate-related bridge and mezzanine loans, preferred equity investments, and other real estate-related assets. Arbor began operations in 2003 and is externally managed and advised by Arbor Commercial Mortgage, LLC. The FIGO Multifamily Portfolio I Borrowers are affiliated with the borrowers under the Fairfax Multifamily Portfolio Whole Loan.

The FIGO Multifamily Portfolio I Properties will be managed by Elon Property Management, L.L.C. (“Elon”), an affiliate of the borrower sponsor. Elon currently manages Arbor’s portfolio of approximately 15,000 units across 150 apartment communities in 20 different U.S. markets.

The Properties. The FIGO Multifamily Portfolio I Properties are comprised of seven multifamily properties totaling 474 units located throughout Georgia (three properties totaling 193 units), Ohio (one property totaling 59 units), Florida (one property totaling 124 units), Indiana (one property totaling 41 units) and Kentucky (one property totaling 57 units). The FIGO Multifamily Portfolio I Properties were built between 1984 and 1990. Since 2017, the borrower sponsor has invested approximately $1.8 million in capital expenditures.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various	Collateral Asset Summary – Loan No. 11 FIGO Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,400,000 67.9% 1.32x 9.1%

The following table presents detailed information with respect to each of the FIGO Multifamily Portfolio I Properties.

FIGO Multifamily Portfolio I Properties Summary
Property Name / Location	Units	Occupancy	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	UW NOI	% of UW NOI
Holly Sands 5 Sandalwood Drive Northwest Fort Walton Beach, FL 32548	124	94.4%	$6,200,000	27.7%	$9,530,000	$691,825	33.8%
Wilcrest Woods 701 Penn Waller Road Savannah, GA 31410	68	97.1%	$4,560,000	20.4%	$5,675,000	$373,199	18.2%
Meadowood Cuyahoga Falls 3202 Prange Drive Cuyahoga Falls, OH 44223	59	96.6%	$3,640,000	16.3%	$4,300,000	$299,288	14.6%
Glen Arm Manor 2609 Gillionville Road Albany, GA 31707	70	92.9%	$2,620,000	11.7%	$3,850,000	$223,041	10.9%
Slate Run 850-A North Elm Street Hopkinsville, KY 42240	57	87.7%	$2,200,000	9.8%	$3,170,000	$186,267	9.1%
Quail Call 2414 Brierwood Drive Albany, GA 31705	55	89.1%	$1,770,000	7.9%	$2,840,000	$152,229	7.4%
Beckford Place 2900 South Memorial Drive New Castle, IN 47362	41	90.2%	$1,410,000	6.3%	$2,210,000	$120,100	5.9%
Total / Wtd. Avg.	474	93.1%	$22,400,000	100.0%	$33,000,000	$2,045,947	100.0%

(1)	The portfolio appraisal provided a portfolio value for the FIGO Multifamily Portfolio I Properties of $33,000,000, which includes a portfolio premium of $1,425,000 over the aggregate of the “as is” appraised values for the individual FIGO Multifamily Portfolio I Properties. The aggregate of the “as is” appraised values for the individual FIGO Multifamily Portfolio I Properties is $31,575,000, which results in a Cut-off Date LTV ratio and a Balloon LTV ratio of 70.9% and 61.5%, respectively.

Holly Sands (124 Units, 26.2% of Units, 27.7% ALA). The Holly Sands property is a 124-unit multifamily property located in Fort Walton Beach, Florida. The Holly Sands property is situated on a 6.38-acre parcel and contains 242 surface parking spaces, resulting in a parking ratio of approximately 2.0 spaces per unit. The Holly Sands property was built in 1985 and 1990. The amenities at the Holly Sands property include a leasing center and a common laundry facility. The Holly Sands property was 94.4% occupied as of March 15, 2019.

Wilcrest Woods (68 Units, 14.3% of Units, 20.4% ALA). The Wilcrest Woods property is a 68-unit multifamily property located in Savannah, Georgia. The Wilcrest Woods property is situated on a 6.76-acre parcel and contains 109 surface parking spaces, resulting in a parking ratio of approximately 1.6 spaces per unit. The Wilcrest Woods property was built in 1986. The amenities at the Wilcrest Woods property include a leasing center and a common laundry facility. The Wilcrest Woods property was 97.1% occupied as of March 15, 2019.

Meadowood Cuyahoga Falls (59 Units, 12.4% of Units, 16.3% ALA). The Meadowood Cuyahoga Falls property is a 59-unit multifamily property located in Cuyahoga Falls, Ohio. The Meadowood Cuyahoga Falls property is situated on a 4.00-acre parcel and contains 100 surface parking spaces, resulting in a parking ratio of approximately 1.7 spaces per unit. The Meadowood Cuyahoga Falls property was built in 1985. The amenities at the Meadowood Cuyahoga Falls property include a common laundry facility. The Meadowood Cuyahoga Falls property was 96.6% occupied as of March 15, 2019.

Glen Arm Manor (70 Units, 14.8% of Units, 11.7% ALA). The Glen Arm Manor property is an 70-unit multifamily property located in Albany, Georgia. The Glen Arm Manor property is situated on a 5.05-acre parcel and contains 112 surface parking spaces, resulting in a parking ratio of approximately 1.6 spaces per unit. The Glen Arm Manor property was built in 1984. The amenities at the Glen Arm Manor property include a leasing center and a common laundry facility. The Glen Arm Manor property was 92.9% occupied as of March 15, 2019.

Slate Run (57 Units, 12.0% of Units, 9.8% ALA). The Slate Run is a 57-unit multifamily property located in Hopkinsville, Kentucky. The Slate Run property is situated on a 4.00-acre parcel and contains 92 surface parking spaces resulting in a parking ratio of approximately 1.6 spaces per unit. The Slate Run property was built in 1984. The amenities at the Slate Run property include an on-site manager and a common laundry facility. The Slate Run property was 87.7% occupied as of March 8, 2019.

Quail Call (55 Units, 11.6% of Units, 7.9% ALA). The Quail Call property is a 55-unit multifamily property located in Albany, Georgia. The Quail Call property is situated on a 3.84-acre parcel and contains 92 surface parking spaces, resulting in a parking ratio of approximately 1.7 spaces per unit. The Quail Call property was built in 1984. The amenities at the Quail Call property include a leasing center and a common laundry facility. The Quail Call property was 89.1% occupied as of March 15, 2019.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various	Collateral Asset Summary – Loan No. 11 FIGO Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,400,000 67.9% 1.32x 9.1%

Beckford Place (41 Units, 8.6% of Units, 6.3% ALA). The Beckford Place property is a 41-unit multifamily property located in New Castle, Indiana. The Beckford Place property is situated on a 2.26-acre parcel and contains 65 surface parking spaces, resulting in a parking ratio of approximately 1.6 spaces per unit. The Beckford Place property was built in 1984. The amenities at the Beckford Place property include a leasing center and a common laundry facility. The Beckford Place property was 90.2% occupied as of March 15, 2019.

The following table presents detailed information with respect to the unit mix of each of the FIGO Multifamily Portfolio I Properties.

Unit Mix
Property Name	# Units	0 BR/ 1BA	1 BR/ 1BA	2 BR/ 1 BA	2 BR/ 2 BA	3 BR/ 1 BA
Holly Sands	124	27	86	8	2	1
Wilcrest Woods	68	23	40	2	3	0
Meadowood Cuyahoga Falls	59	0	45	11	3	0
Glen Arm Manor	70	0	58	9	3	0
Slate Run	57	6	39	9	3	0
Quail Call	55	0	41	11	3	0
Beckford Place	41	4	29	6	2	0
Total	474	60	338	56	19	1

Environmental Matters. The Phase I environmental reports obtained for the FIGO I Multifamily Portfolio I Properties recommended various actions be taken at the FIGO Multifamily Portfolio I Properties resulting from the potential presence of asbestos containing materials and/or lead based paint in some of the units. In addition to completing the actions recommended in the Phase I reports, the borrower sponsor has obtained an environmental insurance policy with a 13-year term from February 8, 2019, with policy limits of $6,000,000 per occurrence and in the aggregate, with a premium of $25,416 including surplus lines taxes and a $25,000 deductible/SIR. The policy will cover the lender and its successors and/or assigns (but does not cover the borrower). The borrower sponsor paid the one-time premium in connection with the origination of the FIGO Multifamily Portfolio I Loan and the borrower is required to pay any applicable deductible.

Cash Flow Analysis.

Cash Flow Analysis
	2015	2016	2017	2018	U/W	U/W Per Unit
Gross Potential Rent	$3,238,379	$3,364,169	$3,479,230	$3,593,961	$3,714,228	$7,836
Vacancy(1)	261,888	287,089	324,371	243,651	361,186	$762
Collection Loss(1)	118,055	89,416	57,738	53,547	55,341	$117
Concessions	26,409	25,789	30,444	26,218	27,156	$57
Net Rental Income(1)	2,832,027	2,961,875	3,066,677	3,270,545	3,270,545	$6,900
Other Income(2)	558,581	528,345	549,061	591,595	591,595	$1,248
Effective Gross Income	$3,390,608	$3,490,220	$3,615,738	$3,862,140	$3,862,140	$8,148
Total Operating Expenses	1,573,319	1,672,656	1,790,161	1,791,652	1,816,193	$3,832
Net Operating Income	$1,817,289	$1,817,564	$1,825,577	$2,070,488	$2,045,947	$4,316
Capital Expenditures	0	0	0	0	120,870	$255
Net Cash Flow	$1,817,289	$1,817,564	$1,825,577	$2,070,488	$1,925,077	$4,061

(1)	U/W Net Rental Income is based on T-12 December 31, 2018 collections, which results in an implied economic vacancy of 9.7% and collection loss of 1.5%. The appraiser concluded vacancy rate is 5.1% and the in-place physical vacancy is 6.9%.

(2)	Other Income is primarily comprised of utilities fees, rent premium fees, application fees, move-in fees, pet rent and late fees.

Property Management.    The FIGO Multifamily Portfolio I Properties are managed by Elon Property Management Company, L.L.C, a Delaware limited liability company, which is an affiliate of the FIGO Multifamily Portfolio I Borrowers.

Partial Release. Following the second anniversary of the closing date of the CF 2019-CF1 securitization transaction, the FIGO Multifamily Portfolio I Borrowers may obtain the release of one or more of the FIGO Multifamily Portfolio I Properties if, among other conditions, (i) the FIGO Multifamily Portfolio I Borrowers partially defease the FIGO Multifamily Portfolio I Loan in an amount equal to 120% of the allocated loan amount for the applicable property or the properties to be released, (ii) the post-defeasance debt service coverage ratio based on the remaining individual properties is greater than 1.35x, (iii) the post-defeasance loan-to-value ratio based on the aggregate of the remaining individual property values is less than 66.7% and (iv) satisfaction of customary REMIC requirements. Notwithstanding the foregoing, (i) no property may be released prior to the release of the Quail Call property, unless such property and

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various	Collateral Asset Summary – Loan No. 11 FIGO Multifamily Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,400,000 67.9% 1.32x 9.1%

the Quail Call property are simultaneously released and (ii) in no event may the Wilcrest Woods property be subject to a partial defeasance event.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

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1200 Welsh Road North Wales, PA 19454	Collateral Asset Summary – Loan No. 12 Montgomery Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 63.2% 1.44x 10.0%

Mortgage Loan Information
Loan Seller:	Starwood Mortgage Capital LLC
Loan Purpose:	Refinance
Borrower Sponsor:	Donald F. Cafiero
Borrowers:	Montgomery Commons Associates;
Montgomery COA, LP
Original Balance:	$22,000,000
Cut-off Date Balance:	$22,000,000
% by Initial UPB:	3.3%
Interest Rate:	4.9500%
Payment Date:	6th of each month
First Payment Date:	May 6, 2019
Maturity Date:	April 6, 2029
Amortization:	Interest Only for first 60 months, 360
months thereafter
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management:	Springing / Springing

Reserves
	Initial	Monthly
Taxes:	$218,365	$28,674
Insurance:	$26,073	$4,346
TI/LC:	$0	$11,451
Replacement:	$0	$3,054
Deferred Maintenance:	$15,250	NAP
Redners Estoppel Reserve:	$375,000	$0
Dollar Tree Estoppel Reserve:	$28,448	$0
Major Tenant Reserve(1):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$120
Balloon Balance / Sq. Ft.:	$111
Cut-off Date LTV:	63.2%
Balloon LTV:	58.3%
Underwritten NOI DSCR(2):	1.56x
Underwritten NCF DSCR(2):	1.44x
Underwritten NOI Debt Yield:	10.0%
Underwritten NCF Debt Yield:	9.2%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	North Wales, PA
Year Built / Renovated:	1975 / NAP
Total Sq. Ft.:	183,219
Property Management:	Pennmark Management Company, Inc.
Underwritten NOI:	$2,200,712
Underwritten NCF:	$2,026,654
Appraised Value:	$34,800,000
Appraisal Date:	February 11, 2019

Historical NOI
Most Recent NOI:	$2,257,356 (T-12 January 31, 2019)
2018 NOI:	$2,286,888 (December 31, 2018)
2017 NOI:	$2,221,676 (December 31, 2017)
2016 NOI:	$2,183,474 (December 31, 2016)

Historical Occupancy
Most Recent Occupancy:	100.0% (March 18, 2019)
2018 Occupancy:	100.0% (December 31, 2018)
2017 Occupancy:	99.3% (December 31, 2017)
2016 Occupancy:	99.0% (December 31, 2016)

(1)	All excess cash flow will be swept to a Major Tenant Reserve for re-leasing the related tenant space upon Redners (i) defaulting under its lease, (ii) going dark or otherwise ceasing to operate at the Montgomery Commons Property, (iii) subletting its leased space, (iv) giving notice to vacate or vacating its leased space at the Montgomery Commons Property, (v) giving notice to terminate or terminating its lease or (vi) becoming a debtor in any bankruptcy or other insolvency proceeding.

(2)	Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.99x and 1.84x, respectively.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1200 Welsh Road North Wales, PA 19454	Collateral Asset Summary – Loan No. 12 Montgomery Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 63.2% 1.44x 10.0%

The Loan. The Montgomery Commons mortgage loan (the “Montgomery Commons Loan”) is a fixed rate loan secured by a first mortgage encumbering the borrowers’ fee simple interest in a 183,219 sq. ft., anchored retail property located in North Wales, Pennsylvania (the “Montgomery Commons Property”) with an original and cut-off date principal balance of $22.0 million. The Montgomery Commons Loan accrues interest at an interest rate of 4.9500% per annum. The Montgomery Commons Loan has a 10-year term and amortizes on a 30-year amortization schedule after an initial 60 month interest-only period. The Montgomery Commons Property was previously collateral to a mortgage loan in the JPMCC 2011-C3 securitization.

The Montgomery Commons Loan proceeds were used to repay an existing loan of approximately $17.3 million, pay closing costs of $505,666, fund $663,136 of upfront reserves and return approximately $3.5 million of equity to the borrower sponsor. Based on the “As-Is” appraised value of $34.8 million as of February 11, 2019, the cut-off date LTV is 63.2%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount	$22,000,000	100.0%	Loan Payoff	$17,318,923	78.7%
			Return of Equity	$3,512,276	16.0%
			Reserves	$663,136	3.0%
			Closing Costs	$505,666	2.3%
Total Sources	$22,000,000	100.0%	Total Uses	$22,000,000	100.0%

The Borrowers / Borrower Sponsor. The borrowers, Montgomery Commons Associates and Montgomery COA, LP, are each a single purpose entity structured to be bankruptcy remote with no independent directors. The borrower sponsor and the non-recourse carveout guarantor is Donald F. Cafiero.

Donald F. Cafiero is the CEO and key principal at Pennmark Management Company. Pennmark Management Company is a full service real estate development and management company. The company was founded in 1972 and is headquartered in Plymouth Meeting, Pennsylvania. Pennmark Management Company currently owns and operates a portfolio consisting of approximately 3.0 million sq. ft. of retail and office space located across Pennsylvania, New Jersey and Ohio as of April 5, 2019.

The Property and Tenants. The Montgomery Commons Property consists of an 183,219 sq. ft. grocery anchored retail center located in North Wales, Pennsylvania. The single-story improvements are situated on approximately 26.6 acres and were built in 1975. The Montgomery Commons Property is anchored by Redners Warehouse (“Redners”), an American supermarket chain headquartered in Reading, Pennsylvania. Redners has been in occupancy since 2002. Redners operates over 60 grocery market and convenience store locations across Pennsylvania, Delaware and Maryland. Redners is an employee-owned corporation founded in 1970. National tenants at the Montgomery Commons Property include Dollar Tree, Verizon, Jo-Ann Fabrics, Subway and Great Clips. Surface parking is available for 1,025 spaces or (approximately 5.6 spaces per 1,000 sq. ft.). As of March 18, 2019, the Montgomery Commons Property was 100.0% occupied by 25 tenants.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Sales PSF(3)	Occupancy Cost	Lease Expiration

Redners	NR/NR/NR	53,454	29.2%	$10.00	21.3%	$308	4.4%	6/30/2032
2nd Avenue Value Stores	NR/NR/NR	27,515	15.0	$7.61	8.3	NAV	NAV	11/30/2020(4)
Dollar Tree	NR/Baa3/BBB-	14,458	7.9	$7.50	4.3	NAV	NAV	1/31/2020(5)
Retro Fitness	NR/NR/NR	12,551	6.9	$9.68	4.8	NAV	NAV	2/28/2023(6)
Children of America	NR/NR/NR	10,000	5.5	$25.12	10.0	NAV	NAV	10/31/2022(7)
Total Major Tenant		117,978	64.4%	$10.38	48.8%
Other Tenants		65,241	35.6	$19.67	51.2
Total Occupied Collateral		183,219	100.0%	$13.69	100.0%
Vacant		0	0.0
Total		183,219	100.0%

(1)	Based on the underwritten rent roll dated March 18, 2019 with rent steps taken through October 2019 totaling $9,544.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Sales PSF are as of year-end 2018.

(4)	2nd Avenue Value Stores has one five-year lease renewal option remaining.

(5)	Dollar Tree has one five-year lease renewal option remaining.

(6)	Retro Fitness has one five-year lease renewal option remaining.

(7)	Children of America has two five-year lease renewal options remaining.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

1200 Welsh Road North Wales, PA 19454	Collateral Asset Summary – Loan No. 12 Montgomery Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 63.2% 1.44x 10.0%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	1	6,614	3.6	6,614	3.6%	$19.00	5.0	5.0%
2020	6	58,255	31.8	64,869	35.4%	$9.88	22.9	28.0%
2021	4	10,182	5.6	75,051	41.0%	$19.89	8.1	36.0%
2022	8	28,001	15.3	103,052	56.2%	$23.29	26.0	62.0%
2023	3	16,488	9.0	119,540	65.2%	$13.90	9.1	71.2%
2024	2	10,225	5.6	129,765	70.8%	$18.46	7.5	78.7%
2025	0	0	0.0	129,765	70.8%	$0.00	0.0	78.7%
2026	0	0	0.0	129,765	70.8%	$0.00	0.0	78.7%
2027	0	0	0.0	129,765	70.8%	$0.00	0.0	78.7%
2028	0	0	0.0	129,765	70.8%	$0.00	0.0	78.7%
2029	0	0	0.0	129,765	70.8%	$0.00	0.0	78.7%
Thereafter	1	53,454	29.2	183,219	100.0%	$10.00	21.3	100.0%
Vacant	NAP	0	0.0	183,219	100.0%	NAP	NAP
Total / Wtd. Avg.	25	183,219	100.0%			$13.69	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(2)	Based on underwritten rent roll dated March 18, 2019 with rent steps taken through October 2019 totaling $9,544.

Redners (53,454 sq. ft.; 29.2% NRA; 21.3% U/W Base Rent). Redners has been a tenant at the Montgomery Commons Property since 2002 and has a lease expiration of June 2032. Redners reported sales of $308 per sq. ft. for 2018. Redners is an American, 100% employee owned retail food company with over 60 grocery market and convenience stores located across Pennsylvania, Delaware and Maryland. Redners’ lease was originally scheduled to expire in 2022, but it exercised its renewal option to extend its lease through June 2032.

2nd Avenue Value Stores (27,515 sq. ft.; 15.0% NRA; 8.3% U/W Base Rent). 2nd Avenue Value Stores has been a tenant at the Montgomery Commons Property since 2005 and has a lease expiration of November 2020. 2nd Avenue Value Stores is not required to report sales. 2nd Avenue Value Stores currently operates 10 stores throughout the Mid-Atlantic region.

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-12 1/31/2019	U/W	U/W PSF
Base Rent(1)	$2,243,722	$2,333,841	$2,431,914	$2,412,680	$2,508,370	$13.69
Value of Vacant Space	0	0	0	0	0	$0.00
Gross Potential Rent	$2,243,722	$2,333,841	$2,431,914	$2,412,680	$2,508,370	$13.69
Total Recoveries	677,917	573,352	622,235	598,426	601,935	$3.29
Other Income	337	2,559	14,012	14,012	0	$0.00
Less: Vacancy	0	0	0	0	(155,515)	($0.85)
Effective Gross Income	$2,921,976	$2,909,752	$3,068,161	$3,025,117	$2,954,791	$16.13
Total Operating Expenses	738,502	688,076	781,273	767,761	754,078	$4.12
Net Operating Income	$2,183,474	$2,221,676	$2,286,888	$2,257,356	$2,200,712	$12.01
TI/LC	0	0	0	0	137,414	$0.75
Capital Expenditures	0	0	0	0	36,644	$0.20
Net Cash Flow	$2,183,474	$2,221,676	$2,286,888	$2,257,356	$2,026,654	$11.06
(1)	U/W Base Rent is based on in-place rent as of March 18, 2019 with rent steps taken through October 2019 totaling $9,544.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

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43781 Central Station Drive Ashburn, VA 20190	Collateral Asset Summary – Loan No. 13 Loudoun Station – Building C	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 59.7% 1.69x 9.5%

Mortgage Loan Information
Loan Seller:	Starwood Mortgage Capital LLC
Loan Purpose:	Refinance
Borrower Sponsor:	Comstock Partners, LC
Borrower:	CLS BLDG C, LC
Original Balance:	$20,000,000
Cut-off Date Balance:	$20,000,000
% by Initial UPB:	3.0%
Interest Rate:	5.0700%
Payment Date:	6th of each month
First Payment Date:	May 6, 2019
Maturity Date:	April 6, 2029
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management:	Springing / Springing

Reserves
	Initial	Monthly
Taxes:	$147,568	$24,595
Insurance(1):	$0	Springing
Replacement:	$0	$1,385
TI/LC(2):	$0	$20,768
IT Cadre Free Rent Reserve:	$236,986	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$181
Balloon Balance / Sq. Ft.:	$181
Cut-off Date LTV:	59.7%
Balloon LTV:	59.7%
Underwritten NOI DSCR:	1.85x
Underwritten NCF DSCR:	1.69x
Underwritten NOI Debt Yield:	9.5%
Underwritten NCF Debt Yield:	8.7%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Retail/Office Mixed Use
Collateral:	Fee Simple
Location:	Ashburn, VA
Year Built / Renovated:	2015 / NAP
Total Sq. Ft.:	110,761
Property Management:	Comstock Commercial Management, LC
Underwritten NOI:	$1,905,075
Underwritten NCF:	$1,737,896
Appraised Value:	$33,500,000
Appraisal Date:	February 5, 2019

Historical NOI(3)
Most Recent NOI:	$2,028,249 (T-12 February 28, 2019)
2018 NOI:	$1,886,218 (December 31, 2018)
2017 NOI:	$1,370,424 (December 31, 2017)
2016 NOI:	$1,052,557 (December 31, 2016)

Historical Occupancy(3)
Most Recent Occupancy:	98.5% (March 26, 2019)
2018 Occupancy:	98.5% (January 24, 2019)
2017 Occupancy:	76.6% (December 31, 2017)
2016 Occupancy:	72.8% (December 31, 2016)

(1)	Springing monthly deposit of 1/12th of estimated annual insurance premium payments upon (i) Trigger Period (as defined in the loan documents), (ii) an acceptable blanket insurance policy is no longer in place or (iii) borrower fails to provide lender with evidence of renewal and payment 30 days prior to policy expiration.

(2)	The TI/LC reserve is capped at $1,500,000.

(3)	The increase in Historical NOI and Historical Occupancy can be primarily attributed to the delivery and subsequent lease-up of the Loudoun – Building C Property following construction in 2015.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

43781 Central Station Drive Ashburn, VA 20190	Collateral Asset Summary – Loan No. 13 Loudoun Station – Building C	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 59.7% 1.69x 9.5%

The Loan. The Loudoun Station – Building C mortgage loan (the “Loudoun Station – Building C Loan”) is a fixed rate loan secured by a first mortgage encumbering the borrower’s fee simple interest in a 110,761 sq. ft., retail/office mixed use property located in Ashburn, Virginia (the “Loudoun Station – Building C Property”) with an original and cut-off date principal balance of $20.0 million. The Loudoun Station – Building C Loan accrues interest at an interest rate of 5.0700% per annum. The Loudoun Station – Building C Loan has a 10-year term and interest only for duration of the loan term.

The Loudoun Station – Building C Loan proceeds, along with approximately $3.0 million in borrower sponsor equity, were used to repay an existing loan of approximately $22.2 million, pay closing costs of $411,619 and fund $384,554 of upfront reserves. Based on the “As-Is” appraised value of $33.5 million as of February 5, 2019, the Cut-off Date LTV is 59.7%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount	$20,000,000	87.0%	Loan Payoff	$22,192,283	96.5%
Borrower Sponsor Equity	$2,988,455	13.0%	Closing Costs	$411,619	1.8%
			Reserves	$384,554	1.7%
Total Sources	$22,988,455	100.0%	Total Uses	$22,988,455	100.0%

The Borrower / Borrower Sponsor. The borrower, CLS BLDG C, LC, is a single purpose, Virginia limited liability company structured to be a bankruptcy remote entity with no independent director. The borrower sponsor and non-recourse carveout guarantor is Comstock Partners, LC.

Christopher Clemente is the Managing Director of Comstock Partners, LC, and, together with his wife Teresa Schar, is a 50% owner of the borrower. Comstock Partners, LC’s portfolio includes two transit-oriented, mixed-use developments in the Washington D.C. area: Reston Station in Reston, Virginia and Loudoun Station in Ashburn, Virginia. Both properties are located on the Metro’s Silver Line in the Dulles Corridor.

Comstock Partners LC owns 11 properties totaling approximately 166,000 sq. ft. of retail, 754,000 sq. ft. of office, 805 multi-family units and 3,173 structured parking spaces located in Reston and Ashburn, Virginia along Washington DC’s Metro Silver Line as of April 5, 2019. Three additional projects are under construction, which are expected to add another 35,000 sq. ft. of retail, 178,000 sq. ft. of office, 318 multifamily units and 1,722 structured parking spaces in the next 18 months.

The Property and Tenants. The Loudoun Station – Building C Property consists of an 110,761 sq. ft. retail/office mixed use property located in Ashburn, Virginia. Constructed in 2015, the Loudoun Station – Building C Property offers office, entertainment and restaurant/retail space. The Loudoun Station – Building C Property consists of 49,060 sq. ft. of Class A office space over three floors that is 100.0% leased to seven tenants, a 53,601 sq. ft. two-story retail space leased to AMC Theater and an additional 8,100 sq. ft. of ground floor retail primarily occupied by Black Finn. As of March 26, 2019, the Loudoun Station – Building C Property was 98.5% occupied by nine tenants.

Parking at the Loudoun Station – Building C Property is governed by multiple agreements that allow non-exclusive use of 1,433 parking spaces at the Metro Parking Garage (prior to the earlier of completion of the Phase II Parking Garage or opening of the Metro Silver Line) and non-exclusive use of 1,205 surface parking spaces throughout the common areas of the Loudoun Station development. A currently under construction Phase II Parking Garage, with an expected 2020 completion date, will allow tenants the exclusive right to use 1,174 parking spaces.

The borrower sponsor developed Loudoun Station, a mixed-use, transit-oriented development in Ashburn, Virginia. Phase I of Loudoun Station is already complete and includes 357 residential units and a variety of businesses, retailers, restaurants and entertainment venues totaling 173,052 sq. ft. Phase II of Loudoun Station is already underway, expected to be completed in 2020, and will continue to add a mix of residential (318 units anticipated), office and retail space (approximately 27,059 sq. ft.) to the development, along with over 2,600 parking spaces. Phase III is anticipated to deliver additional multifamily, retail, office, hospitality and parking space to the Loudoun Station master development. Phase III is subject to zoning approval and has not yet begun construction. Only Building C of Phase I is collateral for the Loudoun Station – Building C Loan. We cannot assure you these aforementioned development plans will be completed as expected or at all.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

43781 Central Station Drive Ashburn, VA 20190	Collateral Asset Summary – Loan No. 13 Loudoun Station – Building C	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 59.7% 1.69x 9.5%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Sales PSF/Screen	Occupancy Cost	Lease Expiration

AMC Theater(3)	NR/NR/B	53,601	48.4%	$24.50	44.0%	$366,190	43.5%	3/31/2025(4)
IT Cadre	NR/NR/NR	16,915	15.3	$30.57	17.3	NAV	NAV	11/30/2025(5)
Loudoun County EDA	AA+/Aa1/AA+	9,280	8.4	$17.92	5.6	NAV	NAV	6/30/2026(6)
Pearson Smith Realty	NR/NR/NR	7,516	6.8	$30.37	7.6	NAV	NAV	12/31/2026(7)
Black Finn	NR/NR/NR	6,470	5.8	$41.92	9.1	NAV	NAV	12/31/2025(8)
Total Major Tenant		93,782	84.7%	$26.62	83.6%
Other Tenants		15,349	13.9	$31.89	16.4
Total Occupied Collateral		109,131	98.5%	$27.36	100.0%
Vacant		1,630	1.5
Total		110,761	100.0%

(1)	Based on the underwritten rent roll dated March 26, 2019 with rent steps taken through 2020 totaling $124,981 and averaged rent for Loudoun County Dept of Economic Development (“Loudoun County EDA”) equal to $79,623.

(2)	Certain Ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Sales PSF/Screen are as of the trailing 12 months ending January 2019.

(4)	AMC Theater has three five-year lease renewal options remaining.

(5)	IT Cadre has one five-year lease renewal option remaining. IT Cadre has the one-time right to terminate its lease in November 2023 with 12 months prior notice and payment of a termination fee.

(6)	Loudoun County EDA has two five-year lease renewal options remaining.

(7)	Pearson Smith Realty has one five-year lease renewal option remaining.

(8)	Black Finn has two five-year lease renewal options remaining.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2021	1	2,555	2.3	2,555	2.3%	$31.25	2.7	2.7%
2022	1	3,721	3.4	6,276	5.7%	$31.69	3.9	6.6%
2023	1	4,212	3.8	10,488	9.5%	$32.70	4.6	11.2%
2024	0	0	0.0	10,488	9.5%	$0.00	0.0	11.2%
2025	4	81,847	73.9	92,335	83.4%	$27.56	75.5	86.8%
2026	2	16,796	15.2	109,131	98.5%	$23.49	13.2	100.0%
2027	0	0	0.0	109,131	98.5%	$0.00	0.0	100.0%
2028	0	0	0.0	109,131	98.5%	$0.00	0.0	100.0%
2029	0	0	0.0	109,131	98.5%	$0.00	0.0	100.0%
Thereafter	0	0	0.0	109,131	98.5%	$0.00	0.0	100.0%
Vacant	NAP	1,630	1.5	110,761	100.0%	NAP	NAP
Total / Wtd. Avg.	9	110,761	100.0%			$27.36	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(2)	Based on underwritten rent roll dated March 26, 2019 with rent steps taken through 2020 totaling $124,981 and averaged rent for Loudoun County EDA equal to $79,623.

AMC Theater (53,601 sq. ft.; 48.4% NRA; 44.0% U/W Base Rent). AMC Theater, which has been in occupancy at the Loudoun Station – Building C Property since 2015, has a lease expiration of March 2025 and has three five-year renewal options remaining. AMC Theater reported sales for the trailing 12 months ending January 2019 equal to $366,190 per screen. AMC Theater operates an 11-screen movie theater with amenities including signature recliners, RealD 3d, MacGuffins Bar and reserved seating. AMC Theater is an American movie theater chain headquartered in Leawood, Kansas and is the largest movie theater chain in the world by screen count.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

43781 Central Station Drive Ashburn, VA 20190	Collateral Asset Summary – Loan No. 13 Loudoun Station – Building C	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 59.7% 1.69x 9.5%

IT Cadre (16,915 sq. ft.; 15.3% NRA; 17.3% U/W Base Rent). IT Cadre has been a tenant at the Loudoun Station – Building C Property since 2018 and has a lease expiration of November 2025 with one five-year renewal option remaining. IT Cadre, founded in 2001 and headquartered at the Loudoun Station – Building C Property, is an enterprise systems engineering and software development firm that has been a partner to federal government agencies, major corporations and small commercial customers.

Loudoun County EDA (9,280 sq. ft.; 8.4% NRA; 5.6% U/W Base Rent). Loudoun County EDA has been a tenant at the Loudoun Station – Building C Property since 2016 and has a lease expiration of June 2026 with two five-year renewal options remaining. The Economic Development Authority coordinates with the Loudoun EDA to attract businesses. The Loudoun EDA has issued more than $1.0 billion in tax-exempt revenue bonds, which result in below-market financing of capital projects. The Loudoun EDA is also the conduit for any business incentives granted by the county to attract businesses to relocate to Loudoun County. The Loudoun Station – Building C Property serves as Loudoun EDA’s headquarters.

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	2018	T-12 2/28/2019	U/W	U/W PSF
Base Rent(1)	$1,494,839	$1,859,214	$2,406,883	$2,542,115	$2,985,584	$26.96
Value of Vacant Space	0	0	0	0	57,050	$0.52
Gross Potential Rent	$1,494,839	$1,859,214	$2,406,883	$2,542,115	$3,042,634	$27.47
Total Recoveries	390,819	440,187	520,408	533,141	504,308	$4.55
Less: Vacancy	0	0	0	0	(169,782)	($1.53)
Effective Gross Income	$1,885,658	$2,299,401	$2,927,291	$3,075,256	$3,377,160	$30.49
Total Operating Expenses	833,101	928,977	1,041,073	1,047,007	1,472,085	$13.29
Net Operating Income(2)	$1,052,557	$1,370,424	$1,886,218	$2,028,249	$1,905,075	$17.20
TI/LC	0	0	0	0	150,564	$1.36
Capital Expenditures	0	0	0	0	16,614	$0.15
Net Cash Flow	$1,052,557	$1,370,424	$1,886,218	$2,028,249	$1,737,896	$15.69

(1)	U/W Base Rent is based on in-place rent as of March 26, 2019 with rent steps taken through 2020 totaling $124,981 and averaged rent for Loudoun County EDA equal to $79,623.

(2)	The increase in historical Net Operating Income can be primarily attributed to the delivery and subsequent lease-up of the Loudoun – Building C Property following construction in 2015.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various	Collateral Asset Summary – Loan No. 14 Stern Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 67.1% 1.28x 9.3%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Borrower Sponsor:	Pinchos D. Shermano
Borrowers(1):	Various
Original Balance(2):	$20,000,000
Cut-off Date Balance(2):	$20,000,000
% by Initial UPB:	3.0%
Interest Rate:	5.3500%
Payment Date:	6th of each month
First Payment Date:	February 6, 2019
Maturity Date:	January 6, 2029
Amortization:	Interest Only for first 60 months, 360 months thereafter
Additional Debt(2):	$25,000,000 pari passu
Call Protection(3):	L(27), D(90), O(3)
Lockbox / Cash Management:	Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$134,691	$44,746
Insurance:	$227,798	$34,035
Replacement:	$358,000	$20,542
Immediate Repairs:	$567,000	NAP
Performance Holdback(4):	$1,000,000	$0
Flood Insurance(5):	$100,000	$0

Financial Information(2)
Cut-off Date Balance / Unit:	$45,639
Balloon Balance / Unit:	$42,314
Cut-off Date LTV(4):	67.1%
Balloon LTV:	63.6%
Underwritten NOI DSCR(6):	1.36x
Underwritten NCF DSCR(6):	1.28x
Underwritten NOI Debt Yield(4):	9.3%
Underwritten NCF Debt Yield(4):	8.8%
Property Information
Single Asset / Portfolio:	Portfolio of 3 Properties
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various / 2017 – 2018
Total Units:	986
Property Management:	Multi-South Management Services, LLC; Multi-South Management Services of Missouri, LLC
Underwritten NOI:	$4,111,166
Underwritten NCF:	$3,859,022
Appraised Value:	$65,600,000
Appraisal Date:	October 2018

Historical NOI
Most Recent NOI:	$4,129,109 (T-12 November 30, 2018)
2017 NOI(7):	NAP
2016 NOI(7):	NAP
2015 NOI(7):	NAP

Historical Occupancy
Most Recent Occupancy:	93.2% (November 30, 2018)
2017 Occupancy(7):	NAP
2016 Occupancy(7):	NAP
2015 Occupancy(7):	NAP
(1)	The borrowers are Parkview 2016 LLC, PS MCII Cypress LLC, PS MCII Winding Creek LLC, Winding Creek 2017 LLC, Cypress 2017 LLC, HB Winding Creek LLC, HB Cypress LLC, CS Cypress LLC, Ridge Point LLC and CS Winding Creek LLC.

(2)	The Stern Multifamily Portfolio Loan (as defined below) is part of the Stern Multifamily Portfolio Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate original principal balance of $45,000,000. The Cut-off Date Balance / Unit, Maturity Date Balance / Unit, Underwritten NOI Debt Yield, Underwritten NOI Debt Yield at Maturity, Underwritten NCF DSCR, Cut-off Date LTV ratio and Balloon LTV ratio numbers are based on the aggregate principal balance of the promissory notes comprising the Stern Multifamily Portfolio Whole Loan.

(3)	The borrowers may obtain the release of individual properties. See “Partial Release” below.

(4)	Amounts in the Performance Holdback reserve are required to be released to the borrowers between January 6, 2021 and January 6, 2022, if, among other things, (i) no event of default or cash trap period is then continuing and (ii) the debt service coverage ratio as calculated under the Stern Multifamily Portfolio Whole Loan documents is equal to or greater than 1.31x. The Cut-off Date LTV ratio, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated net of the $1.0 million Performance Holdback reserve. Including the Performance Holdback reserve amount, the Cut-off Date LTV, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are 68.6%, 9.1% and 8.6% respectively.

(5)	The insurance has been obtained and the reserve amount returned to the borrowers.

(6)	Underwritten NOI DSCR and Underwritten NCF DSCR during the interest only period of the Stern Multifamily Portfolio (as defined below) are 1.58x and 1.68x, respectively.

(7)	The Borrower Sponsor acquired the Stern Multifamily Portfolio Properties in 2017. As such, Historical Occupancy and Historical NOI are not available prior to 2018.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various	Collateral Asset Summary – Loan No. 14 Stern Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 67.1% 1.28x 9.3%

The Loan. The Stern Multifamily Portfolio loan (the “Stern Multifamily Portfolio Loan”) is part of a whole loan (the “Stern Multifamily Portfolio Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $45,000,000, which are secured by the first priority fee interests in a portfolio of three multifamily properties totaling 986 units located in Missouri and Tennessee (the “Stern Multifamily Portfolio Properties”). The non-controlling promissory Note A-3 in the original principal amount of $10,000,000 and the non-controlling promissory Note A-4 in the original principal amount of $10,000,000 represent the Stern Multifamily Portfolio Loan and will be included in the CF 2019-CF1 securitization trust. Note A-1 and Note A-2 with an aggregate original principal balance of $25,000,000 were contributed to the MSC 2019-L2 securitization trust. The Stern Multifamily Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2019-L2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans-The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Stern Multifamily Portfolio Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
Note A-3	$10,000,000	$10,000,000	CF 2019-CF1	No
Note A-4	$10,000,000	$10,000,000	CF 2019-CF1	No
Note A-1	$15,000,000	$15,000,000	MSC 2019-L2	Yes
Note A-2	$10,000,000	$10,000,000	MSC 2019-L2	No
Total	$45,000,000	$45,000,000

The proceeds of the Stern Multifamily Portfolio Whole Loan were used primarily to refinance previous debt of approximately $32.5 million, return approximately $8.4 million of equity to the borrower sponsor, fund reserves of approximately $2.4 million and pay closing costs of approximately $1.7 million.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$45,000,000	100.0%	Existing Debt Payoff:	$32,499,079	72.2%
			Return of Equity:	$8,415,820	18.7%
			Reserves:	$2,387,489	5.3%
			Closing Costs:	$1,697,613	3.8%
Total Sources:	$45,000,000	100.0%	Total Uses:	$45,000,000	100.0%

The Borrowers / Borrower Sponsor.  The borrowers are Cypress 2017 LLC, PS MCII Cypress LLC, CS Cypress LLC, HB Cypress LLC, Winding Creek 2017 LLC, PS MCII Winding Creek LLC, CS Winding Creek LLC, HB Winding Creek LLC, Parkview 2016 LLC, and Ridge Point LLC, each structured to be bankruptcy-remote with one independent director. The borrowers are structured as tenants in common.

The borrower sponsor and nonrecourse carve-out guarantor for the Stern Multifamily Portfolio Whole Loan is Pinchos D. Shemano. Pinchos D. Shemano is the principal of David Stern Management, a commercial real estate firm based in Brooklyn, New York. Mr. Shemano controls and manages 25 office, retail, and multifamily properties. The current portfolio consists of four million square feet of office and retail space and 1,500 multifamily units.

The Properties. The Stern Multifamily Portfolio Properties are comprised of three multifamily properties totaling 986 units located in Missouri (two properties totaling 602 units) and Tennessee (one property totaling 384 units). The Stern Multifamily Portfolio Properties were built between 1967 and 1974. Since acquiring the Stern Multifamily Portfolio Properties in 2017, the borrower sponsor has invested approximately $2.0 million in capital expenditures.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various	Collateral Asset Summary – Loan No. 14 Stern Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 67.1% 1.28x 9.3%

The following table presents detailed information with respect to each of the Stern Multifamily Portfolio Properties.

Stern Multifamily Portfolio Properties Summary
Property Name / Location	Property Type	Year Built/ Renovated	Units	Occupancy(1)	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	UW NOI	% of UW NOI

Cypress Village Apartments 11324 Hi Tower Drive Bridgeton, MO 63074	Multifamily	1967	330	95.5%	$18,000,000	40.0%	$27,600,000	$1,851,787	45.0%

Abington Apartments 4616 Scott Crossing Drive Memphis, TN 38128	Multifamily	1974	384	91.9%	$14,500,000	32.2%	$21,100,000	$1,340,192	32.6%

The Reserve at Winding Creek 7381 Normandie Court Hazelwood, MO 63042	Multifamily	1970	272	92.3%	$12,500,000	27.8%	$16,900,000	$919,187	22.4%

Total / Wtd. Avg.			986	93.2%	$45,000,000	100.0%	$65,600,000	$4,111,166	100.0%

(1)	As of November 30, 2018.

Cypress Village Apartments (330 Units, 33.5% of Units, 40.0% ALA). The Cypress Village Apartments property is a 330-unit multifamily property located in Bridgeton, Missouri. The Cypress Village Apartments property was built in 1967. The Cypress Village Apartments property is situated on a 23.04-acre parcel and contains 800 parking spaces, resulting in a parking ratio of approximately 2.4 spaces per unit. The amenities at the Cypress Village Apartments property include a common area laundry facility, a clubhouse, a swimming pool, and a fitness center. The Cypress Village Apartments property was 95.5% occupied as of November 30, 2018.

Abington Apartments (384 Units, 38.9% of Units, 32.2% ALA). The Abington Apartments property is a 384-unit multifamily property located in Memphis Tennessee. The Abington Apartments property was built in 1974. The Abington Apartments property is situated on a 22.92-acre parcel and contains 800 surface parking spaces, resulting in a parking ratio of approximately 2.1 spaces per unit. The amenities at the Abington Apartments property include a playground, a clubhouse, a swimming pool, and a fitness center. The Abington Apartments property was 91.9% occupied as of November 30, 2018. 20 of the units are occupied by tenants whose rent is subsidized, in whole or in part, by Section 8 vouchers.

The Reserve at Winding Creek (272 Units, 27.6% of Units, 27.8% ALA). The Reserve at Winding Creek property is a 272-unit multifamily property located in Hazelwood, Missouri. The Reserve at Winding Creek property was built in 1970. The Reserve at Winding Creek property is situated on a 18.86-acre parcel and contains 420 surface parking spaces, resulting in a parking ratio of approximately 1.5 spaces per unit. The amenities at The Reserve at Winding Creek property include a sports court, a clubhouse, a swimming pool, a common area kitchen, a common area laundry facility and a fitness center. The Reserve at Winding Creek property was 92.3% occupied as of November 30, 2018.

The following table presents detailed information with respect to the unit mix of each of the Stern Multifamily Portfolio Properties.

Unit Mix
Property Name	# of Units	1 BR/ 1 BA	2 BR/ 1 BA	2 BR/ 1.5 BA	2 BR / 2 BA	3 BR / 1.5BA
Cypress Village Apartments	330	85	77	146	0	22
Abington Apartments	384	0	0	0	384	0
The Reserve at Winding Creek	272	136	136	0	0	0
Total	986	221	213	146	384	22

Environmental Matters. The Phase I environmental reports for the Cypress Village Apartments, Abington Apartments and The Reserve at Winding Creek properties dated November 21, 2018, November 2, 2018 and November 21, 2018, respectively, recommended no further action at the Stern Multifamily Portfolio Properties.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

Various Various	Collateral Asset Summary – Loan No. 14 Stern Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 67.1% 1.28x 9.3%

Cash Flow Analysis.

Cash Flow Analysis(1)
	T-12 11/30/2018	U/W	U/W Per Unit
Gross Potential Rent	$8,194,426	$8,097,132	$8,212
Vacancy(2)	(703,375)	(494,072)	($501)
Collection Loss	(331,359)	(332,035)	($337)
Concessions	(151,126)	(80,887)	($82)
Net Rental Income(2)	$7,008,567	$7,190,138	$7,292
Other Income	771,860	739,584	$750
Effective Gross Income	$7,780,427	$7,929,722	$8,042
Total Operating Expenses(3)	3,651,318	3,818,555	$3,873
Net Operating Income	$4,129,109	$4,111,166	$4,170
Capital Expenditures	0	252,144	$256
Net Cash Flow	$4,129,109	$3,859,022	$3,914

(1)	The borrower sponsor acquired the Stern Multifamily Portfolio Properties in 2017. As such, historical cash flows are not available prior to 2018.

(2)	U/W Net Rental Income is based on the third quarter of 2018 collections, which results in an implied economic vacancy of 6.1%. The appraiser concluded vacancy rate is 5.9% and the in-place physical vacancy is 6.8%.

(3)	The Abington Apartments property benefits from a PILOT program with the Health, Educational, and Housing Facility Board of the City of Memphis. Current property taxes payable under the PILOT are $43,476 per year, and the appraisal estimates that taxes will increase to $240,000 per year after the PILOT expires in May 2022. With respect to this property, the lender underwrote taxes of $171,217 per year, which is equal to the average property tax for this property during the loan term.

Partial Release. The borrowers have the right at any time after the lockout period and prior to the open period to obtain the release of individual properties, if, among other things, (i) the borrowers partially defease the Stern Multifamily Portfolio Whole Loan in an amount equal to 120% of the allocated loan amount for the property to be released; (ii) the debt service coverage ratio as calculated under the Stern Multifamily Portfolio Whole Loan documents for the remaining properties is greater than 1.26x; (iii) the loan-to-value ratio immediately following such partial release for the remaining properties is less than 68.6%; (iv) no individual property is permitted to be released prior to the release of The Reserve at Winding Creek property (unless such other property is simultaneously being released); and (v) customary REMIC requirements are satisfied.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2547 Brindle Drive Harrisburg, PA 17110; 149 Emerald Street Keene, NH 03431	Collateral Asset Summary – Loan No. 15 Graham Fee Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,400,000 66.7% 1.36x 7.2%

Mortgage Loan Information
Loan Seller:	Starwood Mortgage Capital LLC
Loan Purpose:	Acquisition/Recapitalization
Borrower Sponsor:	Mark D. Graham
Borrowers:	149 Emerald Street Owner LLC;
2547 Brindle Drive Owner LLC
Original Balance:	$19,400,000
Cut-off Date Balance:	$19,400,000
% by Initial UPB:	2.9%
Interest Rate:	5.2150%
Payment Date:	6th of each month
First Payment Date:	May 6, 2019
Maturity Date:	April 6, 2029
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly
Taxes:	$0	$0
Insurance:	$3,623	$1,811
TI/LC:	$0	$0
Replacement:	$0	$0
Ground Lease - New Hampshire:	$175,000	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$91
Balloon Balance / Sq. Ft.:	$91
Cut-off Date LTV:	66.7%
Balloon LTV:	66.7%
Underwritten NOI DSCR:	1.36x
Underwritten NCF DSCR:	1.36x
Underwritten NOI Debt Yield:	7.2%
Underwritten NCF Debt Yield:	7.2%
Property Information
Single Asset / Portfolio:	Portfolio of Two Properties
Property Type:	Leased Fee Other
Collateral:	Fee Simple
Location:	Harrisburg, PA and Keene, NH
Year Built / Renovated:	Various / NAP
Total Sq. Ft.:	213,415
Property Management:	NAP
Underwritten NOI:	$1,400,000
Underwritten NCF:	$1,400,000
Appraised Value:	$29,100,000
Appraisal Date:	February 15, 2019

Historical NOI(1)
Most Recent NOI:	NAP
2017 NOI:	NAP
2016 NOI:	NAP
2015 NOI:	NAP

Historical Occupancy(1)
Most Recent Occupancy:	NAP
2018 Occupancy:	NAP
2017 Occupancy:	NAP
2016 Occupancy:	NAP

(1)	Historical NOI and Historical Occupancy for the non-collateral improvements are not presented as the Graham Fee Portfolio Properties (as defined below) are subject to absolute triple net ground leases.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2547 Brindle Drive Harrisburg, PA 17110; 149 Emerald Street Keene, NH 03431	Collateral Asset Summary – Loan No. 15 Graham Fee Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,400,000 66.7% 1.36x 7.2%

Portfolio Summary
Property	Location	Year Built	Sq. Ft.	Allocated Loan Amount ($)(1)	Allocated Loan Amount (%)(1)	Appraised Value	% of Appraised Value
The Shoppes at Susquehanna	Harrisburg, PA	2004	110,339	$14,666,667	75.6%	$22,000,000	75.6%
Center at Colony Mill	Keene, NH	1984	103,076	$4,733,333	24.4%	$7,100,000	25.4%
Total			213,415	$19,400,000	100.0%	$29,100,000	100.0%
(1)	There are no property releases permitted under the Graham Fee Portfolio Loan and allocated loan amounts are based upon Appraised Value.

The Loan. The Graham Fee Portfolio mortgage loan (the “Graham Fee Portfolio Loan”) is a fixed rate loan secured by a first mortgage encumbering the borrower’s fee simple interests in (i) a 110,339 sq. ft., unanchored retail property located in Harrisburg, Pennsylvania (the “The Shoppes at Susquehanna Property”) and (ii) a 103,076 sq. ft. office and retail mixed-use property located in Keene, New Hampshire (the “Center at Colony Mill Property”, and together with The Shoppes at Susquehanna Property, the “Graham Fee Portfolio Properties”) with an original and cut-off date principal balance of $19.4 million. The Graham Fee Portfolio Loan accrues interest at an interest rate of 5.2150% per annum. The Graham Fee Portfolio Loan has a 10-year term and is interest only for the duration of the loan term.

The Graham Fee Portfolio Loan proceeds were used to acquire the fee simple interest in a ground lease collateralized by The Shoppes at Susquehanna Property of $33.5 million, repay an existing loan on the Center at Colony Mill Property of approximately $3.1 million, pay closing costs of $1.1 million, fund $178,623 of upfront reserves and return $6.4 million of equity to the borrower sponsor. Based on the “as-is” appraised value of $29.1 million as of February 15, 2019, the Cut-off Date LTV is 66.7%.

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount	$19,400,000	43.9%	Purchase Price – The Shoppes at Susquehanna(2)	$33,500,000	75.9%
Leasehold Sale – The Shoppes(2)	$24,750,000	56.1%	Return of Equity	$6,351,073	14.4%
at Susquehanna			Loan Payoff – Center at Colony Mill(3)	$3,054,000	6.9%
			Closing Costs	$1,066,305	2.4%
			Reserves	$178,623	0.4%
Total Sources	$44,150,000	100.0%	Total Uses	$44,150,000	100.0%
(1)	The funding of the Graham Fee Portfolio Loan facilitated (a) the acquisition of the fee interest in The Shoppes at Susquehanna Property and (b) the recapitalization of the Center at Colony Mill Property.

(2)	The fee simple interest in The Shoppes at Susquehanna Property was acquired at closing of the Graham Fee Portfolio Loan for $33.5 million and the borrower sponsor simultaneously sold the leasehold interest to Michael Shabsels and David Shabsels (individually or collectively, the “The Shoppes at Susquehanna Ground Lessee”) for $24.75 million. The ground lease (the “Susquehanna Ground Lease”) has a term of 99 years. The borrower sponsor will receive annual ground rent payments in the amount of $1.05 million for the first ten years of the Susquehanna Ground Lease with rent bumps every five years thereafter (as described herein) (the “Susquehanna Ground Rent”).

(3)	One of the members of the borrowers acquired the fee simple interest in Center at Colony Mill Property in June 2018 for $11.87 million and subsequently executed a 99-year ground lease (the “Colony Ground Lease”; together with the Susquehanna Ground Lease, the “Ground Lease”) with Michael Shabsels and David Shabsels (individually or collectively, the “Colony Ground Lessee”; together with The Shoppes at Susquehanna Ground Lessee, the “Ground Lessee”), in July 2018. In connection with aforementioned transaction, the Ground Lessee acquired the leasehold interest for $6.0 million. The borrower sponsor will receive annual ground rent payments in the amount of $350,000 for the first ten years of the Colony Ground Lease with rent bumps every five years thereafter (as described herein) (the “Colony Ground Rent”; together with the Susquehanna Ground Rent, the “Ground Rent”).

The Borrowers / Borrower Sponsor. The borrowers, 149 Emerald Street Owner LLC and 2547 Brindle Drive Owner LLC, are each a single purpose, Delaware limited liability company structured to be a bankruptcy remote entity. The borrower sponsor and non-recourse carveout guarantor is Mark D. Graham.

Mark D. Graham is an attorney whose practice focuses on real estate finance for lenders and borrowers for commercial real estate properties including electrical and hydroelectric plants, gas stations, manufacturing facilities and general office space. Mark D. Graham is a graduate of Harvard Law School.

Michael and David Shabsels, the Ground Lessee, are the nation’s largest owner of for-profit summer camps. They currently own 26 summer camps in the northeast.

The Properties and Tenants. The non-collateral improvements at The Shoppes at Susquehanna Property consist of an 110,339 sq. ft. open-air shopping and dining destination, located at the intersection of Interstates 81 and 83 in Pennsylvania’s capital city, Harrisburg. Both highways provide accessibility and connectivity to the shopping center. The Shoppes at Susquehanna Property was built in 2004 and was, as of December 31, 2018, 97.7% occupied by 25 tenants, most of which have a national or regional footprint and consist of 9.0% or less of the NRA. The three largest tenants at The Shoppes at Susquehanna Property are Talbots (9,603 sq. ft.), Banana Republic (8,643 sq. ft.) and Harvest Seasonal Grill (7,175 sq. ft.). Both Talbots and Banana Republic have been at The Shoppes at Susquehanna Property in excess of 13 years, and have each extended their leases. Surface parking is available for 576 spaces or (approximately 5.2 spaces per 1,000 sq. ft.). According to the appraisal, the estimated 2018 population within a one, three, and five-mile

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.

2547 Brindle Drive Harrisburg, PA 17110; 149 Emerald Street Keene, NH 03431	Collateral Asset Summary – Loan No. 15 Graham Fee Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,400,000 66.7% 1.36x 7.2%

radius of The Shoppes at Susquehanna Property is 6,971, 75,278 and 169,170, respectively, and the median household income within the same radii are $57,708, $56,958 and $56,084, respectively.

The land is subject to an absolute net ground lease which was executed in connection with the origination of the Graham Fee Portfolio Loan, with an initial term of 99 years, expiring in March 2118. The Susquehanna Ground Rent will be flat for the first 10 years of the lease term with rent increases every five year thereafter.

The non-collateral improvements at the Center at Colony Mill Property consist of a 103,076 sq. ft. mixed-use center which includes a mix of office, medical and service-oriented retail tenants. The Center at Colony Mill Property is located in a commercial corridor in Keene, New Hampshire and is less than 0.25 miles west of Main Street. There is 16,869 sq. ft. (16.4% NRA) of second-floor office space and approximately 67.0% of the net rentable area is occupied by office or medical-oriented tenants. The three largest tenants at the Center at Colony Mill Property are Cheshire Medical Center (20,576 sq. ft.), Barton Associates, Inc. (13,034 sq. ft.) and Making Community Connections (8,081 sq. ft.). The Center at Colony Mill Property, which was built in 1984, was 93.7% occupied by 34 tenants as of February 20, 2019. Surface parking is available for 469 spaces (approximately 4.6 spaces per 1,000 sq. ft.). According to the appraisal, the estimated 2018 population within a one, three, and five-mile radius of the Center at Colony Mill Property is 11,278, 22,785 and 29,219, respectively, and the median household income within the same radii are $46,259, $55,818 and $56,805, respectively.

The land is subject to an absolute net ground lease dated July 20, 2018, with an initial term of 99 years and an expiration date in July 2117. The Colony Ground Rent is flat for the first 10 years of the lease with rent increases every five year thereafter.

Ground Lease Summary. The Ground Leases have the same Ground Lessee, Michael Shabsels and David Shabsels. The initial Ground Rent is different for each Ground Lease but the rent increases have the same structure: (i) rent is flat for the first 10 years (“Initial Ground Rent”), (ii) for each lease year after the first lease year, the ground lessor shall determine a “Target Ground Rent” for the purpose of determining future ground rent payments. The Target Ground Rent means an amount equal to the greater of (a) the prior year’s target ground rent increased by 1.95% or (b) the prior year’s target ground rent multiplied by a CPI adjustment factor, (iii) on the eleventh lease year, Ground Rent will be increased to the then applicable Target Ground Rent payment amount, (iv) commencing on the sixteenth lease year, and every ten lease years thereafter, Ground Rent will be increased by 10.14% and will remain the same for five consecutive lease years and (v) commencing with the twenty first lease year, and every ten lease years thereafter, the Ground Rent will be increased to the then applicable Target Ground Rent’s payment amount (i.e. the Target Ground Rent’s payment amount for the 21st lease year, 31st lease year, 41st lease year and so on), and will remain the same for five consecutive lease years until increased again pursuant to the percentage increase stated above. The Initial Ground Rent for The Shoppes at Susquehanna Property and the Center at Colony Mill Property are $1,050,000 and $350,000, respectively.

Cash Flow Analysis.

Cash Flow Analysis
	U/W	U/W PSF
Base Rent	$1,400,000	$6.56
Value of Vacant Space	0	$0.00
Gross Potential Rent	$1,400,000	$6.56
Total Recoveries	0	$0.00
Other Income	0	$0.00
Less: Vacancy	(0)	($0.00)
Effective Gross Income	$1,400,000	$6.56
Total Operating Expenses	0	$0.00
Net Operating Income	$1,400,000	$6.56
TI/LC	0	$0.00
Capital Expenditures	0	$0.00
Net Cash Flow	$1,400,000	$6.56

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-228697) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by email to the following address: legal@ccre.com. This free writing prospectus is preliminary, subject to completion, and may be amended or supplemented prior to the time of sale.